UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) January 9, 1998
                                                          ----------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






      Massachusetts               1-5075                 04-2052042
      -------------               ------                 ----------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)



    45 William Street, Wellesley, Massachusetts              02181
    -------------------------------------------              -----
    (Address of principal executive offices)               (Zip Code)





                              (781) 237-5100
                              --------------
           (Registrant's telephone number, including area code)



                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition and Disposition of Assets

Pursuant to a Master Purchase Agreement, dated February 6, 1998, the Company sold, on April 1, 1998, its Sealol Industrial Seals Division, which manufactures mechanical seals, to the TI Group plc. All of the outstanding shares of capital stock of EG&G Sealol Ltd.; EG&G E.C.; EG&G International, Ltd.; Sealol S.A.; and a societe anonyme wholly owned by Sealol France were sold to TI Group plc and TI S.A. The properties, assets and rights of EG&G Sealol, Inc.; EG&G Canada Limited; EG&G S.A.; EG&G GmbH; EG&G SpA; EG&G Benelux B.V.; EG&G Ltd.; and EG&G do Brasil Ltda., primarily related to, primarily used in, dedicated to, or otherwise necessary to the conduct of the business of the Sealol Industrial Seals Division, were sold to TI Group plc. The purchase price consisted of $100 million paid in cash. The purchase price and all negotiations relating to the transaction were on an arm's length basis. The foregoing description of the disposition is qualified in its entirety by reference to the complete text of the Master Purchase Agreement which is filed as an exhibit to this Report.

On April 1, 1998 the Company also completed its purchase of the Belfab Division of John Crane, Inc., the Daytona Beach unit of the TI Group. Belfab, which had sales of $30 million in 1997, manufactures metal bellows used by the semiconductor, aerospace and biomedical industries. The Company intends to continue the same use of the acquired Belfab assets, which were purchased for $45 million in cash. A portion of the proceeds from the sale of the Sealol Industrial Seals Division was the source of funds for the purchase price. The purchase price and all negotiations relating to the transaction were on an arm's length basis.

Pursuant to a Stock Purchase Agreement, dated December 26, 1997, by and between EG&G Holdings, Inc. and Ametek, Inc. ("Ametek"), the Company also sold, on January 9, 1998, all of the outstanding shares of capital stock of Rotron Incorporated ("Rotron") to Ametek. This disposition was previously discussed in Current Reports on Form 8-K, filed January 5, 1998 and February 3, 1998, and in the 1997 Annual Report on Form 10-K, filed March 24, 1998. Rotron manufactures fans, blowers and motors. The purchase price paid by Ametek consisted of $103 million in cash. The purchase price and all negotiations relating to the transaction were on an arm's length basis. The foregoing description of the disposition is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement which is filed as an exhibit to this report.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

         Not Applicable

(b)      Pro Forma Financial Information

         The following unaudited pro forma condensed financial statements are filed with this report:

         Pro Forma Condensed Consolidated Balance Sheet as of December 28, 1997 Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 28, 1997

         The Pro Forma Condensed Consolidated Balance Sheet as of December 28, 1997 reflects the financial position of the Company after giving effect to the Sealol Industrial Seals and Rotron dispositions discussed in
         Item 2 and assumes the dispositions took place on December 28, 1997. The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 28, 1997 assumes that the dispositions occurred on December 30, 1996 and is based on the operations of the Company for the year ended December 28, 1997. The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 28, 1997 does not include the gains on the divestitures. The Company has realized a gain of $44 million after tax on the divestiture of the Rotron division during the first quarter of 1998 and expects to report a gain of $30-35 million on the divestiture of the Sealol Industrial Seals division during the second quarter of 1998.

         The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's financial statements will reflect the dispositions only from January 9, 1998 and April 1, 1998, the closing dates for Rotron and Sealol Industrial Seals, respectively.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

(c)   Exhibits

         No.      Description
         ---      -----------
         2.1      Master Purchase Agreement, dated February 6, 1998, among EG&G,
                  Inc.; EG&G Benelux B.V.;  EG&G Canada Limited;  EG&G do Brasil
                  Ltda.; EG&G GmbH; EG&G Holdings, Inc.; EG&G Ltd.; EG&G Sealol,
                  Inc.; EG&G S.A.; EG&G SpA; Wellesley International C.V. and TI
                  Group plc; TI S.A.

         2.2 Stock Purchase Agreement, dated December 26, 1997, by and between EG&G Holdings, Inc. and Ametek, Inc.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


Date: April 16, 1998
      ----------------

                         Pro Forma Financial Information
                           EG&G, Inc. and Subsidiaries
     Pro Forma Condensed Consolidated Balance Sheet as of December 28, 1997
                                   (Unaudited)
                                                                                         Sealol
                                                                                       Industrial
                                                            Rotron                       Seals
                                                           Pro Forma                   Pro Forma
(In thousands)                               Historical   Adjustments     Pro Forma(f) Adjustments    Pro Forma(k)
                                             ----------   -----------     ---------    -----------    ---------
Current Assets:
Cash and cash equivalents .................    $ 57,934    $101,830(a)     $159,764    $ 99,318(g)     $259,082
Accounts receivable .......................     243,963     (11,412)(b)     232,551     (13,622)(h)     218,929
Inventories ...............................     112,875      (6,131)(b)     106,744     (10,583)(h)      96,161
Other current assets ......................      73,414        (171)(b)      73,243      (2,028)(h)      71,215
                                               --------    --------        --------    --------        --------
Total Current Assets ......................     488,186      84,116         572,302      73,085         645,387

Net Property, Plant and Equipment .........     181,143      (5,357)(b)     175,786      (7,784)(h)     168,002
Investments ...............................      16,730        --            16,730        --            16,730
Intangible Assets .........................      79,257        --            79,257        --            79,257
Other Assets ..............................      66,787      (1,602)(b)      65,185         (65)(h)      65,120
                                               --------    --------        --------    --------        --------

Total Assets ..............................    $832,103    $ 77,157        $909,260    $ 65,236        $974,496
                                               ========    ========        ========    ========        ========


Current Liabilities:
Short-term debt ...........................    $ 46,167    $     --        $ 46,167    $     --        $ 46,167
Accounts payable ..........................      73,360      (3,100)(b)      70,260      (4,708)(h)      65,552
Accrued expenses ..........................     166,088      32,557(c)      199,028      30,546(i)      229,574
                                               --------    --------        --------    --------        --------
Total Current Liabilities .................     285,615      29,457         315,455      25,838         341,293

Long-Term Debt ............................     114,863          --         114,863          --         114,863
Long-Term Liabilities .....................     103,237       3,391(d)      106,628        (281)(h)     106,347
Total Stockholders' Equity ................     328,388      44,309(e)      372,314      39,679(j)      411,993
                                               --------    --------        --------    --------        --------

Total Liabilities and Equity ..............    $832,103    $ 77,157        $909,260    $ 65,236        $974,496
                                               ========    ========        ========    ========        ========

(a) To  record  the net  cash  proceeds  from  the  Rotron  transaction.
(b) To eliminate the assets and liabilities of the Rotron division.
(c) To record the accrued income taxes due to the Rotron transaction and liabilities assumed as part of this transaction, net of liabilities transferred to buyer.
(d) To record deferred income resulting from the Rotron transaction, net of liabilities transferred to buyer.
(e) Represents after tax gain realized on the Rotron transaction.
(f) Pro Forma balance sheet excluding the Rotron division.
(g) To   record  the  net  cash  proceeds  from  the  Sealol   Industrial  Seals
    transaction.
(h) To eliminate the assets and liabilities of the Sealol Industrial Seals division.
(i) To record the accrued income taxes due to the Sealol Industrial Seals transaction and liabilities assumed as part of this transaction, net of liabilities transferred to buyer.
(j) Represents estimated after tax gain of $33 million and effects of translation on the Sealol Industrial Seals transaction.
(k) Pro Forma balance sheet excluding the Rotron and Sealol Industrial Seals divisions.

                        Pro Forma Financial Information
                          EG&G, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 28, 1997
                                  (Unaudited)

                                                                                             Sealol
                                                                                           Industrial
                                                              Rotron                         Seals
                                                             Pro Forma                     Pro Forma
(In thousands except per share data)         Historical     Adjustments(a)  Pro Forma(b)   Adjustments(c) Pro Forma(d)
                                             ----------     -----------     ---------      -----------    ---------
Sales ...................................... $1,460,805     $(70,208)       $1,390,597     $(88,029)      $1,302,568
                                             ----------     --------        ----------     --------       ----------

Costs and Expenses:
Cost of sales ..............................  1,084,691      (44,669)        1,040,022      (51,086)         988,936
Research and development
    expenses ...............................     44,907       (1,330)           43,577       (1,329)          42,248
Selling, general and administrative
    expenses ...............................    243,409      (12,284)          231,125      (24,255)         206,870
Asset impairment charge ....................     28,200           --            28,200           --           28,200
                                             ----------     --------        ----------     --------       ----------
Total Costs and Expenses ...................  1,401,207      (58,283)        1,342,924      (76,670)       1,266,254
                                             ----------     --------        ----------     --------       ----------

Operating Income From Continuing
    Operations ..............................    59,598      (11,925)           47,673      (11,359)          36,314

Other Income (Expense), Net .................    (5,572)          --            (5,572)          85           (5,487)
                                             ----------     --------        ----------     --------       ----------
Income From Continuing Operations
    Before Income Taxes .....................    54,026      (11,925)           42,101      (11,274)          30,827

Provision for Income Taxes ..................    23,381       (4,770)           18,611       (1,721)          16,890
                                             ----------     --------        ----------     --------       ----------

Income From Continuing Operations ........... $  30,645     $ (7,155)       $   23,490     $  9,553        $  13,937
                                              =========     ========        ==========     ========        =========


Basic and Diluted Earnings
    Per Share - Continuing Operations .......  $    .67(e)  $   (.16)        $     .51     $   (.21)       $     .30(e)
                                              =========     ========        ==========     ========        =========

Weighted Average Shares of
    Common Stock Outstanding:
         Basic ..............................    45,757       45,757            45,757       45,757           45,757
         Diluted ............................    45,898       45,898            45,898       45,898           45,898

(a) To eliminate the results of operations of the Rotron division.
(b) Pro Forma results of  operations  excluding  the Rotron  division.
(c) To eliminate the results of operations of the Sealol Industrial Seals division.
(d) Pro Forma results of operations excluding the Rotron and Sealol Industrial Seals divisions.
(e) Before the $28.2 million asset impairment charge, historical basic and diluted earnings from continuing operations were $1.18 per share. On a pro forma basis, the comparable earnings would be $.81 per share.

                                                                     Exhibit 2.1

                                    MASTER PURCHASE AGREEMENT

                                              among

                                           EG&G, INC.
                                        EG&G BENELUX B.V.
                                       EG&G CANADA LIMITED
                                      EG&G DO BRASIL LTDA.
                                            EG&G GMBH
                                       EG&G HOLDINGS, INC.
                                            EG&G LTD.
                                        EG&G SEALOL, INC.
                                            EG&G S.A.
                                            EG&G SPA
                                  WELLESLEY INTERNATIONAL C.V.

                                               and

                                          TI GROUP PLC
                                             TI S.A.


                                  Dated as of February 6, 1998

                                        TABLE OF CONTENTS

ARTICLE I     Purchase, Sale and Lease of Assets                            Page


Section 1.1   Pre-Closing Restructuring........................................3
              -------------------------
Section 1.2   Share Transactions...............................................3
              ------------------
Section 1.3   Asset Transaction................................................4
              -----------------
Section 1.4   Excluded Assets..................................................4
              ---------------
Section 1.5   Assumed Liabilities..............................................5
              -------------------
Section 1.6   Alternative Arrangements.........................................7
              ------------------------
Section 1.7   Purchaser's Designees............................................9
              ---------------------
Section 1.8   Purchase Price...................................................9
              --------------
Section 1.9   Closing..........................................................9
              -------
Section 1.10  Purchase Price Allocation.......................................11
              -------------------------
Section 1.11  Post-Closing Adjustment.........................................11
              -----------------------
Section 1.12  Audit and Other Expenses........................................13
              ------------------------

ARTICLE II    Representations and Warranties                                Page

Section 2.1   Certain Representations and Warranties of EG&G Relating to the
              --------------------------------------------------------------
              Business........................................................13
              --------
              (a)      Organization and Qualification of EG&G,
                       ---------------------------------------
                       Affiliates and Acquired Companies......................13
                       ---------------------------------
              (b)      Authorization of Agreement.............................14
                       --------------------------
              (c)      Non-Contravention......................................14
                       -----------------
              (d)      Title to and Condition of Assets.......................14
                       --------------------------------
              (e)      Title to Shares........................................15
                       ---------------
              (f)      Authorized Capital.....................................15
                       ------------------
              (g)      Certain Financial Information..........................16
                       -----------------------------
              (h)      Absence of Certain Changes in Business.................16
                       --------------------------------------
              (i)      Committed Capital Expenditures.........................19
                       ------------------------------
              (j)      Certain Tax Matters....................................19
                       -------------------
              (k)      Contracts..............................................20
                       ---------
              (l)      Compliance with Laws; Permits..........................21
                       -----------------------------
              (m)      Regulatory Approvals...................................21
                       --------------------
              (n)      Litigation.............................................22
                       ----------
              (o)      Environmental Matters..................................22
                       ---------------------
              (p)      Product Liability......................................23
                       -----------------
              (q)      Insurance..............................................23
                       ---------
              (r)      Absence of Undisclosed Liabilities and Agreements......24
                       -------------------------------------------------
              (s)      Prepayments............................................24
                       -----------
              (t)      Suppliers..............................................24
                       ---------
              (u)      Employee Matters.......................................25
                       ----------------
              (v)      OSHA and Similar Matters...............................29
                       ------------------------
              (w)      Intellectual Property..................................29
                       ---------------------
              (x)      Entire Interest; All Assets............................32
                       ---------------------------
              (y)      Insider Interests......................................33
                       -----------------
              (z)      Administration.........................................33
                       --------------
              (aa)     Brokers, Finders, Etc..................................33
                       ----------------------
              (bb)     Inventory..............................................33
                       ---------
              (cc)     Accounts Receivable....................................33
                       -------------------
              (dd)     Disclaimer of Other Representations and
                       ---------------------------------------
                       Warranties; Knowledge; Disclosure......................34
                       ---------------------------------

Section 2.2   Representations and Warranties of Purchaser.....................35
              -------------------------------------------
              (a)      Organization and Qualification of Purchaser............35
                       -------------------------------------------
              (b)      Authorization of Agreement.............................35
                       --------------------------
              (c)      Non-Contravention......................................35
                       -----------------
              (d)      Litigation.............................................36
                       ----------
              (e)      Filings, Consents......................................36
                       -----------------
              (f)      Brokers, Finders, Etc..................................36
                       ----------------------
              (g)      Investment.............................................36
                       ----------
              (h)      Disclaimer of Other Representations and
                       ---------------------------------------
                       Warranties; Knowledge; Disclosure......................36
                       ---------------------------------

ARTICLE III   Additional Agreements

Section 3.1   Conduct of Business.............................................37
              -------------------
Section 3.2   Access and Information..........................................40
              ----------------------
Section 3.3   No Solicitation.................................................41
              ---------------
Section 3.4   Cooperation, Further Actions....................................43
              ----------------------------
Section 3.5   Governmental Approvals..........................................43
              ----------------------
Section 3.6   Taxes...........................................................44
              -----
Section 3.7   Bulk Transfer Laws..............................................46
              ------------------
Section 3.8   Resale Certificates.............................................46
              -------------------
Section 3.9   Record Retention and Access.....................................47
              ---------------------------
Section 3.10  Public Disclosure...............................................47
              -----------------
Section 3.11  Other Offers....................................................47
              ------------
Section 3.12  Confidentiality.................................................48
              ---------------
Section 3.13  Cooperation in Litigation.......................................49
              -------------------------
Section 3.14  Insurance Matters...............................................49
              -----------------
Section 3.15  Licensing of Certain Intellectual Property......................49
              ------------------------------------------
Section 3.16  Noncompete......................................................50
              ----------

ARTICLE IV    Conditions                                                    Page

Section 4.1   Conditions to the Obligations of Purchaser and Sellers.,,.......51
              ------------------------------------------------------
Section 4.2   Conditions to Obligations of Purchaser..........................53
              --------------------------------------
Section 4.3   Conditions to Obligations of Sellers............................54
              ------------------------------------
Section 4.4   Receipt of Consents.............................................55
              -------------------


ARTICLE V     Employee Benefits and Personnel Matters                       Page

Section 5.1   United States...................................................55
              -------------
Section 5.2   England.........................................................57
              -------
Section 5.3   Canada..........................................................59
              ------
Section 5.4   Ireland.........................................................60
              -------
Section 5.5   Other Countries and Jurisdictions...............................64
              ---------------------------------

ARTICLE VI    Survival; Indemnification

Section 6.1   Survival; Certain Definitions...................................66
              -----------------------------
Section 6.2   Indemnification Obligations of Sellers..........................66
              --------------------------------------
Section 6.3   Indemnification Obligations of Purchaser........................68
              ----------------------------------------
Section 6.4   Matters Involving Third Parties.................................68
              -------------------------------
Section 6.5   Certain Limitations on Losses...................................71
              -----------------------------
Section 6.6   Enforcement of Insurance Claims.................................72
              -------------------------------
Section 6.7   Indemnity Payments..............................................72
              ------------------
Section 6.8   Indemnification Exclusive Remedy................................73
              --------------------------------

ARTICLE VII   Termination                                                   Page

Section 7.1   Termination Rights..............................................74
              ------------------
Section 7.2   Exercise of Termination Rights..................................75
              ------------------------------
Section 7.3   Effect of Termination...........................................75
              ---------------------
Section 7.4   Notice of Developments..........................................75
              ----------------------


ARTICLE VIII  General Provisions                                            Page

Section 8.1   Expenses........................................................75
              --------
Section 8.2   Modifications; Waiver...........................................76
              ---------------------
Section 8.3   Entire Agreement................................................76
              ----------------
Section 8.4   No Third Party Beneficiaries; Assignment........................76
              ----------------------------------------
Section 8.5   Governing Law...................................................77
              -------------
Section 8.6   Consent to Jurisdiction; Service of Process.....................77
              -------------------------------------------
Section 8.7   Certain Names...................................................79
              -------------
Section 8.8   Severability....................................................80
              ------------
Section 8.9   Notices.........................................................80
              -------
Section 8.10  Counterparts....................................................81
              ------------
Section 8.11  EG&G and Purchaser to Guarantee Performance.....................82
              -------------------------------------------
Section 8.12  Suspensory Clause...............................................82
              -----------------

ARTICLE IX    Definitions and Interpretation                                Page
              ------------------------------

Section 9.1   Certain Definitions.............................................82
              -------------------
Section 9.2   Interpretation..................................................88
              --------------

Annexes
-------

Annex A-1         Sale of Acquired Companies
Annex A-2         Sale of Sealol Assets
Annex B           Form of Assumption Agreement
Annex C           Purchase Price Allocation
Annex D           Terms of Facilities Sharing Agreements and Leases
Annex E           Form of Lease
Annex F           Terms of R&D Agreement
Annex G           Terms of MDC Bellows Supply Agreement

                  This MASTER PURCHASE AGREEMENT, dated as of February 6, 1998, is entered into among EG&G, Inc., a Massachusetts corporation ("EG&G"), EG&G Benelux B.V., a corporation organized under the laws of the Netherlands ("Sealol Netherlands"), EG&G Canada Limited, a corporation organized under the laws of Canada ("Sealol Canada"), EG&G do Brasil Ltda., a corporation organized under the laws of Brazil ("Sealol Brazil"), EG&G GmbH, a corporation organized under the laws of Germany ("Sealol Germany"), EG&G Holdings, Inc., a Massachusetts corporation ("EG&G Holdings"), EG&G Ltd., a corporation organized under the laws of England and Wales ("Sealol U.K."), EG&G Sealol, Inc., a Delaware corporation ("Sealol U.S."), EG&G S.A., a corporation organized under the laws of France ("Sealol France"), EG&G SpA, a corporation organized under the laws of Italy
("Sealol Italy"), Wellesley International C.V., a Netherlands limited partnership with EG&G as the managing partner ("Wellesley") (all of the foregoing being collectively the "Sellers", and each are individually, a "Seller"), on the one hand, and TI Group plc, a public limited company organized under the laws of England ("Purchaser"), and TI S.A., a societe anonyme organized under the laws of France ("TISA"), on the other hand. Certain capitalized terms used herein are defined in Section 9.1.

                  WHEREAS, EG&G's Sealol Industrial Seals Division, as its business is conducted currently through certain direct and indirect subsidiaries of EG&G, is engaged in the business of developing, manufacturing, purchasing for resale, marketing, selling, and servicing mechanical seals and a variety of mechanical components primarily for petrochemical, chemical refining, refrigeration compression, gas transmission, and oil and gas exploration applications, but not for applications primarily used in the aerospace or semiconductor fields (such business, as so conducted being referred to herein as the "Business");

                  WHEREAS,  EG&G  Holdings  and  EG&G  International,   Ltd.,  a
corporation organized under the laws of the Cayman Islands ("EG&G International"), together own all of the outstanding share capital of EG&G Sealol Ltd. ("Sealol Egypt"), EG&G Holdings owns all of the outstanding share capital of EG&G E.C. ("Sealol Bahrain"), Wellesley owns all of the outstanding share capital of EG&G International, Sealol U.S. owns all of the outstanding share capital of Sealol S.A. ("Sealol Venezuela"),(Sealol Egypt, Sealol Bahrain, EG&G International, Sealol Venezuela and French Newco (as defined below) being collectively referred to herein as the "Acquired Companies" and EG&G Holdings, Wellesley, EG&G International, Sealol U.S. and Sealol France, being collectively referred to herein as the "Sealol Stockholders");

                  WHEREAS, Sealol U.S., Sealol Canada, Sealol France, Salol Germany, Sealol Italy, Sealol Netherlands, Sealol U.K. and Sealol Brazil (collectively the "Sealol Asset Group") collectively own or lease all of the Purchased Assets;
                  WHEREAS, Sealol France shall form under the laws of France a societe anonyme or a societe a responsibilite limitee wholly owned by Sealol France ("French Newco") and shall, prior to the Closing Date, transfer all of Sealol France's assets which are Purchased Assets and all of Sealol France's liabilities which are Assumed Liabilities to French Newco;

                  WHEREAS, Purchaser and TISA desire to purchase and acquire from the Sealol Stockholders all of the outstanding shares of capital stock of the Acquired Companies (the "Shares"), and EG&G desires to sell to Purchaser and TISA all such Shares, on the terms and subject to the conditions set forth herein;

                  WHEREAS, Purchaser desires to purchase and acquire from the Sealol Asset Group all of their respective right, interest and title in and to all properties, assets and rights primarily related to, primarily used in, dedicated to, or otherwise necessary to the conduct of the Business as presently conducted by the Sealol Asset Group, and the Sealol Asset Group desires to sell and assign such properties, assets and rights to Purchaser;

                  WHEREAS, Purchaser desires to purchase any and all of the rights, interest and title in and to properties, assets and rights primarily related to, primarily used in, dedicated to, or otherwise necessary to the conduct of the Business by EG&G and its direct or indirect subsidiaries, whether or not owned or leased by any Acquired Company or any member of the Sealol Asset Group, and EG&G desires to sell and assign such properties, assets and rights to Purchaser; and

                  WHEREAS, EG&G and Purchaser desire to enter into certain ongoing service, supply, facilities sharing, license and other agreements that will continue after the consummation of the transactions described above.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

                                    ARTICLE I

                       Purchase, Sale and Lease of Assets
                       ----------------------------------

                  1.1  Pre-Closing Restructuring.
                  (a) Prior to Closing, Sealol France shall form French Newco under the laws of France. Sealol France shall thereafter (i) sell, transfer, convey and assign to French Newco all of the assets of Sealol France that are Purchased Assets and (ii) transfer, convey and assign to French Newco all liabilities of Sealol France that are Assumed Liabilities. French Newco shall assume, and indemnify and hold Sealol France harmless from, any Losses with respect to such Assumed Liabilities.

                  (b) Prior to Closing, EG&G shall cause one or more of its Affiliates to either transfer, convey or assign or distribute, to EG&G Holdings or to one or more Affiliates of EG&G, out of EG&G International all assets that are not primarily related to, primarily used in or dedicated to, or otherwise necessary to the conduct of, the Business and any liabilities that are not Assumed Liabilities. EG&G and its Affiliates shall assume, and indemnify and hold EG&G International and the Purchaser harmless, from any Losses with respect to such liabilities of EG&G International that are not Assumed Liabilities.

                  (c) Prior to Closing, Sellers shall take all actions required to ensure that at Closing none of the Acquired Companies will hold, or in any way be liable or responsible for (whether as obligor, guarantor, surety or otherwise), any Indebtedness.

                  All of the transactions contemplated by this Section 1.1 shall be in form and substance reasonably satisfactory to EG&G and Purchaser.

                  1.2  Share  Transactions.  On the  terms  and  subject  to the conditions set forth in this Agreement, at the Closing, the Sealol Stockholders shall sell, transfer, convey and assign to Purchaser and Purchaser's Affiliates (as designated pursuant to Section 1.7), and Purchaser and Purchaser's Affiliates shall purchase and accept from the Sealol Stockholders, all of the Sealol Stockholders' respective right, title and interest in and to the Shares (other than the Shares of French Newco) and TISA shall purchase and accept from Sealol France all of its right, title and interest in and to the Shares of French Newco, in each such case free and clear of any and all Encumbrances, except for Encumbrances that are disclosed in the Sellers' Disclosure Schedule, all as described more fully on Annex A-1 to this Agreement. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sealol Stockholders shall assign to Purchaser or to Purchaser's Affiliates, as the case may be, all Contracts relating to the ownership of the Shares, free and clear of any and all Encumbrances, except for Encumbrances that are disclosed in the Sellers' Disclosure Schedule.

                  1.3  Asset Transaction.
                  (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) the Sealol Asset Group (other than Sealol France) shall each sell, transfer, convey and assign to Purchaser and its Affiliates (as designated pursuant to Section 1.7) and (ii) Purchaser and Purchaser's Affiliates shall purchase and accept from the Sealol Asset Group (other than Sealol France), all as described more fully on Annex A-2 to this Agreement, all of the Sealol Asset Group's (other than Sealol France's) respective right, title and interest in and to the Purchased Assets, as the same shall exist on the Closing Date, free and clear of any and all Encumbrances, except for (x) Encumbrances that are disclosed in the Sellers' Disclosure Schedule and (y) mechanics', carriers', workers', repairers', suppliers' and other similar liens relating to the Business arising or incurred by the Sealol Asset Group (other than Sealol France) in the ordinary course of business consistent with past practice, and that are not and cannot reasonably be expected, individually and in the aggregate, to be material with respect to the Business.

                  (b) At the Closing, EG&G shall, and shall cause its Affiliates to, sell transfer, convey and assign to Purchaser and its Affiliates (as designated pursuant to Section 1.7) and Purchaser and Purchaser's Affiliates shall purchase and accept from EG&G and its Affiliates all right, title and interest of EG&G and its Affiliates in all Sealol Assets (if any) that are not owned, held, leased or licensed by the Sealol Asset Group.

                  1.4 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, Purchaser and Sellers agree that the following properties, assets and rights (the "Excluded Assets") are expressly excluded from the purchase and sale contemplated under this Agreement and, as such, are not included in the Purchased Assets:

                    (i) the rights of Sellers under this Agreement;

                   (ii) the Tax attributes of the Sealol Asset Group (including, but not limited to, any Tax refund, other than a Tax refund with respect to Operating Taxes that are reflected in the Final Balance Sheet);

                  (iii) except as disclosed in Schedule 1.4(iii) to this Agreement or as contemplated by the Transitional Leases (as defined in Section 4.1(e)) or Facilities Sharing Agreement (as defined in Section 4.1(c)), all agreements, arrangements and understandings relating to any central office or other administrative services provided to the Business by or on behalf of EG&G or any of its Affiliates that is not an Acquired Company, and all related office equipment and furniture used to provide such services;

                   (iv) all other properties, assets and rights owned on the Closing Date by EG&G or its Affiliates (other than the Acquired Companies) that are not Purchased Assets, including, without limitation, those patents listed in Schedule 1.4(iv) to this Agreement (the "Retained Patents");

                    (v) the real property owned or leased by the Sealol Asset Group that is not included within the Purchased Assets;

                   (vi) all cash, short-term investments, bank accounts and traded securities held by or for the Business;

                  (vii)  all  rights  under  the   contracts,   agreements   and
         instruments identified in Schedule 1.4(vii) to this Agreement; and

                 (viii) the equipment and personal property of the Sealol Asset Group identified in Schedule 1.4(viii) to this Agreement.

                  Section 1.5.
On the terms and subject to the conditions set forth in this Agreement and subject to the exclusions set forth below in this Section 1.5, at the Closing Purchaser shall assume and agree to pay, discharge and perform as and when due all Liabilities of EG&G and its Affiliates:

                    (i) arising under all executory Contracts that are included in the Purchased Assets (excluding (a) any liability or obligation in respect of any breach of any such executory Contract occurring or arising prior to the Closing and (b) any pension or benefit plan liability unless specifically assumed by Purchaser pursuant to Article
         V);

                   (ii) relating to the Business and reflected on the Balance Sheet (as defined in Section 2.1(g)), to the extent they have not been paid or discharged prior to the Closing;

                  (iii) incurred in connection with the conduct of the Business since September 28, 1997 in the ordinary course of business consistent with past practice, in accordance with the terms of this Agreement, and which are of the same type as those reflected on the Balance Sheet, to the extent such Liabilities have not been paid or discharged prior to Closing; provided that for the avoidance of doubt this clause (iii) shall not include any Liabilities which relate to any breach of contract, breach of warranty (except as provided in the immediately succeeding clause (iv)), tort, infringement or violation of law or regulation, or which arise out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand;

                   (iv) for product warranty claims for products manufactured or sold by the Business prior to the Closing, in each case, however, only to the extent such claims are not subject to indemnification of Purchaser pursuant to Section 6.2(a) hereof as a result of the inaccuracy, breach or violation of any of the representations or warranties made by Sellers pursuant to this Agreement;

                    (v) that are related to employee benefits and personnel matters and are specifically assumed by Purchaser pursuant to Article V of this Agreement; and

                   (vi) relating to the Business and incurred or arising from acts occurring on or after the Closing Date, except as otherwise provided in Section 3.6 relating to Taxes and related fees.

The foregoing, for purposes of this Agreement, are hereinafter collectively referred to as "Assumed Liabilities". Subject to the preceding sentences, Purchaser shall not assume any Liabilities (the "Excluded Liabilities") (a) related to the Purchased Assets existing at Closing, including, without limitation, those enumerated in Section 3.6 or those that relate to any of the Compensation and Benefit Plans or Employee Benefits of EG&G or its Affiliates (in the case of such Compensation and Benefit Plans or Employee Benefits whether arising from acts occurring prior to or after the Closing), other than in the case of any of the preceding, to the extent such liabilities and obligations are reflected on the Balance Sheet or are otherwise identified as Assumed Liabilities above, (b) that arise from or relate to any Excluded Asset, (c) relating to Indebtedness of the Sealol Asset Group, (d) for product liability claims arising from or relating to any product manufactured, sold, supplied or delivered by the Business that are outstanding or threatened prior to or at the time of the Closing, (e) for Taxes (other than Taxes reflected in the Final Balance Sheet) attributable to any period (or portion thereof) prior to Closing,
(f) except for those Liabilities that are expressly identified as Assumed Liabilities under clauses (i) through (vi) above, that otherwise arise from or relate to any circumstance, action, omission, event or condition existing prior to, or at the time of, the Closing or (g) related to the Termination Agreement (as defined below).

                  Section 1.6.    Alternative Arrangements
                  (a) Notwithstanding anything contained herein to the contrary, to the extent any executory Contract, including but not limited to any Contract with or from a Governmental Entity, included in the Business is not assignable to Purchaser without the consent of or a waiver by another party or a Governmental Entity, Sellers and Purchaser will use their reasonable best efforts to obtain such consent or waiver; but nothing in this Agreement shall constitute an assignment or attempted assignment of any such executory Contract if such assignment or attempted assignment would adversely affect the rights of Purchaser or any Seller thereunder or would constitute a breach or violation of such Contract. If any such consent or waiver is not obtained, Sellers shall cooperate with Purchaser in arrangements that provide for Purchaser all of the benefits of such Contract (subject to the liabilities and obligations associated therewith), including, where appropriate, enforcement for the benefit of Purchaser of rights of EG&G or its Affiliates against the other party thereto arising out of the cancellation by such other party or otherwise, or appointing Purchaser and its Affiliates as the true and lawful attorneys-in-fact of EG&G and its Affiliates for purposes of performing under or enforcing rights with respect to such Contracts. None of the Sellers or Purchaser shall have any obligation hereunder to pay any consent or waiver fee to any third party to obtain such third party's consent or waiver to effect the assignment of any such Contract.

                  (b) Purchaser and Sellers agree that transfer, sale and purchase of the Shares and Purchased Assets shall be made pursuant to this Agreement, provided that Sellers and Purchaser may agree prior to Closing that EG&G shall, or cause one or more of its Affiliates, to sell and transfer, to Purchaser, and Purchaser shall, or cause one of its Affiliates to, purchase from EG&G or one of its Affiliates, any of the Purchased Assets and/or Shares pursuant to the terms of a separate agreement or instrument, or separate agreements or instruments between the Purchaser and EG&G, or any of their respective Affiliates, relating only to such Purchased Assets and/or Shares.

                  (c) Sellers shall pay to Purchaser, by wire transfer of immediately available funds, the $900,000 to be received by Sealol U.S. for the sale of its interest in 20% of the outstanding share capital (the "SHL shares") of Sealol Hindustan Limited, a corporation organized under the laws of India ("Sealol India"), pursuant to the Termination Agreement, dated January 19, 1998 (the "Termination Agreement"), between Sealol U.S. and Sealol India. Such payment shall be made by Sellers within five (5) Business Days of its receipt by Sellers; provided, that if Sellers receive less than $900,000 in respect of Sealol India, Sellers shall pay all such lesser amounts to Purchaser within five
(5) Business Days of receipt and, provided further, that if within six (6) months of the Closing Date Sellers shall have not received the full $900,000 owing under the Termination Agreement, Sellers and Purchaser shall negotiate in good-faith to assign to Purchaser or one of its Affiliates the SHL Shares and to provide Purchaser the ability to recover any remaining unpaid portion of such $900,000. In the event that prior to Closing Purchaser shall enter into an agreement with the shareholders of Sealol India, other than the Sellers, permitting it to purchase the SHL Shares, Sellers shall agree to terminate the Termination Agreement and Sellers and Purchaser shall negotiate in good-faith to agree upon the purchase price of the SHL Shares, taking into account any other amounts required to be paid by Purchaser or its Affiliates to Sealol India or its shareholders (other than Sellers). Without the prior written consent of Purchaser, prior to the Closing none of the Sellers or any of their Affiliates shall (i) amend, modify or supplement, enter into any further settlement or grant any waiver, forgiveness or extension in respect of, the Termination Agreement or any other agreement, arrangement or understanding with Sealol India or any shareholder, other than Sealol U.S., of Sealol India (or any Affiliate of any such shareholder) in respect of Sealol India or the Business or (ii) enter into any new agreement, arrangement or understanding with Sealol India or any shareholder, other than Sealol U.S., of Sealol India (or any Affiliate of any such shareholder) in respect of Sealol India or the Business, other than in either case with respect to the supply arrangements contemplated under Section 4 of the Termination Agreement, which supply arrangements shall be subject to the terms and conditions of such Section 4 of the Termination Agreement and the other provisions of this Agreement. For the avoidance of doubt, it is hereby acknowledged and agreed that the Termination Agreement is included within the Purchased Assets and will be assigned by Sellers to Purchaser at Closing.

                  (d) If EG&G, directly or indirectly through one of its subsidiaries, sells all or any portion of its interest in EG&G Sealol Eagle, Inc. ("Sealol Eagle"), within six months of the Closing Date, EG&G shall transfer to Purchaser or one of its designees, within two Business Days of its receipt by EG&G or any of its Affiliates, by wire transfer of immediately available funds the greater of (x) all of the consideration received by EG&G or any of its Affiliates for such interest in Sealol Eagle and (y) $100,000. In the event that six months after the Closing Date EG&G or one of its Affiliates retain an interest in Sealol Eagle, EG&G shall within five (5) Business Days thereafter pay to Purchaser the amount of $100,000 by wire transfer of immediately available funds.

                  Section 1.7. Purchaser's Designees
                  Upon written notice to EG&G at any time prior to the Closing Date, Purchaser may designate one or more of its Affiliates to purchase from the Sellers or to assume liabilities, as provided by the terms and conditions of this Agreement, any of the Shares or any portion of the Purchased Assets. Purchaser agrees to cause such Affiliate or Affiliates to perform its obligations to purchase such Purchased Assets or Shares, and Purchaser agrees absolutely, unconditionally and irrevocably to guarantee the obligations of such Affiliate or Affiliates hereunder. Any such Affiliate designated by Purchaser pursuant to this Section will be duly incorporated and validly existing under its jurisdiction of incorporation and will have the requisite corporate power and authority necessary to enter into and consummate the transactions contemplated by this Agreement which Purchaser has designated such Affiliate to enter into and consummate.

                  Section 1.8  Purchase Price
                  The "Purchase Price" shall be one hundred million Dollars, ($100,000,000) subject to adjustment as provided herein.

                  Section 1.9  Closing.
                  (a) The Closing shall take place on the Closing Date at the offices of Sullivan & Cromwell, 125 Broad Street, New York, N.Y. 10004, at 10:00 a.m., local time, ten (10) Business Days after the first day on which all conditions set forth in Sections 4.1(a), 4.1(d), 4.2(c), 4.2(d), 4.2(e) and 4.3(c) have been satisfied or waived and/or at such other time(s) and place(s) as the parties may agree. The actual date on which the Closing shall occur is referred to herein as the Closing Date. In carrying out the terms of this Agreement, the parties will cooperate with each other in good faith to determine the proper disposition of assets and liabilities at Closing and will exchange appropriate information in this regard.

                  (b) At the Closing the following events shall occur, each event being deemed to have occurred simultaneously with the other events:

                    (i) Sellers  shall  deliver,  or cause to be  delivered,  to
         Purchaser such deeds, bills of sale, assignments, affidavits, instruments of conveyance, and other instruments and certificates, and all books and records, as are necessary and reasonably requested by Purchaser to consummate the transfer of all of the Purchased Assets to Purchaser as contemplated by this Agreement. All Purchased Assets shall be deemed delivered at the locations where they are used in the Business immediately prior to the Closing Date;

                   (ii) Sellers shall deliver, or cause to be delivered, to Purchaser or to its Affiliates (as designated pursuant to Section 1.7) and to TISA, in the case of French Newco, certificates, and/or other applicable instruments, representing all of the Shares, duly endorsed for transfer to Purchaser;

                  (iii) Purchaser shall deliver, or cause to be delivered, to EG&G, for the account of all of the Sellers, by one or more wire transfers made by Purchaser of immediately available funds in United States dollars to such account or accounts as shall have been specified by EG&G for such purpose not later than two (2) Business Days before the Closing Date, the Purchase Price (it being understood that the portion of the Purchase Price attributable to the Shares of French Newco shall be so delivered by TISA), reduced by the amount of any withholding tax required to be withheld by Purchaser and subject to any other adjustments that the parties agree to make taking into account the cash position, indebtedness or tax position of the Business at Closing;

                   (iv) Purchaser shall deliver to EG&G such instruments of assumption in the form attached hereto as Annex B (with appropriate changes thereto resulting from the nature of the liabilities to be assumed and the particular jurisdictions involved) as are necessary and reasonably requested by EG&G to effectuate the assumption by Purchaser of the Assumed Liabilities;

                  (v) the Sellers shall execute and deliver to Purchaser one or more assignments in a form or forms reasonably requested by Purchaser to effect the sale, transfer, conveyance and assignment of the patents and patent applications included within the Purchased Assets;

             (vi) the Sellers shall execute and deliver to Purchaser one or more assignments in a form or forms reasonably requested by Purchaser to effect the sale, transfer, conveyance and assignment of the trademarks, registrations and applications therefor included within the Purchased Assets; and

            (vii) the Sellers shall execute and deliver to Purchaser one or more assignments in a form or forms reasonably requested by Purchaser to effect the sale, transfer, conveyance and assignment of the registered copyrights included within the Purchased Assets.

                  Section 1.10. Purchase Price Allocation
                  It is agreed that for purposes of the Closing,and for purposes of the deliveries contemplated pursuant to this Agreement, the Purchase Price shall be allocated among, and paid in respect of, the parts of the Business including among Shares and Purchased Assets to be sold, assigned, transferred and conveyed pursuant to this Agreement and to any agreement or agreements between Purchaser and EG&G pursuant to Sections 1.6(b), 1.6(c) and 1.6(d), in each case as provided in Annex C to this Agreement, subject to any adjustments pursuant to the terms of this Agreement or the mutual consent of EG&G and Purchaser. Any adjustment pursuant to the terms of this Agreement shall be allocated on a pro rata basis among the Purchased Assets and the assets of the Acquired Companies relating to the Business, unless the parties agree otherwise. Purchaser, TISA and Sellers shall utilize the allocation provided in Annex C in the preparation of IRS Form 8594 and any equivalent foreign tax forms, and shall timely file with the appropriate Taxing authority copies of such forms.

                   Section 1.11 Post-Closing Adjustment
                   EG&G has prior to the date hereof delivered to Purchaser the Balance Sheet.

                   From the Closing and until sixty (60) days after the Closing Date, Purchaser shall prepare a balance sheet relating to the Business as of the Closing Date in accordance with U.S. generally accepted accounting standards ("GAAP"), applied on a basis consistent with that used to prepare the Balance Sheet. The cost of preparing such balance sheet shall be borne by Purchaser. Purchaser shall deliver such balance sheet, together with an explanation in reasonable detail of any significant differences from the Balance Sheet (collectively, the "Closing Balance Sheet"), to EG&G on or before the close of business on the sixtieth (60th) day after the Closing Date. EG&G shall have until the one hundred twentieth (120th) day after the Closing Date to review the Closing Balance Sheet and Purchaser shall give EG&G reasonable access to the properties, books and records of the Business for such purpose and to any work papers of any auditors used by Purchaser in connection with the preparation of the Closing Balance Sheet. Any disagreement regarding the Closing Balance Sheet shall be resolved by one of the following accounting firms selected by and mutually acceptable to Purchaser's and EG&G's independent auditors (the accounting firm so engaged shall be hereinafter referred to as the "Independent Accounting Firm"): (i) Deloitte & Touche LLP and (ii) Ernst & Young LLP, or in default of agreement, the first named. The determination of the Independent Accounting Firm shall bemade as promptly as practicable and shall be final, binding upon the parties and nonappealable. The Closing Balance Sheet as agreed by Sellers and Purchaser or as resolved by the Independent Accounting Firm is hereafter referred to as the "Final Balance Sheet." Any fees and expenses relating to the engagement of the Independent Accounting Firm shall be borne equally by Purchaser and EG&G.

                   If net assets as reflected in the Final Balance Sheet areless than $16,685,000, then the deductible set forth in Section 6.5 hereof in respect of EG&G's indemnification obligations to Purchaser for breaches of representations and warranties shall be adjusted downward (but not to less than zero) to the extent net assets reflected in the Final Balance Sheet are less than $16,685,000; provided, however, that if net assets reflected in the Final Balance Sheet are less than $15,185,000, then the Purchase Price shall be adjusted downward by the amount that net assets reflected in the Final Balance Sheet are less than $15,185,000 and the deductible set forth in Section 6.5(a) hereof shall be reduced to zero. If net assets as reflected in the Final Balance Sheet exceed $20,393,000, then the deductible set forth in Section 6.5(a) hereof shall be increased by the amount of such excess; provided, however, that if net assets as reflected in the Final Balance Sheet exceed $21,892,000, then the Purchase Price shall be adjusted upward to the extent the net assets in the Final Balance Sheet exceed $21,892,000 and the deductible set forth in Section 6.5(a) shall be increased to $3,000,000. For the purpose of the preceding two sentences, net assets reflected in the Final Balance Sheet shall be computed without regard to any Taxes (other than Operating Taxes) reflected in the Final Balance Sheet. Notwithstanding the foregoing, the Purchase Price shall be reduced by the amount of any Taxes (other than Operating Taxes) reflected in the Final Balance Sheet. To the extent the Purchase Price shall be adjusted as provided in the preceding sentences, EG&G or Purchaser, as the case may be, shall within one hundred twenty (120) days after the Closing Date or, if applicable, within three (3) Business Days of the determination of the Independent Accounting Firm, make payment to Purchaser or EG&G, as the case may be, by wire transfer in immediately available funds of the amount of such adjustment, together with interest thereon at the Stipulated Rate calculated on the basis of the actual number of days elapsed between the Closing Date and the date of such reimbursement.

                  Section 1.12 Audit and Other Expenses
                  Except as to the expenses to be paid by Purchaser, or to be shared equally by Purchaser and EG&G pursuant to Section 1.11 hereof and as otherwise expressly provided for in this Agreement, Purchaser and the Sellers shall each be responsible for the fees and expenses of their respective accountants, legal and other advisors and experts.


                                   ARTICLE II

                         Representations and Warranties
                         ------------------------------

                  Section 2.1 Certain Representations and Warranties of EG&G Relating to the Business. Sellers represent and warrant to Purchaser (it being understood, however, that with respect to Sellers other than EG&G such representations and warranties are made severally only and not jointly) that the statements contained in this Section 2.1 are true and correct, except as set forth on the disclosure schedule delivered by EG&G to the Purchaser prior to execution of this Agreement (the "Sellers' Disclosure Schedule"). The Sellers' Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subparagraphs contained in this Section 2.1, and the disclosures in any section of the Sellers' Disclosure Schedule shall qualify any other section in this Article II to the extent that the section of the Sellers' Disclosure Schedule corresponding to such other section clearly cross-references such qualifying section of the Sellers' Disclosure Schedule.

                  (a)Organization and Qualification of EG&G, Affiliates and Acquired Companies and Qualification of EG&G, Affiliates and Acquired Companies. Each Seller and each of the Acquired Companies has been duly organized, and is validly existing and in good standing (in such jurisdictions where such concept is applicable) under the laws of the jurisdiction of its organization and has full power and authority to conduct that portion of the Business it presently conducts and to own or lease and operate that portion of the Sealol Assets it now owns or leases and operates. Each Seller and each of the Acquired Companies is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the activities conducted by it or the nature of the assets or properties owned or leased by it make such qualification necessary and the absence of such qualification could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. The parties agree that, with respect to French Newco, this representation shall be given by Sellers only as of the Closing Date and not as of the execution of this Agreement.

                  (b) Authorization of Agreement of Agreement
                  Each Seller has all requisite corporate or partnership, as the case may be, power and authority needed to execute, deliver and perform this Agreement and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate proceedings. This Agreement has been duly and validly executed and delivered by each Seller and constitutes a valid and binding agreement of each Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and, as to enforcement, to general equity principles.

                  (c).  Non-Contravention-Contravention
                   Except as disclosed on Schedule 2.1(c) of the Sellers' Disclosure Schedule, neither the execution, delivery and performance by any Seller of this Agreement nor the performance or consummation on the part of any such Seller will, with or without the giving of notice or the lapse of time, or both, (i) conflict with, result in a breach, violation or default under or the termination of, or require the consent of any party to, or create in any party the right to accelerate, terminate, modify or cancel, any Material Contract relating to the Business or any Contract relating to the Real Property; (ii) result in the creation or imposition of any material Encumbrance upon any of the Purchased Assets or any of the Shares pursuant to any provision of any indenture, mortgage, lease, agreement, license or other instrument to which EG&G or any of its Affiliates is a party or by which any of them may be bound; (iii) violate any provision of the Certificate of Incorporation or By-laws (or similar organizational documents) of any Seller or any Acquired Company; (iv) violate any Law, Order or Permit other than such violations that, individually or in the aggregate, have not resulted in and could not be considered reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect; or (v) violate or conflict with any other material restriction to which any Seller or any Acquired Company is subject, except for such violations or conflicts which have not resulted in and would not be considered reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect.

                 (d) Title to and Condition of Assets to and Condition of Assets Except as disclosed on Schedule 2.1(d)of the Sellers' Disclosure Schedule and as reflected in the Balance Sheet, the Sellers and the Acquired Companies are the true and lawful owners of, and hold good and marketable title to, all of the Sealol Assets free and clear of any and all Encumbrances, except for Encumbrances that are not and cannot reasonably be expected to be material either individually or in the aggregate and except for liens for Taxes not yet due and payable. Upon the execution and delivery by the Sealol Asset Group of the instruments of conveyance referred to in Section 1.9, the Purchaser will become the true and lawful owner of, and will receive good and marketable title to the Purchased Assets (other than Purchased Assets which prior to Closing have been transferred to French Newco), free and clear of any Encumbrances. The Sealol Assets constitute all of the tangible and intangible property primarily related to, primarily used in, dedicated to, or otherwise necessary to the conduct of the Business as presently conducted. The sale and assignment of the Shares and the Purchased Assets will effectively convey to the Purchaser all of the assets, properties and rights that are primarily related to, primarily used in, dedicated to, or otherwise necessary to the conduct of the Business as presently conducted. The tangible Sealol Assets have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used. Schedule 2.1(d) contains a list of all fee and leasehold real property interests constituting part of the Sealol Assets (the "Real Property").

                  (e)  Title to Shares
All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as disclosed on Schedule 2.1(e) of the Sellers' Disclosure Schedule, Sellers own all of the Shares free and clear of any Encumbrance or any restriction on transfer and no person (other than Purchaser pursuant to this Agreement) has any option or other right, whether presently exercisable or not, to acquire any of the Shares, and valid title to the Shares, free and clear of any Encumbrance or any restriction on transfer or right of any person by option or otherwise to acquire any of the Shares, whether presently exercisable or not, will pass to Purchaser at the Closing. The parties agree that with respect to the shares of capital stock of French Newco, this representation and warranty shall be given as of the Closing only and not as of the date of execution of this Agreement.

                  (f) Authorized Capital
Schedule 2.1(f) of the Sellers' Disclosure Schedule hereto sets forth a true and complete list of all of the Acquired Companies, all record and, to the knowledge of the EG&G, beneficial owners of all outstanding capital stock of, and other ownership interests in, each Acquired Company. Other than as disclosed on such
Schedule 2.1(f), there are no shares of capital stock of any Acquired Company authorized, issued or outstanding. Except (i) as disclosed on such Schedule 2.1(f) or (ii) pursuant to this Agreement, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock, other ownership interest or other securities of any of the Acquired Companies. Other than as disclosed on Schedule 2.1(f) of the Sellers' Disclosure Schedule, there are no outstanding contractual obligations of any Seller or any Affiliate of any Seller to repurchase, redeem or otherwise acquire at present or at any time any outstanding shares of capital stock of any other company, corporation partnership or other entity. The parties agree that with respect to the shares of capital stock of French Newco, this representation and warranty shall be given as of the Closing Date only, and not as of the date of execution of this Agreement.

               (g)  Certain Financial Information
Schedule 2.1(g) of the Sellers' Disclosure Schedule sets forth an unaudited balance sheet relating to the Business as of September 28, 1997 (the "Balance Sheet") and the unaudited statement of operating income relating to the Business for the nine month period ended September 28, 1997 (the "Income Statement" and, together with the Balance Sheet, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, consistently applied (except for the absence of footnotes, statements of changes in financial position and net asset value, and normal year-end adjustments which could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect), fully and accurately set forth in all material respects the financial condition and results of operations of the Business as of the respective date thereof and for the period referred to therein and have been properly derived from the books and records of the Business. The Financial Statements reflect interdivisional accounts within the Business, and all such interdivisional accounts net out to zero.

                  (h)  Absence of Certain Changes in Business
Except as disclosed on Schedule 2.1(h) of the Sellers' Disclosure Schedule, since September 28, 1997 the operations of the Business have been conducted in the ordinary course of business consistent with past practice and no Seller or Acquired Company has:

                    (i) experienced or suffered any changes that have resulted in, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect;

                   (ii) incurred any obligation or liability or entered into any other transaction relating to the Business which is outside the ordinary course of business and exceeds $100,000;

(iii) created, incurred or assumed any Liability relating to the Business that would fall within the definition of Assumed Liabilities or that would be a Liability of an Acquired Company which is outside the ordinary course of business and exceeds $100,000;

                   (iv) made any loans or advances to, or any investment in excess of $100,000 in, any other individual, firm or corporation that would fall within the definition of Sealol Assets, other than in the ordinary course of business consistent with past practice;

                    (v) waived or released, or experienced any lapse of, any rights of value exceeding $100,000 relating to the Business, or canceled, compromised, released or assigned any indebtedness owed to it or any claims held by it that would fall within the definition of Sealol Assets, other than in the ordinary course of business consistent with past practice;

                   (vi) transferred, sold or otherwise conveyed any assets of any type that would fall within the definition of Sealol Assets exceeding $100,000 in the aggregate, other than in the ordinary course of business on an arm's length basis consistent with past practice;

                  (vii) transferred, sold or otherwise conveyed any assets of the Acquired Companies or any subsidiary of an Acquired Company exceeding $100,000 in the aggregate, other than in the ordinary course of business on an arm's length basis consistent with past practice;

                 (viii) mortgaged, pledged or subjected to any material Encumbrance any Sealol Assets, or in any way created or consented to the creation of any title condition affecting any such assets, other than in the ordinary course of business consistent with past practice;

                   (ix) (A) increased the rate or terms of compensation payable or to become payable to its officers, consultants or employees who are expected to continue to be engaged in the conduct of the Business after the Closing Date, other than in the ordinary course of business consistent with past practice, (B) except as required by applicable law or in the ordinary course of business consistent with past practice, paid or agreed to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement as the same may be amended with respect to all participants therein to any of such officers, consultants or employees,
         (C) except as required by applicable law or in the ordinary course of business consistent with past practice, committed itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement relating to the Business or agreed to increase the rate or terms of any such existing plan, agreement or arrangement, which commitment or increase would bind or impose any cost in excess of $250,000 for any such plan, agreement or arrangement, or $1,000,000 in the aggregate, on Purchaser or any of its Affiliates beyond the Closing Date or (D) entered into any employment or consulting agreement with or for the benefit of any person referred to in clause (A) above;

                    (x) purchased any real property relating to the Business or, other than in the ordinary course of business on an arm's length basis consistent with past practice, entered into any lease or terminated or made any change in any existing lease relating to the Business;

                   (xi) received any notice of, or to the best of its knowledge, become aware of any loss of any customer representing $500,000 or more of the annual sales of any material product segment as of September 28, 1997;

                  (xii) made any material alteration in the manner of keeping the books, accounts or records of the Business, or in the accounting practices or principles therein reflected, except as required by law or generally accepted accounting principles;

                 (xiii) entered into or engaged in any transaction in respect of the Business other than on commercially reasonable terms determined on the basis of the facts existing at the time such transaction was entered into or engaged in; or

                  (xiv) agreed to take or allow any of the foregoing actions.

                  (i) Committed Capital Expenditures
Schedule 2.1(i) of the Sellers' Disclosure Schedule sets forth the levels of actual capital expenditures for the Business during calendar years 1996 and 1997.
                  (j) Certain Tax Matters

                  (i) No tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                  (ii) There are no liens for Taxes on any of the Sealol Assets other than the Excluded Assets and to the knowledge of the Sellers there is no basis for the assertion of any liens.

                  (iii) Except as set forth in Schedule 2.1(j), (A) all Tax Returns that are required to be filed by or with respect to the Acquired Companies have been duly filed and were correct and complete in all material respects, (B) all Taxes owed or required to be withheld and paid over by the Acquired Companies have been paid in full, (C) the Tax Returns referred to in clause (A) have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (E) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause
         (A) are currently pending, (F) the Acquired Companies have made all estimated tax payments for the current year at a sufficient level to avoid any penalties for underpayment of estimated taxes and (G) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Acquired Companies.

                  (iv) No election has been made by Sealol U.K. or a relevant associate in accordance with the provisions of paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 to waive the exemption from value added tax in respect of any property comprised in the assets of Sealol U.K. which are Purchased Assets.

                  (v) EG&G Canada Limited is not a non-resident of Canada for the purposes of the Income Tax Act (Canada); and

                  (vi) EG&G Canada Limited has not prior to the date of this Agreement made any election or designation for the purposes of the Income Tax Act (Canada) or any relevant Canadian provincial taxation statute that would affect any of the Purchased Assets or the Canadian tax elections contemplated by this Agreement.

                  (k) Contracts
Schedule 2.1(k) of the Sellers' Disclosure Schedule contains a true and complete list as of January 16, 1998 of (i) each Contract relating to the ownership of the Shares and (ii) each of the following Contracts relating to the Business:
(A) each Contract for the lease of Purchased Assets or assets of the Acquired Companies relating to the Business from or to third parties providing for payments in excess of the equivalent of $100,000 per annum and that cannot be terminated by EG&G or one of its Affiliates without material penalty, premium or any further obligation within 30 days from the date of notice of intent to cancel; (B) each Contract relating to the Business for the purchase, sale, or distribution of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services that involves aggregate payments by any party thereto of more than the equivalent of $100,000 and that cannot be terminated by EG&G or one of its Affiliates without material penalty, premium or any further obligation within 30 days from the date of notice of intent to cancel; (C) other than distributorship and representative agreements of Sellers and the Acquired Companies, the forms of which have been previously provided by Sellers to Purchaser, each Contract that limits the freedom of any Seller to engage in any line of business or compete in any geographical area in respect of the Business; (D) each Contract concerning any employee, officer or director of any Seller or Acquired Company relating to the Business that (x) is not terminable upon 90 days' notice without material penalty, premium or any further obligation or (y) provides for any payments or vesting or acceleration of benefits upon a change of control of the Business; (E) each Contract that licenses or sublicenses, or otherwise provides access to, any of the Intellectual Property (other than commercially available software generally available to the public); and (F) each other Contract relating to the Business that involves aggregate payments by any party thereto of more than the equivalent of $100,000 and cannot be terminated by EG&G or one of its Affiliates without material penalty, premium or any further obligation within 30 days from the date of notice of intent to cancel. The foregoing Contracts are hereinafter referred to as the "Material Contracts." Except as disclosed on such Schedule 2.1(k) hereto, no Seller or Acquired Company, or to the best knowledge of the Sellers, any other party to any Material Contract is in default under any of the Material Contracts and no condition exists with respect to any Material Contract that, with the giving of notice or lapse of time, or both, would constitute a default thereunder which has resulted in, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. There are no Contracts to which EG&G or any of its Affiliates is a party that are not included in the Purchased Assets or that are not held by an Acquired Company that provide benefits that are both material to the Business and, in the reasonable judgment of the Sellers, not otherwise obtainable by the Business on substantially similar terms and conditions as are provided therein. Except as set forth on such Schedule 2.1(k), each Seller has the right to assign and transfer to Purchaser all of its respective right, title and interest in the Material Contracts without the consent of the other parties to such Contracts, and no Material Contracts are or will be terminable, or will otherwise result in a change of rights thereunder, by reason of the transactions contemplated hereby. There has been no material adverse change since January 16, 1998 in respect of the representations and warranties set forth in this Section 2.1(k).

              (l)  Compliance with Laws; Permits
Except as disclosed on Schedule 2.1(l) of the Sellers' Disclosure Schedule each Seller and Acquired Company is in compliance with all Laws or Orders applicable to the Business, except for incidents of noncompliance which have not resulted in, and could not be expected reasonably to result in, individually or in the aggregate, a Material Adverse Effect. Sellers and the Acquired Companies hold, maintain in valid condition and comply with all Permits, including all Permits issued pursuant to Environmental Laws, that relate to the Business and the Purchased Assets and that are required in connection with the conduct, use, operation or ownership thereof, except for those Permits the failure of which to hold, maintain or comply with have not resulted in, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on such Schedule 2.1(l), no governmental proceeding is pending or, to the knowledge of the Sellers or the Acquired Companies, threatened, to cancel, amend, modify or fail to renew any such Permit.

                  (m) Regulatory Approvals
Other than as disclosed on Schedule 2.1(m) of the Sellers' Disclosure Schedule, no notices, reports or other filings are required to be made by any Seller or Acquired Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any Seller or Acquired Company from, any governmental or regulatory authorities, U.S. or foreign, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the failure of which to make or obtain any or all of which (i) is reasonably likely to be material to any part of the Business, (ii) could prevent, delay or burden the transactions contemplated by this Agreement or (iii) would subject any Seller, Purchaser or any of their respective Affiliates to any material liability.

                  (n) Litigation
Except as disclosed on Schedule 2.1(n) of the Sellers' Disclosure Schedule, there is no legal, administrative or other action, claim, proceeding or governmental investigation, U.S. or foreign ("Litigation") pending or, to the best knowledge of the Sellers, threatened (i) against any Seller, any Acquired Company affecting the Business that, if adversely determined, could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (ii) that challenges or reviews the execution, delivery or performance of this Agreement by the Sellers or of the consummation of the transactions contemplated hereby, or that seeks to enjoin or obtain damages in respect of the consummation of any of the transactions contemplated hereby. Neither any Seller nor any Acquired Company is a party to or is bound by any Order or any ruling or award of any other person that has resulted in or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby.

               (o)  Environmental Matters
Except as disclosed in Schedule 2.1(o) of the Sellers' Disclosure Schedule: (i) Sellers and the Acquired Companies have complied, and are now complying, in all material respects at all times with all applicable Environmental Laws relating to the Business and the Sealol Assets; (ii) no property currently owned or operated by the Acquired Companies or the Sealol Asset Group (including soils, groundwater, surface water, buildings or other structures) has been contaminated with any Hazardous Substance; (iii) no property formerly owned or operated by the Acquired Companies was contaminated with any Hazardous Substance on or prior to such period of ownership or operation; (iv) neither the Acquired Companies nor the Sealol Asset Group is subject to any liability for Hazardous Substance disposal or contamination on any third party property; (v) neither the Acquired Companies nor the Sealol Asset Group is subject to liability for any release or threat of release of any Hazardous Substance; (vi) none of the Acquired Companies, the Sealol Asset Group or EG&G with respect to the properties or activities of the Acquired Companies or the Sealol Asset Group has received any notice, demand, letter, claim or request for information indicating that it, the Business or the Purchased Assets may be in violation of or subject to liability under any Environmental Law; (vii) none of the Acquired Companies, the Sealol Asset Group, the Purchased Assets or EG&G with respect to the properties or activities of the Acquired Companies or the Sealol Asset Group is or has been subject to any order, notice, investigation, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (viii) none of the properties of the Acquired Companies or the Sealol Asset Group contain any underground storage tanks, asbestos-containing material, lead products, radioactive materials, or polychlorinated biphenyls; (ix) there are no other circumstances or conditions involving the Acquired Companies, the Sealol Asset Group, the Business or the Sealol Assets that could reasonably be expected to result in any claims, liability, investigations, criminal proceedings, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; and (x) EG&G has delivered to Purchaser copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Acquired Companies or the Sealol Asset Group or any of their current or former properties or operations.

                  (p)  Product Liability
Except as disclosed on Schedule 2.1(p) of the Sellers' Disclosure Schedule, there is no Litigation pending or, to the knowledge of Sellers or the Acquired Companies, threatened relating to claims of product liability to which EG&G or any of its Affiliates has been a party in connection with the Business which, if determined adversely, could be considered reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect. Such Schedule 2.1(p) sets forth the Sellers' and the Acquired Companies' standard terms and conditions of sale or lease for products manufactured, sold, leased or delivered in connection with the Business. Such Schedule 2.1(p) sets forth the aggregate expenses incurred by the Sellers and the Acquired Companies in fulfilling their respective obligations under guaranty, warranty, right of return, credit and indemnity provisions in connection with the Business during the nine-month period covered by the Income Statement; and no Seller or Acquired Company knows of any reason why such expenses should materially increase as a percentage of sales in the future.

                  (q) Insurance
All material policies of fire, casualty, liability, burglary, fidelity, worker's compensation, life and other forms of insurance owned or held by any Seller or Acquired Company related to the Business are disclosed on Schedule 2.1(q) of the Sellers' Disclosure Schedule, with an indication of the period during which each such policy has been in full force and effect; and such policies or extensions, renewals or replacements (on comparable terms to the extent available) thereof in such amounts will be outstanding and in full force and effect without interruption until the Closing Date. In respect of all insurance programs set forth in such Schedule 2.1(q), (a) all premiums have been duly paid when due to date and (b) to Sellers' and the Acquired Companies' knowledge, none are avoidable on account of any act, omission or non-disclosure on the part of the insured party. Such Schedule 2.1(q) hereof also sets forth all asbestos coverage insurance policies maintained by Sellers and the Acquired Companies in relation to the Business.

                  (r) Absence of Undisclosed Liabilities and Agreements
On the date hereof, the Business has no Liabilities, whether due or to become due, except for such Liabilities which (i) are reflected or reserved against in the Balance Sheet, (ii) are disclosed in Schedule 2.1(r) of the Sellers' Disclosure Schedule, (iii)(x) have arisen after September 28, 1997 in the ordinary course of business, in accordance with the terms of this Agreement, (y) are similar in nature and amount to the liabilities and obligations which arose during comparable times during the immediately preceding financial reporting period of the Sellers and the Acquired Companies and, if required by GAAP to be reflected as liabilities on a balance sheet relating to the Business, are of the same type as those liabilities and obligations reflected on the Balance Sheet, and (z) have not been subsequently discharged or paid and (iv) liabilities and obligations under contracts included within the Sealol Assets that are not required by GAAP to be reflected on the Balance Sheet as liabilities.

                  (s) Prepayments
Schedule 2.1(s) of the Sellers' Disclosure Schedule sets forth all contractual prepayments or advance payments, made or received, in either case in excess of $250,000, relating to executory contracts of the Business.

                  (t) Suppliers
The conduct of the Business is not, and EG&G does not reasonably expect that it will during the next year be, dependent for raw materials, components or services upon any suppliers that cannot be replaced by Purchaser, upon consummation of the transactions contemplated hereby, without materially affecting any material part of the Business. EG&G has no knowledge regarding the loss or possible loss in the future of any such suppliers to the Business.

                  (u)   Employee Matters
                  (i) Schedule 2.1(u) of the Sellers' Disclosure Schedule sets forth a list of all natural persons employed in the Business by Sellers and all independent contractors, consultants and agents employed or retained by EG&G or its Affiliates in connection with the Business and their date of hire by EG&G or any of its Affiliates, and identifies any such persons who receive annual compensation in excess of $100,000 as of the date of this Agreement; and all contracts concerning any employee, officer, director or consultant of any Seller relating to the Business (whether or not a "Material Contract" as defined in Section 2.1(k)) (which schedule shall be updated from time to time after the date of this Agreement and prior to the Closing Date by deleting those individuals no longer employed in the Business and adding any individuals who have become employed or any such contracts entered into since the schedule was first prepared or the last revision thereto, as the case may be). No such contract listed or referenced on Schedule 2.1(u) with any employee, officer, director or consultant of any Seller provides for or permits any change of rights thereunder or any severance or other payment thereunder that would or could result from the execution and delivery of this Agreement or any of the transactions contemplated pursuant to this Agreement.

                   (ii) Schedule 2.1(u) of the Sellers' Disclosure Schedule accurately describes all bonus, deferred compensation, pension, retirement, profit-sharing, deferred profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, other material employee benefit plans and any applicable "change of control" or similar provisions in any plan, contract or arrangement which cover employees or former employees of the Business (the "Compensation and Benefit Plans"). The Compensation and Benefit Plans and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded, foreign or domestic or registered or unregistered) covering employees or former employees of the Business (the "Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA are disclosed on
         Schedule 2.1(u) of the Sellers' Disclosure Schedule. True and complete copies of all Compensation and Benefit Plans and such other benefit plans, contracts or arrangements, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto, all funding or actuarial reports or valuations and all announcements, notices and booklets concerning the Compensation and Benefit Plans which affect the Employees or their dependents, have been made available to Purchaser. The Purchaser has been given a statement of the employer and employee contribution rates to all the Compensation and Benefit Plans. The documents relating to the Compensation and Benefit Plans which have been disclosed to the Purchaser contain full particulars of all the benefits provided by, and the terms of, the Plans.

                  (iii) Sub-paragraphs (iv) to (vi) below relate to all Compensation and Benefit Plans in the United States. Subparagraphs
         (vii) to (xii)  below  relate to all  other  Compensation  and  Benefit
         Plans.

                   (iv) All employee benefit plans, other than "multi-employer plans" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. There is no material pending or, to the knowledge of the Sellers, threatened litigation relating to the Plans. No Seller has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject any Seller to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                    (v) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by EG&G or any of its Affiliates with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with EG&G under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). EG&G and its Affiliates have not incurred and do not expect to incur any withdrawal liability with respect to a multi-employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                   (vi) All contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made or have been reflected on the Balance Sheet. Neither any Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. No Seller has provided, or is required to provide, security to any Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (vii) Except pursuant to the Compensation and Benefit Plans disclosed on Schedule 2.1(u) of the Sellers' Disclosure Schedule, no Seller or Acquired Company has in the two years prior to the date of this Agreement paid, provided or contributed towards, and no Seller or Acquired Company is under any obligation or commitment (whether or not legally enforceable) to pay, provide or contribute towards, any Employment Benefit for or in respect of any person now or previously employed in the Business (or any spouse, child or dependent of any of them). "Employment Benefit" means any pension, lump sum, gratuity or other like benefit given or to be given on retirement, death, or cessation of employment or change of control of employment, or in anticipation of retirement, or, in connection with past employment, after retirement or death, or to be given on or in anticipation of or in connection with any change in the nature of the employment of the employee in question or given or to be given in connection with the illness, injury or disability of or suffering of any accident by, an employee.

                 (viii) No proposal  or  assurance  (oral or  written)  has been announced or given to any person regarding the continuance, introduction, increase or improvement of any Employment Benefit (whether or not in connection with a Compensation and Benefit Plan) except for increases which are payable as of right under the terms of a Compensation and Benefit Plan which have been disclosed to the Purchaser.

                   (ix) The Compensation and Benefit Plans are fully approved by the appropriate revenue, tax or other local authorities or agencies and their terms comply with all applicable local laws and requirements.

                    (x) All due contributions and expenses in respect of the Compensation and Benefit Plans have been paid or accrued in the Balance Sheet and, since September 28, 1997, on the books and records of the Business in the ordinary course of business consistent with past practice and in accordance with the terms of this Agreement. All contracts of insurance relating to the Plans are enforceable and there is no ground on which the insurers might avoid liability under them. All premiums payable under such contracts of insurance have been paid. Without limitation to the foregoing, all Employment Benefits which are not fully funded or for which there is not a full reserve in the Balance Sheet (in each case measuring liabilities in the way referred to in paragraph xii below) are fully insured, and all Employment Benefits which are in payment and which are paid up (payment not having commenced) and all contingent benefits are fully secured, with a reputable insurance company. There has been no material revision to any premium rates in the last 12 months prior to the date of this Agreement and no Seller is aware of any pending increase.

                   (xi) No claim concerning the Employees or the Business has been made or threatened against any Seller or the trustees of any Plan in respect of any act, event, omission or other matter arising out of or in connection with the Compensation and Benefit Plans (other than routine claims for benefits) or any other Employment Benefit and no Seller or Acquired Company is aware of any circumstances which could reasonably be expected to give rise to any such claim.

                  (xii) The Liabilities of each Compensation and Benefit Plan, or of providing Employment Benefits are fully covered by the assets of the Compensation and Benefit Plans or assets in respect of the Liabilities are held by Sellers and the Acquired Companies.

                 (xiii) All benefit plans and arrangements, regardless of whether they are Compensation and Benefit Plans, covering foreign Employees comply in all material respects with applicable local law. No Seller or Acquired Company has any material unfunded liabilities with respect to any pension plan which covers foreign Employees. Seller has complied in all material respects with applicable law relating to foreign Employees.

                  (xiv) Schedule 2.1(u) of Sellers' Disclosure Schedule sets forth a list of all collective bargaining or similar agreements currently covering any persons employed in the Business and all such agreements currently being negotiated that would potentially cover persons employed in the Business. Except as disclosed on such Schedule 2.1(u), since January 1, 1996 (i) to the best of Sellers' knowledge, no attempt to organize any group or all of the persons employed in the Business who are not currently covered by a collective bargaining agreement has been made; (ii) there currently is no and there has not been any labor strike, dispute, lockout, slowdown or stoppage against the Business, and none of the foregoing in the past was, or to the best of Sellers' knowledge is, threatened; (iii) each Seller is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours pertaining to persons employed in the Business, including applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and regulations promulgated thereunder; (iv) no unfair labor practice charge or complaint involving the Business or persons employed in the Business is pending, or to the best knowledge of the Sellers, threatened to be filed; (v) no charge or grievance relating to persons employed in the Business is pending before the U.S. Equal Employment Opportunity Commission; and (vi) no agreement would restrict Purchaser from relocating, closing, or terminating any operations or facilities of the Business.

                  (v) OSHA and Similar Matters
Since January 1, 1996 there have been no citations or complaints received from any Governmental Entity by EG&G or any of its Affiliates relating to the Business, or any Litigation commenced or, to the best knowledge of EG&G, threatened against EG&G or any of its Affiliates relating to the Business, with respect to any material violation or alleged material violation of any Laws governing occupational health and safety matters.

                  (w) Intellectual Property
                  (i) The Sellers own or have the enforceable right to use all Intellectual Property primarily related to, primarily used in, dedicated to, or otherwise necessary to the conduct of the Business as presently conducted by the Sellers. Subject to Section 3.15 below, upon execution and delivery of the instruments of conveyance referred to in
         Section 1.9, each such item of Intellectual Property owned by the Sellers will be owned by the Purchaser immediately following the Closing, and each such item of Intellectual Property available for use by the Sellers or the Acquired Companies will be available for use by the Purchaser on substantially similar terms and conditions immediately following the Closing. Each Seller has taken reasonable measures to protect the proprietary and confidential nature of each item of Intellectual Property that it owns or uses in connection with the Business. No other person or entity has any rights to any of the Intellectual Property (except pursuant to agreements or licenses disclosed on Schedule 2.1(w) of the Sellers' Disclosure Schedule), and, to the Sellers' and the Acquired Companies' knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property.

                  (ii) Except as disclosed in such Schedule 2.1(w), to the knowledge of the Sellers and the Acquired Companies, the business, operations and activities of the Business as presently conducted or as conducted at any time within the two years prior to the date of this Agreement have not infringed or violated, or constituted a misappropriation of, and do not now infringe or violate, or constitute a misappropriation of, any intellectual property rights of any other person or entity (including, without limitation, any Seller or any Affiliate of any Seller). Except as disclosed in such Schedule 2.1(w), no Seller or Acquired Company has received since January 1, 1996 any complaint, claim or notice alleging any such infringement, violation or misappropriation.

                  (iii) Schedule 2.1(w) of the Sellers' Disclosure Schedule identifies each patent, patent application and patent disclosure, and each trademark, trademark registration and application therefor which has been issued to or is owned by EG&G or any of its Affiliates with respect to any Intellectual Property, and each pending patent or trademark application or application for registration which EG&G or any of its Affiliates has filed or which EG&G or any of its Affiliates owns with respect to any Intellectual Property, and, with respect to each such patent, patent application, patent disclosure, trademark, trademark registration, and trademark or registration application, the jurisdiction or jurisdictions where such filings have been made, and identifies each license, sublicense or other agreement pursuant to which any Seller or Acquired Company has granted any rights to any third party with respect to any such Intellectual Property. The Sellers have delivered to the Purchaser true and complete copies of all such licenses, sublicenses and agreements (each as amended to date) and have made available to the Purchaser true and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item, as well as all patents, patent applications, patent disclosures, trademarks, trademark registrations and applications therefor. With respect to each item of Intellectual Property that any Seller or Acquired Company owns:

                           (A) such Seller or  Acquired  Company  possesses  all
                  right, title and interest in and to such item;

                           (B) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                           (C) except for  indemnity  provisions in the standard
                  terms and conditions or supply contracts of such Seller or Acquired Company, neither such Seller nor such Acquired Company has agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

                  (iv) Schedule 2.1(w) of the Sellers' Disclosure Schedule identifies each item of Intellectual Property (other than commercially available software generally available to the public, which is not disclosed on such Schedule 2.1(w), but with respect to which the representations set forth below in this Section 2.1(w) are true) used by any Seller or Acquired Company in the operation of the Business that is owned by a party other than the party using it. The Sellers have supplied the Purchaser with true and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which any Seller or Acquired Company uses such Intellectual Property, all of which are listed on such Schedule 2.1(w). With respect to each such item of Intellectual Property:

                           (A) to the  knowledge of the Sellers and the Acquired
                  Companies the license, sublicense or other agreement covering such item of Intellectual Property is legal, valid, binding, enforceable and in full force and effect, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

                           (B) except as disclosed on such Schedule 2.1(w), such
                  license, sublicense or other agreement is assignable by the applicable Seller to the Purchaser without the consent or approval of, or any payment to, any party, and such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect without acceleration and without any change in the rights of the parties thereunder as a result of the transactions contemplated by this Agreement, immediately following the Closing, in each case in accordance with the terms thereof as in effect prior to the Closing;

                           (C) neither any Seller or  Acquired  Company  nor, to
                  the Sellers' or the Acquired Companies' knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default which would result, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which would permit termination, modification or acceleration thereunder;

                           (D) to  the  Sellers'  and  the  Acquired  Companies'
                  knowledge, the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                           (E) no  Seller  or  Acquired  Company  has  agreed to
                  indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item.

                  (v) Except as disclosed on such Schedule 2.1(w), all of the software primarily related to, primarily used in, dedicated to, or otherwise necessary to the conduct of the Business as presently conducted by Sellers is Year 2000 compliant.

                  (vi) The Sellers have full right, title and interest to the Retained Patents, and have the right to license the Retained Patents to Purchaser pursuant to the EG&G License as contemplated under Section
         3.15 hereof.

                  (x)  Entire Interest; All Assets
The Shares represent EG&G's entire equity interest in the Acquired Companies (other than, as of the date of this Agreement only, French Newco). Except for the Excluded Assets, the Purchased Assets, together with the Shares, include all property, assets and rights (including, without limitation, all Intellectual Property) primarily related to, primarily used in, dedicated to, or otherwise necessary to the conduct of the Business as currently conducted by Sellers. The Sealol Assets are, when utilized by a labor force substantially similar to that employed by the Sellers on the date hereof, adequate to conduct the business and operations of the Business as currently conducted.

                  (y)  Insider Interests
No officer or director of EG&G or any Affiliate of EG&G, and no Affiliate or Associate of such officer or director or organization, entity or group controlled by such officer or director or Affiliate or Associate has any material agreement with any Seller or Acquired Company or any material interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to the Business, except as an employee or director thereof.

                  (z) Administration
Schedule 2.1(z) of the Sellers' Disclosure Schedule sets forth a detailed list of administrative and central office services that as of the date hereof, any Seller or its Affiliates perform for the Business or that the Business performs for any Seller or its Affiliates that are not included within the Business.

                   (aa)     Brokers, Finders, Etc.
No Seller, Acquired Company or any of their Affiliates has retained or dealt with any broker, finder, consultant or intermediary or incurred any Liability for any brokerage, finder's, consultant's or intermediary's fees or commissions in connection with the transactions contemplated by this Agreement.

                   (bb)   Inventory
All inventory of the Business, whether or not reflected on the Balance Sheet (net of reserves reflected (i) on the Balance Sheet or (ii) on the books and records relating to the Business and accrued in the ordinary course of business consistent with past practice since September 28, 1997), is of a quality and quantity usable and saleable in the ordinary course of business, except for scrap, obsolete or excess items (which, for purposes hereof, shall mean inventory not saleable in the ordinary course of business within one year) and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Balance Sheet or the books and records relating to the Business, in the latter case in the ordinary course of business consistent with past practice since September 28, 1997. All inventories not written-off have been priced at the lower of cost or market on a last in, first out basis in the United States and on a first in, first out basis outside of the United States.

                  (cc) Accounts Receivable
All Accounts Receivable reflected on the Balance Sheet (net of reserves reflected (i) on the Balance Sheet or (ii) on the books and records relating to the Business and accrued in the ordinary course of business consistent with past practice since September 28, 1997) are valid receivables, and none of the Sellers or Acquired Companies has been notified that any person intends to claim a material setoff or counterclaim with respect thereto. All such Accounts Receivable arose in the ordinary course of business and, to the extent not collected prior to the Closing Date, are current and collectible within 90 days after the due date of the invoice therefor. All Accounts Receivable reflected in the financial or accounting records of the Business that have arisen since September 28, 1997 are valid receivables, and none of the Sellers or Acquired Companies has been notified that any person intends to claim a setoff or counterclaim with respect thereto. All such Accounts Receivable arose in the ordinary course of business and, to the extent not collected prior to the Closing Date, are collectible within 90 days after the due date of the invoice therefor. The due date for each Account Receivable existing as of the date of this Agreement was, and the due date for each Account Receivable existing as of the Closing Date will be, established in the ordinary course of business of the Sellers and the Acquired Companies.

     (dd) Disclaimer of Other Representations and Warranties; Knowledge; Disclosure (i) NO SELLER MAKES, HAS MADE, OR SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES RELATING TO SUCH SELLER OR THE BUSINESS, THE PURCHASED ASSETS, THE ACQUIRED COMPANIES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OTHER THAN THOSE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT WHICH ARE MADE BY THE SELLERS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO SELLER HAS MADE, OR SHALL BE DEEMED TO HAVE MADE, ANY
REPRESENTATIONS OR WARRANTIES AS TO THE INFORMATION CONTAINED IN ANY PRESENTATION RELATING TO THE BUSINESS IN CONNECTION WITH THE TRANSACTIONS
CONTEMPLATED HEREBY, AND NO STATEMENT MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR PRESENTATIONS, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY SELLER (IT BEING UNDERSTOOD THAT THIS SECTION 2.1(dd) SHALL NOT BE DEEMED TO LIMIT THE REPRESENTATIONS AND WARRANTIES PROVIDED FOR IN THIS AGREEMENT INCLUDING, BUT NOT LIMITED, TO THOSE WITH RESPECT TO THE FINANCIAL STATEMENTS). NO PERSON HAS BEEN AUTHORIZED BY ANY SELLER TO MAKE ANY REPRESENTATION OR WARRANTY RELATING TO SUCH SELLER OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND, IF MADE, SUCH REPRESENTATION OR WARRANTY MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY SELLER.

                  (ii) Whenever a representation or warranty made by the Sellers herein refers to the knowledge of EG&G, the Sellers or the Acquired Companies, such knowledge shall be deemed to consist only of the actual knowledge, after reasonable inquiry, of any of those persons listed on
         Schedule 2.1(dd) of Sellers' Disclosure Schedule.

                  (iii) Certain information set forth in Sellers' Disclosure Schedule may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Sellers in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

         Section 2.2 Representations and Warranties of Purchaser
         Purchaser and TISA hereby represent and warrant to EG&G as follows:

         (a) Purchaser is a public limited company duly organized and validly existing under the laws of England and TISA is a societe anonyme organized under the laws of France.

         (b) Authorization of Agreement
Each of Purchaser and TISA has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by each of Purchaser and TISA of this Agreement and the consummation by Purchaser and TISA of the transactions contemplated on its part hereby has been duly authorized by all necessary corporate proceedings. This Agreement has been duly and validly executed and delivered by Purchaser and TISA and constitutes a valid and binding agreement of each of Purchaser and TISA, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and, as to enforcement, to general equity principles.

                  (c)   Non-Contravention
Neither the execution, delivery and performance by Purchaser or TISA of this Agreement nor the consummation on the part of Purchaser or TISA of the transactions contemplated by this Agreement will, with or without the giving of notice or the lapse of time, or both, (i) conflict with, result in a breach, violation or default under or the termination of, or require the consent of any party to, or create in any party the right to accelerate, terminate, modify or cancel, any material Contract of Purchaser or TISA, (ii) violate any provision of the Memorandum of Association (or similar organization document) of Purchaser or TISA, or (iii) violate any material Law, Order or Permit to which Purchaser or any of its Affiliates is subject, that in any of the foregoing instances could reasonably be expected to materially adversely affect the consummation of the transactions contemplated hereby.

                 (d) Litigation
There is no Litigation pending or, to the knowledge of Purchaser, threatened that challenges or reviews the execution, delivery or performance of this Agreement by Purchaser or TISA, or that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Neither Purchaser nor any of its Affiliates is a party to or is bound by any Order or any ruling or award of any other person that could reasonably be expected to materially adversely affect the consummation of the transactions contemplated hereby.
                  (e) Filings, Consents
Other than as disclosed on Schedule 2.2(e) to this Agreement, no notices, reports or other filings are required to be made by Purchaser or its Affiliates with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchaser or its Affiliates from, any governmental or regulatory authorities, U.S. or foreign, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the failure of which to make or obtain any or all of which (i) is reasonably likely to have a material adverse effect on the business and operations of the Purchaser and its subsidiaries taken as a whole, (ii) could prevent, delay or burden the transactions contemplated by this Agreement or
(iii) would subject any Seller, Acquired Company, Purchaser or any of their respective Affiliates to any material liability.

                   (f) Brokers, Finders, Etc.
Neither Purchaser nor any of its Affiliates has retained or dealt with any broker, finder, consultant or intermediary or incurred any liability for any brokerage, finder's, consultant's or intermediary's fees or commissions in connection with the transactions contemplated by this Agreement other than SBC Warburg Dillon Read, whose fees and expenses are the sole responsibility of the Purchaser.

                  (g)      Investment.
                   and TISA are acquiring the Shares for their own account, without a view to the distribution thereof in violation of any applicable securities laws.

     Disclaimer of Other Representations and Warranties;  Knowledge;  Disclosure
(i) NEITHER PURCHASER NOR TISA MAKES, HAS MADE, OR SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OTHER THAN THOSE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT WHICH ARE MADE BY THE PURCHASER. NO PERSON HAS BEEN AUTHORIZED BY PURCHASER TO MAKE ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS
CONTEMPLATED HEREBY AND, IF MADE, SUCH REPRESENTATION OR WARRANTY MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PURCHASER. (ii) Whenever a representation or warranty made by Purchaser herein refers to the knowledge of the Purchaser, such knowledge shall be deemed to consist only of the actual knowledge, after reasonable inquiry, of any of those persons listed on Schedule 2.2(h) to this Agreement.

                  (iii) Certain information set forth in the Schedules to this Agreement provided by Purchaser and TISA may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Purchaser and TISA in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.


                                   ARTICLE III

                              Additional Agreements
                              ---------------------

                  Section 3.1  Conduct of Business
                  Except as may be otherwise contemplated by this Agreement, during the period from the date of this Agreement until the Closing Date, Sellers will conduct the operations of the Business, or cause the operations of the Business to be conducted, in the ordinary course consistent with past practice (including paying accounts payable and Operating Taxes) and will use their respective best efforts to preserve and maintain the assets of the Acquired Companies relating to the Business, the Purchased Assets and its business organization and that of its Affiliates as it relates to the Business and relationships with employees, customers, suppliers, agents and others having business dealings with Sellers relating to the Business. Without limiting the generality of the foregoing, without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed during the period from the date of this Agreement to the Closing Date EG&G shall not, and shall not permit any Affiliate to:

                    (i) take or agree or commit to take any action that would make any representation and warranty of the Sellers hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date;

                   (ii) omit or agree to commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

                  (iii) sell or pledge or agree to sell or pledge any Shares;

                   (iv) amend the Certificate of Incorporation or By-laws (or comparable governing instruments) of any Acquired Company or amend any Material Contract, other than any Contract with a customer of the Business for the supply of products or the servicing of such products, provided such amendment is entered into in the ordinary course of business, is on commercially reasonable terms, and after giving effect to such amendment such Contract shall reasonably be expected by Sellers to be as profitable as the Business generally, taking into account the specific nature of any such Contract and the terms generally available to such customers by the Business and its competitors;

                    (v) split, combine or reclassify or otherwise change the outstanding capital stock or other ownership interest in any Acquired Company or any subsidiary thereof;

                   (vi) issue, sell, pledge, dispose of or encumber any additional shares of capital stock of any class of or other ownership interests in, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of the capital stock of any class of or other ownership interests in, the Acquired Companies or any subsidiary thereof;

                  (vii) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any properties and/or assets relating to the Business with an individual value of more than $100,000 or a value aggregating more than $250,000 or incur or modify any liability in connection with the Business other than to an Acquired Company, other than the sale of products by the Business in the ordinary course of business consistent with past practice;

                 (viii) redeem, purchase or otherwise acquire directly or indirectly any shares of the capital stock of any class of or other ownership interest in any of the Acquired Companies, except for any successor shares or ownership interests owned by other Acquired Companies;

                   (ix) incur any Indebtedness for borrowed money (other than Indebtedness which is fully discharged prior to the Closing), assume, guarantee, endorse or otherwise become responsible for, in each such instance in a manner which will survive the Closing, the obligations of any other individual, entity, firm or corporation; or make any loans or advances to any individual, entity, firm or company;

                    (x) authorize capital expenditures in respect of the Business in excess of $100,000 for any single project or $250,000 in the aggregate, other than capital expenditures approved in respect of the Business prior to the date of this Agreement;

                   (xi) make any acquisition of, or investment in, assets or stock of any other person in respect of the Business;

                  (xii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of EG&G or any of its Affiliates primarily employed in connection with the Business, or hire any officer or employee in respect of the Business with an annual base salary exceeding $75,000;

                 (xiii) establish, adopt, enter into or amend (except as required by law), any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees of any of the Sellers or Acquired Companies primarily employed in connection with the Business or terminate in whole or in part or curtail or permanently discontinue contributions to any Compensation and Benefits Plan;

                  (xiv) settle or compromise any claims or litigation or, except in the ordinary and usual course of business, enter into, modify or amend any Contract or waive, release or assign any material rights or claims that Purchaser is acquiring in connection with the Business and the Sealol Assets;

                   (xv) without notice to Purchaser, make any tax election or permit any insurance policy naming an Acquired Company as a beneficiary or a loss payable payee, or otherwise relating to the Business to be canceled or terminated;

                  (xvi) enter into, assume or otherwise remain or be liable for any contract, agreement, commitment, guarantee, lease or other obligation which shall survive the Closing which would constitute a Material Contract, other than Contracts with customers of the Business for the supply of products or the servicing of such products, provided such Contracts are entered into in the ordinary course of business, are on commercially reasonable terms, and are reasonably expected by the Sellers to be as profitable as the Business generally, taking into account the specific nature of any such Contract and the terms generally available to such customers by the Business and its competitors;

                 (xvii) transfer to or permit to be transferred to or hired by any Seller any employees primarily employed in connection with the Business;

                (xviii) collect accounts receivable or pay accounts payable or Operating Taxes other than in ordinary course consistent with past practice; or

                  (xix) enter into an agreement to do any of the things prohibited by subsections (i) through (xviii) above.

                  Section 3.2  Access and Information
                  (a) From the date hereof to the Closing Date,  upon reasonable notice, Sellers shall afford Purchaser's directors, officers, employees, counsel, accountants and other authorized representatives access (including, without limitation, access for the purposes of conducting environmental surveys), during normal business hours throughout the period prior to the Closing Date, to the employees, properties, books, Contracts and records of the Business and, during such period, Sellers shall furnish promptly to Purchaser all information concerning the Business as Purchaser may reasonably request for purposes of the foregoing; provided, however, that the Sellers may withhold, until the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") applicable to the transactions contemplated under this Agreement has expired or been terminated, the disclosure of proprietary information relating to the Business, the disclosure of which to Purchaser, the Sellers reasonably believe would materially adversely affect the Business in the event that the transactions contemplated under this Agreement were not consummated. At the time of the expiration or termination of the waiting period under the HSR Act applicable to the transactions contemplated under this Agreement, the Sellers' right to withhold such proprietary information will terminate.

                  (b) No investigation pursuant to Section 3.2(a) shall affect or be deemed to modify any representation or warranty made by any Seller.

                  (c) In the event of termination of this Agreement, Purchaser shall promptly deliver to EG&G or, at EG&G's election, destroy, all documents, work papers and other material obtained by Purchaser or on its behalf from Sellers or their agents, employees or representatives as a result hereof or in connection herewith and shall not use any such materials for any purpose. Purchaser and its Affiliates shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained, except in any case to the extent that such information was (a) previously known by Purchaser, (b) in the public domain through no fault of Purchaser and its Affiliates or (c) later lawfully obtained from other sources by Purchaser, to be kept confidential and shall not use, or permit the use of, such documents, work papers and other materials in its business or in any other manner or for any other purpose except that such information may be disclosed and used by Purchaser as may be required by law or the rules or regulations of The International Stock Exchange of the United Kingdom and Republic of Ireland Limited.

                  (d) Prior to Closing, Purchaser will inform Sellers of any information it has received or developed in the course of its due diligence investigation under subsection (a) above that Purchaser has knowledge that would form the basis of a claim against Sellers for indemnification under Section 6.2(a) of this Agreement; it being understood, however, that the foregoing shall not preclude Purchaser from making any such claim under Section 6.2(a) hereof.

                  Section 3.3  No Solicitation
                  (a) For a period of three (3) years after the Closing Date outside of Ireland and for a period of two (2) years after the Closing Date in Ireland, without the consent of Purchaser, no Seller or any Affiliate of a Seller will solicit for employment any employee of the Business or any employee of the John Crane Division of the Purchaser who was formerly an employee of the Business a "Sealol Employee"; provided, however, that the foregoing shall not prohibit any Seller or its Affiliates from (i) making any general solicitation or advertisement for employment that is not targeted at such employees, (ii) making any solicitation or advertisement for employment to a person that is not a Sealol Employee at the time such solicitation or advertisement is made or
(iii) soliciting any employee who has given notice to Purchaser or any of its Affiliates of his intention to terminate his employment. If during such three year period a Sealol Employee that meets the foregoing criteria approaches any Seller or its Affiliates for employment and such Seller or its Affiliates wishes to hire such Sealol Employee, then EG&G shall give Purchaser written notice of such situation and a reasonable period of time under the circumstances, not to exceed twenty (20) days, to allow Purchaser and its Affiliates, if they so wish, to attempt to retain such Sealol Employee. If following completion of such reasonable period, not exceeding twenty (20) days, such Sealol Employee does not wish to remain a Sealol Employee, such Seller or its Affiliates shall be free to employ such Sealol Employee. For a period of three (3) years after the Closing Date outside of Ireland and for a period of two (2) years after the Closing Date in Ireland, without the consent of EG&G, neither Purchaser nor any Affiliate of Purchaser will solicit for employment any employee of the Engineered Products Division of Sealol U.S. or any employee of any Seller in a Shared Facility (an "EG&G Employee"); provided, however, that the foregoing shall not prohibit Purchaser or any of its Affiliates from (i) making any general solicitation or advertisement for employment that is not targeted at such employees, (ii) making any solicitation or advertisement for employment to a person that is not an EG&G Employee at the time such solicitation or advertisement is made or (iii) soliciting any employee who has given notice to EG&G or any of its Affiliates of his intention to terminate his employment. If during such three year period an EG&G Employee that meets the foregoing criteria approaches Purchaser or any of its Affiliates for employment and Purchaser or any of its Affiliates wishes to hire such EG&G Employee, then Purchaser shall give EG&G written notice of such situation and a reasonable period of time under the circumstances, not to exceed twenty (20) days, to allow EG&G and its Affiliates, if they so wish, to attempt to retain such EG&G Employee. If following completion of such reasonable period, not exceeding twenty (20) days, such EG&G Employee does not wish to remain an EG&G Employee, Purchaser or any of its Affiliates shall be free to employ such EG&G Employee.

                  (b) In the event of a breach of any provision of this Section 3.3, the aggrieved party may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and injunctive or other relief in order to enforce or prevent any violation of such provisions and the defendant in any such action will not contest such relief on the grounds that the aggrieved party has an adequate remedy at law.

                  (c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3.3 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of such term or provision to the extent necessary to make it valid and enforceable and this Section 3.3 shall be enforceable as so modified.

                  (d) The provisions of Section 3.3(a) shall not be deemed in any manner to restrict the ability of the Sellers or the Purchaser to hire any of the persons they are contemplated to retain or hire, as the case may be, pursuant to the R&D Agreement.

                  . Purchaser and Sellers shall give all notices to third parties and shall use their reasonable best efforts to obtain all consents, waivers, agreements and approvals necessary or desirable in order to consummate the sale of the Purchased Assets, the Shares and the Business and otherwise to cause the Closing to occur. Purchaser and Sellers shall cooperate in obtaining such consents, waivers, agreements and approvals and in connection with the preparation, execution, filing and delivery of such certificates, applications, agreements, conveyance and other documents as may be necessary or desirable in order to consummate the transactions contemplated by this Agreement, and shall also cooperate to resolve all technical and logistical issues relating to the consummation of the transactions contemplated by this Agreement, such as those resulting from currency transfer restrictions or restrictions on payments by wire transfers. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, a party shall take all commercially reasonable action (including the execution and delivery of such further instruments, documents and powers-of-attorney) as the other party may reasonably request for such purposes. Any payments received by Purchaser after the Closing with respect to the Excluded Assets shall be for the account of the applicable Seller, and Purchaser shall transfer such payments to such Seller in immediately available funds within five (5) Business Days of receipt thereof. Any payments received by EG&G after the Closing with respect to the Sealol Assets shall be for the account of Purchaser, and Sellers shall transfer such payments to Purchaser in immediately available funds within five
(5) Business Days of receipt thereof.

                  . The parties  recognize the  importance of obtaining  certain authorizations, consents, approvals and forbearance from Governmental Entities in order to accomplish the sale of the Purchased Assets and the Shares and, in this regard, agree to consult and cooperate fully with one another, consider in good faith the views of one another and prosecute diligently all applications for, and to use their reasonable best efforts promptly to obtain, such authorizations, consents, approvals and forbearance (including, without limitation, under the HSR Act) from all applicable Governmental Entities as will be required to permit the sale of the Purchased Assets and the Shares. The foregoing shall include, without limitation, the parties using their reasonable best efforts to respond as promptly as reasonably practicable to requests for additional filings, for information and document submissions, or to make employees available for interview, as proper or advisable, but shall not require any party to agree to divest or hold separate any portion of its business or otherwise take action that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, a material adverse effect on other operations or businesses of the Sellers and their Affiliates or a material adverse effect on the business and operations of the Purchaser and its Affiliates. Sellers and Purchaser further agree to use reasonable best efforts to effect an orderly transition of the Business with respect to any contract with, any goods and services being provided to, or any work being performed for any Governmental Entity, to effect the recordation of title to the Purchased Assets including, without limitation, the Intellectual Property, and to secure such clearances, agreements and other permits which may be required to effect such transition. Sellers agree that this obligation shall survive the Closing for a period of six months from the Closing, and that any services rendered by any Seller following the Closing shall be compensated by Purchaser at a per diem rate or other commercially reasonable basis as the parties may agree.

                  Section 3.6  Taxes Section 3.6  Taxes
                  (a) EG&G and Purchaser shall each bear one-half of all sales, notary fees, GST, conveyance, stamp, duty, transfer, registration, fonds de commerce, recording and other similar fees and taxes ("Transfer Taxes") imposed as a result of the purchase of the Purchased Assets and the Shares contemplated herein (but excluding any Transfer Taxes imposed as a result of any transfers, reorganizations or recapitalizations by Sellers or any of the Acquired Companies before Closing, other than those transfer taxes relating to the formation of French Newco pursuant to Section 1.1(a)). For the avoidance of doubt, Transfer Taxes exclude gains taxes attributable to the Sellers. EG&G and Purchaser shall cooperate and use all commercially reasonable efforts to avoid or minimize such Transfer Taxes. If either EG&G or Purchaser shall have paid the full amount of any Transfer Tax, the other party shall pay one half of the amount of such Transfer Tax to such party within 10 days of the receipt of notice of such payment of Transfer Tax.

                  (b) Liability for real and personal property taxes imposed with respect to the Sealol Assets for any taxable period beginning before and ending after the Closing Date shall be prorated between the applicable Seller and Purchaser, with the applicable Seller bearing a portion of such taxes based on the number of days in the taxable period prior to and including the Closing Date (except to the extent of related accruals on the Balance Sheet and related accruals on the books and records of the Business after the date of the Balance Sheet consistent with the generally accepted accounting principles used in formulating the related accruals on the Balance Sheet) and Purchaser bearing a portion of such taxes based on the number of days in the taxable period after the Closing Date.

                  (c) Taxes described in paragraphs (a) and (b) shall be remitted as provided by applicable law, and where the paying party is entitled to reimbursement, such reimbursement will be made by the non-paying party in immediately available funds in United States dollars or other applicable currency not later than five business days after the payment of such taxes.

                  (d) At or before the Closing, each Seller transferring Purchased Assets located in the United States shall provide Purchaser with the certification of non-foreign status described in United States Treas. Reg.
Section 1.1445-2(b)(2).

                  (e) Purchaser and Sellers will report the federal, state, local and other tax consequences of the purchase and sale hereunder in a manner consistent with the allocation of the Purchase Price and the Assumed Liabilities contained in Annex C and will not take any position inconsistent therewith in connection with all reports and returns with respect to Taxes.

                  (f) The  obligations  of the parties set forth in this Section
3.6 shall be unconditional and absolute and shall remain in effect until the expiration of the applicable statutes of limitation (including waivers and extensions thereof) for the taxable year or period at issue.

                  (g) Any payment by Purchaser or Sellers under this Section 3.6 (other than Section 3.6(a)) will be an adjustment to the Purchase Price.

                  (h) Purchaser and Sellers will treat the purchase and sale of the shares of EG&G International as a purchase and sale of the assets of EG&G International for United States federal, state and local income tax purposes and will not take any position inconsistent therewith in connection with all reports and returns with respect to Taxes.

                  (i) Purchaser shall on a timely basis file any required documentation and pay to the appropriate tax authority any withholding tax withheld pursuant to Section 1.9(b)(iii) of this Agreement and shall provide Seller with tax receipts from the appropriate tax authority to whom such withholding taxes are paid. Such receipts shall be provided within thirty (30) days of Closing.

                  .  tion 3.7  Bulk Transfer Laws Section
                  (a) Purchaser hereby waives compliance by Sellers with the provisions of any "bulk transfer", "bulk sales" or equivalent laws of any jurisdiction in connection with the sale of the Purchased Assets to Purchaser. However, Sellers agree to indemnify Purchaser and its Affiliates, in accordance with the terms of Article VI, for any Losses occurring out of Sellers' violations of any such laws.

                  (b) Purchaser shall procure that one or more of its Affiliates which are registered in the Corresponding Territory for value added tax purposes shall purchase from Sealol the assets of Sealol which are Purchased Assets (the "Corresponding Assets"). If any amount by way of value added tax is required to be paid in respect of that part of the Purchase Price which is allocated to the Corresponding Assets as set out in Annex C, such value added tax which is paid and not recovered by the party paying such tax will be reimbursed in the amount of one-half of such tax by the other party to this Agreement within 10 days. In Canada, the Seller and the Purchaser shall jointly elect under subsection 167(1) of Part IX of the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged tax, that no tax be payable in respect of the sale and purchase of the Purchased Assets pursuant to this Agreement. The Seller and the Purchaser shall make such election in the prescribed form containing prescribed information pursuant to the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged tax.

                  For the Purpose of this Section 3.7(b), "value added tax" means the tax imposed by the Sixth Council Directive of the European Communities and any national legislation implementing that directive together with legislation supplemental therefore.

                  . Purchaser shall provide Sellers with such resale certificates and the like relating to inventory included in the Purchased Assets as may be requested by Sellers in connection with the transactions contemplated by this Agreement.

                  . Purchaser shall maintain possession of all books and records transferred to it as Sealol Assets at least as long as required by applicable law or regulation; provided that thereafter Purchaser shall give EG&G not less than sixty (60) days' prior written notice of its intention to dispose of any such books and records. During such notice period any Seller may direct Purchaser, at such Seller's expense, to ship such books and records to such Seller or to a location designated by such Seller and Purchaser shall comply with such direction. So long as any books and records transferred to it remain in its possession, Purchaser shall, upon reasonable notice, make such books and records available to Sellers and their designees, representatives and agents for inspection and copying (at such Seller's expense) insofar as is necessary for the preparation of tax returns and similar matters. Without limiting the foregoing, the Sellers shall have the right for a period of five (5) years following the Closing Date to have reasonable access to such books, correspondence, production records and other records (and for a period of ten
(10) years following the Closing Date with respect to the tax records of the Business) that are transferred to the Purchaser pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business and operations of the Sellers relating to the Business as conducted by the Sellers prior to the Closing Date and for complying with their respective obligations pursuant to this Agreement and under applicable securities, tax, environmental, employment or other laws and regulations.

                  . From the date hereof until the Closing Date, neither Sellers nor Purchaser shall make, or permit its Affiliates to make, any public statement with respect to the transactions contemplated hereby without the prior consent of the other; provided that such consent will not be unreasonably withheld or delayed in any case and that nothing herein shall prevent any party from making any such disclosures or statements as may be required by law, regulation or rule of any Governmental Entity or of any stock exchange; provided further, that any party required by law, regulation or rule of any Governmental Entity or of any stock exchange to make any such disclosure or statement shall make a good faith effort to inform the other party of such requirement as soon as is practicable (whether such time is before or after such disclosure or statement).

                  . From the date hereof until the termination of this Agreement or the Closing, whichever first occurs, EG&G will not, and will cause its Affiliates and will cause its officers, directors, employees or other agents of its Affiliates not to, directly or indirectly, (i) take any action to solicit, initiate or accept any offer or indication of interest from any person with respect to any Acquisition Proposal (as hereinafter defined) or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Business or afford access to the properties, books or records of the Business to, any person that may be considering making, or has made, an offer with respect to an Acquisition Proposal. For purposes hereof, "Acquisition Proposal" means any proposal for a business combination involving the Business or the acquisition of Purchased Assets or the Shares, other than the transactions contemplated by this Agreement. EG&G will, and will cause its Affiliates to, terminate any existing discussions or negotiations with any person (other than Purchaser) relating to any Acquisition Proposal.

                  .  Confidentiality
                  (a) From the date hereof, the Sellers shall maintain, and shall cause their respective Affiliates to maintain, the confidentiality of all proprietary information relating to the Business, including but not limited to information relating to the Intellectual Property of the Business, except to the extent that such information is in the public domain through no fault of EG&G or its Affiliates or such information is required by law to be disclosed; provided that in the event any such disclosure is required under applicable law, Sellers shall immediately notify Purchaser thereof and shall cooperate with Purchaser to minimize the scope of such disclosure and to put in place appropriate measures to guard against the further disclosure, misuse or misappropriation of such information. The obligations under this Section 3.12 will terminate upon termination of this Agreement.

                  (b) The obligations of the Sellers set forth in Section 3.12(a) shall be unconditional and absolute and shall remain in effect without limitation as to time subject to the proviso contained in Section 3.12(a).

                  (c) In the event of a breach of any  provision of this Section
3.12 by any Seller, Purchaser may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and injunctive or other relief in order to enforce or prevent any violation of such provisions and the defendant in any such action will not contest such relief on the grounds that Purchaser has an adequate remedy at law.

                  . From and after the Closing Date, each party shall fully cooperate with the others in defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other party relating in whole or in part to, or arising out of the conduct of, the Business prior to or after the Closing Date (other than litigation among the Sellers, the Purchaser and/or their respective subsidiaries or Affiliates arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agent for their time spent in such cooperation.

                  . The parties shall negotiate in good faith equitable arrangements to enable the operation of the Business for periods prior to the Closing to continue to be insured after the Closing and to deal with various insurance administrative details. Sellers and Purchaser agree that Sellers' responsibility to provide insurance coverage for the Business shall terminate at the Closing and that all liabilities and obligations relating to personal and bodily injury and property damage arising from acts or omissions occurring prior to the Closing shall be borne by Sellers and all liabilities and obligations relating to personal and bodily injury and property damage arising from acts or omissions occurring after the Closing shall be borne by Purchaser.

                  Section 3.15 Licensing of Certain Intellectual Property. At the Closing, Sellers shall grant to Purchaser and its Affiliates one or more perpetual, royalty-free licenses, in form and substance reasonably satisfactory to Sellers and Purchaser (the "EG&G License"), with respect to the Retained Patents for all petrochemical, chemical, refining, gas transmission and exploration, pharmaceutical, pulp and paper, and power industry applications and uses, which licenses shall be on an exclusive basis until the fifth (5th) anniversary of the Closing Date and on a non-exclusive basis thereafter. At the Closing, Purchaser shall grant to Sellers and their Affiliates one or more perpetual, royalty-free licenses, in form and substance reasonably satisfactory to Sellers and Purchaser (the "TI Group License"), with respect to the Licensed Patents for all aerospace engine, main shaft, gas path and gearbox applications and uses, except applications in the power industry, which licenses shall be on an exclusive basis until the fifth (5th) anniversary of the Closing Date and on a non-exclusive basis thereafter. In addition, at the Closing, Purchaser shall grant to Sellers and their Affiliates one or more non-exclusive, perpetual, royalty-free licenses, in form and substance reasonably satisfactory to Sellers and Purchaser, with respect to any automation methods and processes used as of the Closing Date at Shannon, Ireland in respect of bellows manufacturing by the Business.

                  Section 3.16      Noncompete.
                  (a) EG&G agrees that, for a period of five (5) years after the Closing Date, neither it nor any of its subsidiaries or affiliates (whether or not presently existing) (each a "Restricted Party") shall engage anywhere in the world, directly or indirectly, in the design, development, manufacture, testing, repairing, servicing, marketing or sale of (a) rotating mechanical seal products (or any material component thereof) used for petrochemical applications, chemical applications, refrigeration compression applications (other than insofar as they are used for aerospace applications) refining applications, or gas transmission and exploration applications; or (b) metal bellows seals, split seals and non-contacting mechanical seals (or any material component thereof) used for pharmaceutical applications, pulp and paper applications or power generation pump applications (collectively referred to as the "Restricted Business"). In addition, EG&G agrees that during such five (5) year period none of the Restricted Parties shall, directly or indirectly, supply components or parts for the Restricted Business or to any person or entity that uses or proposes to use such components or parts in the Restricted Business. The foregoing covenant shall not apply to the acquisition by a Restricted Party of a business entity which engages in the Restricted Business, provided, that the Restricted Business does not constitute more than 20% of the total revenues of such business entity. Notwithstanding the foregoing, a Restricted Party may acquire a business entity with respect to which the Restricted Business constitutes more than 20% of the total revenues of such business entity, provided, that within 12 months of the consummation of such acquisition, the Restricted Party has divested itself of all or substantially all of such Restricted Business.

                  (b) In the event of a breach by any Restricted Party of any provision of this Section 3.16, Purchaser may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and injunctive or other relief in order to enforce or prevent any violation of such provisions and the defendant in any such action will not contest such relief on the grounds that the aggrieved party has an adequate remedy at law.

                  (c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3.16 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of such term or provision to the extent necessary to make it valid and enforceable and this Section 3.16 shall be enforceable as so modified.


                                   ARTICLE IV

                                   Conditions
                                   ----------

                  . The obligations of Purchaser and Sellers to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

                  (a) No Order or Law shall have been issued, promulgated, enforced, entered, or threatened by any Governmental Entity, or be in effect, that does or would restrain or prohibit the Closing or the closing under the Belfab Purchase Agreement (as defined below) or that has resulted in, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or that would subject either Sellers or Purchaser, or their respective Affiliates to material penalty or sanction as a result of the Closing or the closing under the Belfab Purchase Agreement;

                  (b) Purchaser and EG&G shall simultaneously consummate the transactions contemplated by the Purchase Agreement dated as of the date hereof between John Crane Inc., a wholly-owned subsidiary of Purchaser ("Crane"),and EG&G relating to the sale by Crane to EG&G of the assets of the Belfab Division of Crane (the "Belfab Purchase Agreement");

                  (c) Purchaser and Sellers shall have duly authorized, executed and delivered one or more services and facilities sharing agreements in respect of Seller's facilities in France, Italy and the United Kingdom that currently house the Business in those countries and Sellers' facilities in Cranston, Rhode Island and Shannon, Ireland that will be owned directly or indirectly by Purchaser as a result of the Closing pursuant to which support will be provided on the basis of normal custom and practice through the date of this Agreement, and reasonable assistance will be provided in transferring out of the appropriate facility at the end of the relevant lease term substantially on the terms contained in Annex D and otherwise in form and substance reasonably satisfactory to Sellers and Purchasers (the "Facilities Sharing Agreement");

                  (d) Purchaser and Sellers shall have received the consent of the Shannon Free Airport Development Company Limited (the "Development Company") on terms reasonably satisfactory to Sellers and Purchaser to (x) the transfer of the Shares of EG&G International to Purchaser pursuant to this Agreement, as provided for under the terms of EG&G International's grant agreements with the Development Company and (y) the lease of space by Purchaser to Sellers at the Shannon, Ireland facility referenced in subparagraph (e) below;

                  (e) Purchaser and the relevant Sellers shall have duly authorized, executed and delivered lease agreements, substantially in the form of Annex E with such changes thereto as may be necessary or reasonably appropriate to conform to local law, custom and practice and otherwise on the terms set forth in Annex D, relating to that portion of the facilities owned directly or indirectly by EG&G located at Coronation Road, Bucks, England, 2 rue des Lavoisier, Coignieres, France and Via Rucellai, 23, Milan, Italy, used by the Business whereby the appropriate portion of such facilities shall be leased by EG&G or its Affiliates to Purchaser for a period of twelve (12) months, in each case commencing on the Closing Date (such leases collectively, the "Transitional Leases"); and Purchaser and relevant Sellers shall have duly authorized, executed and delivered lease agreements, substantially in the form of Annex E with such changes thereto as may be necessary or reasonably appropriate to conform to local law, custom and practice and otherwise on the terms set forth in Annex D, relating to that portion of the facilities in Cranston, Rhode Island and Shannon, Ireland that will be owned directly or indirectly by Purchaser as a result of the Closing, whereby the appropriate portion of such facilities shall be leased by Purchaser or its Affiliates to Sellers for a period of five (5) years and twelve (12) months, respectively, after the Closing Date, in each case commencing on the Closing Date;

                  (f) Purchaser and EG&G shall each have duly authorized, executed and delivered a research and development agreement on substantially the terms contained in Annex F and otherwise in form and substance reasonably satisfactory to Purchaser and EG&G (the "R&D Agreement");

                  (g) Sellers shall have executed and delivered to Purchaser the EG&G License, and Purchaser shall have executed and delivered to Sellers the TI Group License;

                  (h) Purchaser and EG&G shall have duly authorized, executed and delivered to each other an MDC Semi-Conductor Bellows Supply Agreement in form and substance reasonably satisfactory to each of them on substantially the terms contained in Annex G (the "MDC Bellows Supply Agreement"); and

                  (i) The trustee of any funded retirement benefit schemes or arrangements maintained or contributed to by EG&G International in Ireland shall have consented to, and executed such documents as are necessary to give effect to, the transfer of sponsorship of such schemes or arrangements to EG&G or one of its Affiliates other than an Acquired Company such that Purchaser and its Affiliates or any Acquired Company shall not assume or continue sponsorship of such schemes or arrangements and EG&G=s actuary and Purchaser's actuary shall have agreed to the letter contemplated by Section 5.4(b) hereof.

                    The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions unless such condition is waived by Purchaser:

                  (a) The representations and warranties of Sellers made herein shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct as of such date;

                  (b) Sellers shall, in all material respects, have performed all covenants and complied with all agreements required by this Agreement to be performed or complied with by them prior to the Closing Date;

                  (c) All authorizations, consents, approvals and forbearance of Governmental Entities and all waiting or review periods required for the consummation of the transactions contemplated by this Agreement which are disclosed on Schedules 2.l(m) of the Sellers' Disclosure Schedule and 2.2(e) to this Agreement shall have been obtained or shall have expired or been terminated, as the case may be;

                  (d) All consents and approvals of parties to the Material Contracts required for the assignment by Sellers of any Contracts to Purchaser pursuant to this Agreement or required to waive any default or other change in the rights under such contract that would result because of any change of control that would occur upon the consummation of the transactions contemplated under this Agreement which are disclosed on Schedule 4.2(d) to this Agreement;

                  (e) Purchaser shall have executed a collective bargaining agreement with the incumbent union ("Sealol Shop Union") which represents certain employees at Sellers' facility located in Cranston, Rhode Island, on substantially similar terms to those contained in the currently existing collective bargaining agreement (other than with respect to any terms thereof which relate to the Warwick Rhode Island facility of Sealol U.S.) and in form and substance reasonably satisfactory to Purchaser, and Sellers shall use reasonable best efforts to assist Purchaser in this process;

                  (f) There shall be included in the Contracts assigned by Sellers to Purchaser at Closing, valid and effective distributor and sales representative agreements for the Business (in respect of which no Seller shall have received a notice of termination) with distributors and sales representatives that accounted for at least 75% of the revenues of the Business attributable to distributors and sales representatives in 1997;

                  (g) Purchaser shall have received from each Seller an officers' certificate, signed by its president or any vice president and by its chief financial officer or treasurer and dated the Closing Date, stating that the conditions specified in Sections 4.2(a), 4.2(b) and 4.2(f) have been satisfied; and

                  (h) Prior to Closing, EG&G International will have made a valid election, under United States Treasury Regulation Section 301.7701-3 to be disregarded as an entity separate from its owner for United States federal income tax purposes, and such election will have become effective prior to Closing, and will have provided Purchaser with a copy of such election.

                  . The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions unless such condition is waived by Sellers:

                  (a) The representations and warranties of Purchaser and TISA made herein shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct as of such date;

                  (b) Purchaser and TISA shall, in all material respects, have performed all covenants and complied with all agreements required by this Agreement to be performed or complied with by them prior to the Closing Date;

                  (c) All authorizations, consents, approvals and forbearance of Governmental Entities and all waiting or review periods required for the consummation of the transactions contemplated by this Agreement which are disclosed on Schedules 2.1(m) of the Sellers' Disclosure Schedule and 2.2(e) to this Agreement shall have been obtained or shall have expired or been terminated, as the case may be; and

                  (d) EG&G shall have received from Purchaser an officers' certificate, signed by its chief executive officer or any managing director and by its group financial officer or group treasurer and dated the Closing Date, stating that the conditions specified in Sections 4.3(a) and 4.3(b) have been satisfied.

                  . Purchaser and EG&G shall determine in good faith whether the conditions set forth in Sections 4.1, 4.2 and 4.3 hereof, respectively, have been satisfied, and neither Purchaser nor EG&G shall unreasonably seek to delay the Closing on the sole basis of the non-satisfaction of Section 4.1, 4.2 and
4.3 hereof.


                                    ARTICLE V

                     Employee Benefits and Personnel Matters
                     ---------------------------------------

                  . Purchaser agrees that for a period of one year following the Closing Date, the U.S. Employees employed solely in respect of the Business who are employed (other than those eligible or who are receiving long-term disability benefits under any insurance plan) on the Closing Date shall be provided compensation and employee benefits that are reasonably comparable in the aggregate to the compensation and benefits provided to such U.S. Employees immediately prior to the Closing Date by Sellers; provided, however, Purchaser shall have no obligation to offer U.S. Employees retiree health or life benefits and shall have no obligation to provide any other benefit to such U.S. Employees in substitution of their retiree health and life benefits, and after such one year period, Purchaser shall have no additional obligations under this Agreement with respect to the Employees. U.S. Employees who continue employment with Purchaser shall be given credit for all service with Sellers (or service credited by Sellers for similar plans, programs or policies) under employee benefit plans (including severance plans and policies) of Purchaser in which they become participants for purposes of eligibility and vesting but not benefit accrual; provided, that, for purposes of severance plans and policies of Purchaser in which such employees become participants, service with Sellers will be credited under such plans and policies to determine severance benefits, if any. With respect to any benefits, plans, or arrangements sponsored or provided by Sellers other than the Acquired Companies such benefits, plans or arrangements shall remain the responsibility of Sellers, and shall not be assumed by Purchaser. Notwithstanding the foregoing, if any funded pension plan, within the meaning of Section 3(2) of ERISA, is maintained by an Acquired Company, and is not fully funded such that assets as of the Closing Date do not exceed projected benefit obligations determined as of the Closing Date, both using the ongoing actuarial assumptions used in such plan's actuarial valuation and on a termination basis using Pension Benefit Guaranty Corporation assumptions, sponsorship of such plan shall be transferred prior to the Closing Date to EG&G or one of its Affiliates other than an Acquired Company so that Purchaser and its Affiliates shall have no responsibility for funding such plan. EG&G acknowledges and agrees that all accrued liabilities reflected on the Balance Sheet and any liabilities accrued thereafter, up and until the Closing Date, as they relate to Employees (whether foreign or domestic) who have become employees of Purchaser and who participated in the Seller's economic value added program or any other incentive compensation plan, agreement, policy, arrangement or program maintained by the Seller, shall remain the accrued liabilities of the business units which employed such Employees following the Closing Date. Purchaser shall make all payments to Employees who become employees of Purchaser pursuant to such economic value added programs and incentive compensation plans in accordance with their terms to the extent accrued as of the Closing Date. Except with respect to any severance benefits that U.S. Employees may be entitled to pursuant to Purchaser's severance plans or policies, EG&G shall fully indemnify Purchaser against any and all taxes, assessments, claims or liabilities for compensation and benefits provided or promised by EG&G and its Affiliates prior to the Closing Date with respect to any benefit, plan or arrangement covering the U.S. Employees on the Closing Date. In addition, EG&G shall at its own expense, take any action necessary to provide elections for continuation health coverage described in Section 4980B of the Code to employees and their dependents as a result of any material changes in available health coverage, and shall fully indemnify Purchaser and its Affiliates, including any such Affiliate that is an Acquired Company, against any and all taxes, penalties, and assessments related to EG&G's failure to fulfill any applicable legal requirements in connection with such elections.

                  Section 5.2  England Section
                  (a) It is the intention of Purchaser that, for a period of one year following the Closing Date, employees employed in England ("English Employees") solely in respect of the Business who are employed (other than those eligible or who are receiving long-term disability benefits under any insurance plan) on the Closing Date shall be provided compensation and employee benefits that are reasonably comparable in the aggregate to the compensation and benefits provided to such English Employees immediately prior to the Closing Date by EG&G or any of its Affiliates (subject to applicable local law) and Purchaser shall have no additional obligations under this Agreement with respect to the English Employees. English Employees who accept the offer of employment with Purchaser shall be given credit for all service with EG&G and its Affiliates (or service credited by EG&G and its Affiliates for similar plans, programs or policies) under employee benefit plans (including severance plans and policies) of Purchaser in which they become participants for purposes of eligibility and vesting but not benefit accrual (subject to Section 5.2(b)); provided, that, for purposes of severance plans and policies of Purchaser in which such employees become participants, service with Seller will be credited under such plans and policies to determine severance benefits, if any. Except as required under applicable local law, any benefits, plans, schemes or arrangements maintained or contributed to by EG&G or any of its Affiliates for the benefit of English Employees shall remain the responsibility of EG&G and its Affiliates following the Closing and shall not be assumed by Purchaser.

                  (b) In respect of any funded retirement benefit schemes maintained or contributed to by EG&G or any of its Affiliates for the benefit of English Employees who become employees of Purchaser following the Closing Date ("English Transferred Employees"), EG&G and its Affiliates shall arrange to transfer from such schemes or arrangements to schemes or arrangements nominated by the Purchaser (and approved under Chapter 1 of Part XIV of the Taxes Act of 1988), cash or other mutually acceptable property, the value of which shall be equal to the sum of (i) and (ii), subject to a minimum in relation to each English Transferred Employee of any cash equivalent (as defined under local law) which any English Transferred Employee would be entitled to on termination of his membership of the scheme ((i) and (ii), subject to this minimum together being the AAnticipated Transfer Amount@), where (i) is the present value of the liabilities with respect to such English Transferred Employees under such schemes or arrangements as of the Closing Date, provided such schemes or arrangements are valued on the basis that service is calculated up to and including the Closing Date and no allowance is made for future projections of salary increases and (ii) is the return on the FT-Actuaries All-Share Total
Return Index over the period from the Closing Date to the date the transfer payment is made multiplied by the amount calculated in clause (i) of this
Section 5.2(b). The calculation of such amounts shall be made based on the assumptions used in the most recent actuarial valuations adjusted as necessary to take account of any requirements of local law. Such calculation shall be made by EG&G's actuary; provided, that, EG&G's actuary shall provide Purchaser's actuary with such information as may be necessary to verify such transfer amounts prior to transfer. If the transfer amount cannot be mutually agreed to by the actuaries of EG&G and Purchaser, a third actuary that is mutually acceptable to the parties shall be retained and its determination of the transfer amount shall be binding. If the amount actually transferred from EG&G=s schemes to Purchaser=s schemes is less than the Anticipated Transfer Amount, EG&G shall pay an amount in cash (by way of an adjustment to the Purchase Price), reduced by the applicable corporate tax rate of Purchaser in England with respect to the Business, to the Purchaser equal to the difference between the Anticipated Transfer Amount and the amount actually transferred. If the amount actually transferred from EG&G=s schemes to Purchaser=s schemes is more than the Anticipated Transfer Amount, Purchaser shall pay an amount in cash, reduced by the applicable corporate tax rate of EG&G in England with respect to the Business, equal to the difference between the amount actually transferred (limited to the amount provided in clauses (i) and (ii) of this Section 5.2(b) if liabilities were calculated with regard to projections of salary increases) and the Anticipated Transfer Amount; provided, that, EG&G and/or its Affiliates shall not exercise any power or discretion which would result in the amount to be transferred under such scheme or arrangements being increased. Subject to applicable local law, the transfer of assets contemplated hereunder shall take place within 90 days after the Closing Date.

                  (c) Notwithstanding the foregoing, EG&G shall procure that for however long as is reasonably necessary to complete the arrangements in Section 5.2(b), but in any event not longer than six (6) months after the Closing Date unless EG&G agrees otherwise, subject to applicable local law, the Purchaser is permitted to participate in any such schemes or arrangements in respect of the English Transferred Employees who are participants of such schemes or arrangements on the Closing Date. During such period, Purchaser shall conform to the rules of such schemes or arrangements, not exercise any power or discretion under such schemes or arrangements without the consent of EG&G (which consent shall not be unreasonably withheld) and pay the same rate of contributions that are paid by EG&G on behalf of those English Transferred Employees as of the Closing Date and EG&G shall procure that, subject to applicable local law, the Purchaser is not required to pay any further sums whatsoever to such schemes or arrangements at any time. EG&G shall procure that the governing provisions of such schemes or arrangements are not amended to increase materially the obligations of the Purchaser as a participating employer nor amend or augment the interests under such schemes or arrangements of any of those English Transferred Employees during this period. EG&G and Purchaser mutually undertake not to do or omit to do anything which may affect the amount to be transferred or paid under Section 5.2(b). In addition, EG&G and its Affiliates shall use their best endeavors to transfer from such schemes or arrangements to corresponding schemes or arrangements nominated by the Purchaser, cash or other mutually acceptable property the value of which is the amount contributed to such schemes or arrangements by Purchaser and all of the English Transferred Employees pursuant to this Section 5.2(c), less any part of such contributions reasonably attributable to the provision of life cover and administrative costs and actual investment earnings or losses on such amounts. Payment of any such amounts shall be ignored for the purposes of any calculations under Section 5.2(b). If, and to the extent that, EG&G and/or its Affiliates are unable to transfer such amounts to Purchaser, EG&G shall pay an amount in cash to Purchaser equal to such amount, reduced by the applicable income tax rate of Purchaser in England with respect to the Business.

                  (d) Except with respect to any funded retirement benefit schemes or arrangements for which assets and liabilities have been transferred pursuant to Sections 5.2(b) and (c) or any severance benefits that Transferred Employees may be entitled pursuant to Purchaser's severance plan and policies, EG&G shall fully indemnify Purchaser against any and all liabilities that may arise with respect to any Transferred Employee's service with EG&G prior to the Closing Date.

                  Section 5.3 Canada. (a) It is the intention of Purchaser that, for a period of one year following the Closing Date, employees employed in Canada ("Canadian Employees") solely in respect of the Business who are employed (other than those eligible or who are receiving long-term disability benefits under any insurance plan) on the Closing Date shall be provided compensation and employee benefits that are reasonably comparable in the aggregate to the compensation and benefits provided to such Canadian Employees immediately prior to the Closing Date by EG&G or any of its Affiliates (subject to applicable local law) and Purchaser shall have no additional obligations under this Agreement with respect to the Canadian Employees. Canadian Employees who continue employment with Purchaser shall be given credit for all service with EG&G and its Affiliates (or service credited by EG&G and its Affiliates for similar plans, programs or policies) under employee benefit plans (including severance plans and policies) of Purchaser in which they become participants for purposes of eligibility and vesting but not benefit accrual; provided, that, for purposes of severance plans and policies of Purchaser in which such employees become participants, service with Seller will be credited under such plans and policies to determine severance benefits, if any. Except as required under applicable local law, any benefits, plans, schemes or arrangements maintained or contributed to by EG&G or any of its Affiliates for the benefit of Canadian Employees shall remain the responsibility of EG&G and its Affiliates following the Closing and shall not be assumed by Purchaser.

                  (b) In respect of any funded defined contribution pension plan or similar arrangements maintained or contributed to by EG&G or any of its Affiliates for the benefit of Canadian Employees who become employees of Purchaser following the Closing Date ("Transferred Canadian Employees"), EG&G and its Affiliates shall cause to be transferred from such defined contribution pension plan or similar arrangement, the liability for the account balances of such Transferred Canadian Employees, together with cash, cash equivalents or mutually acceptable property, the fair market value of which on such transfer date is equal to such liability to a plan designated by the Purchaser. The transfer of assets shall take place within 90-days after the Closing Date or as soon as possible after any necessary approvals have been obtained and shall be subject to applicable local law.

                  (c) Except with respect to any funded defined contribution pension plan or similar arrangements for which assets and liabilities have been transferred pursuant to Section 5.3(b) or any severance benefits to which Transferred Canadian Employees may be entitled pursuant to Purchaser's severance plan and policies, EG&G shall fully indemnify Purchaser against any and all liabilities that may arise with respect to any Transferred Canadian Employee's service with EG&G prior to the Closing Date.

                  Section 5.4  Ireland.
                  (a) Purchaser agrees that for a period of one year following the Closing Date, employees of EG&G International employed in Ireland after the Closing Date ("Irish Employees") shall be provided compensation and employee benefits that are reasonably comparable in the aggregate to the compensation and benefits provided to such Irish Employees immediately prior to the Closing Date by EG&G International (subject to applicable local law and any adjustments in respect of service after the Closing Date needed to reflect any Irish Employees who are not Irish Transferred Employees (as defined below)) and Purchaser shall have no additional obligations under this Agreement with respect to the Irish Employees. Irish Employees who continue employment with EG&G International following the Closing Date shall be given credit for all service with EG&G International (or service credited by EG&G International for similar plans, programs or policies) under employee benefit plans (including severance plans and policies) of Purchaser in which they become participants for purposes of eligibility and vesting but not benefit accrual (subject to Section 5.4(b)); provided, that, for purposes of severance plans and policies of Purchaser or its Affiliates or any Acquired Company in which such employees become participants, service with Seller will be credited under such plans and policies to determine severance benefits, if any. Notwithstanding the generality of the foregoing, Purchaser shall establish or arrange for the establishment, with effect from the Closing Date, of funded retirement benefit schemes or similar arrangements for the Irish Employees ("Purchaser=s Irish Schemes") which, subject to the rights to amend and terminate any such scheme or arrangement, will provide for each Irish Employee benefits in respect of service with the Purchaser or its Affiliates or any Acquired Company after the Closing Date which are as favorable overall as the benefits which would have been provided under the funded retirement benefit schemes or similar arrangements maintained or contributed to by EG&G International ("EG&G Irish Schemes") for such Irish Employee (subject to any adjustments because any Irish Employee has not become an Irish Transferred Employee), under the rules in force at the Closing Date, had such employees continued as an active member of the EG&G Irish Schemes.

                  (b) Subject to the  consent of the  trustees of the EG&G Irish
Schemes, which EG&G shall use all reasonable efforts to obtain, EG&G International shall prior to the Closing Date transfer sponsorship of the EG&G Irish Schemes to EG&G or one of its Affiliates other than any Acquired Company, so that from the Closing Date, EG&G International, Purchaser and its Affiliates shall not be sponsors of the EG&G Irish Schemes and shall have no responsibility for funding the EG&G Irish Schemes (except to the extent provided in Section 5.4(c) below). In addition, EG&G and its Affiliates shall arrange to transfer from the EG&G Irish Schemes to a Purchaser=s Irish Schemes in respect of those Irish Employees who consent to the transfer (AIrish Transferred Employees@) cash or other mutually acceptable property, the value of which shall be equal to the sum of (i) the present value of the liabilities of the EG&G Irish Schemes with respect to the Irish Transferred Employees as of the Closing Date, calculated without regard to future projections of salary increases, indexed for cost of living adjustments to the extent required under applicable local law or set out in the Actuaries= Letter (as defined below) (the ABenefit Obligation@) and (ii) interest on the Benefit Obligation for the period from the Closing Date to the actual date of transfer to the Purchaser=s Irish Schemes calculated using the annual Dublin Inter Bank Offer Rate from time to time plus 1% (the ATiming Adjustment@), the sum of the Benefit Obligation and the Timing Adjustment being hereinafter referred to as the AAgreed Transfer Amount@. The calculation of the Agreed Transfer Amount shall be made based on the assumptions and methodology agreed by EG&G=s actuary and Purchaser=s actuary and evidenced by the letter sent by EG&G=s actuary and Purchaser=s actuary to the parties hereof within 20 days following the signing of this Agreement the (AActuaries= Letter@). The calculation shall be made in the first instance by EG&G=s actuary and verified by Purchaser=s actuary and EG&G=s actuary shall provide Purchaser=s actuary with any information necessary to verify the calculation prior to transfer. If the transfer amount cannot be agreed by EG&G=s actuary and Purchaser=s actuary, a third actuary that is mutually acceptable to the parties (or, in default of a mutual agreement, appointed by the President for the time being of the Society of Actuaries in Ireland) shall be retained and its calculation of the Agreed Transfer Amount shall be binding.

                  If the amount or sum of the amounts actually transferred from the EG&G Irish Schemes to the Purchaser=s Irish Schemes (the AActual Transfer Amount@) is less than the Agreed Transfer Amount, EG&G shall within thirty (30) days of the transfer pay an amount in cash to Purchaser equal to 90% of the difference between the Agreed Transfer Amount and the Actual Transfer Amount (that difference being hereinafter referred to as the AShortfall@). If the Actual Transfer Amount when aggregated with any shortfall in respect of which EG&G has made a payment is greater than the Agreed Transfer Amount, Purchaser shall within thirty (30) days of the transfer pay an amount in cash to EG&G equal to 90% of the difference between the Agreed Transfer Amount and the lower of (a) the aggregate of the Actual Transfer Amount and any shortfall in respect of which EG&G has made a payment and (b) the aggregate of the value which the Agreed Transfer Amount would have been if the Benefit Obligation was calculated as of the Closing Date with regard to projections of future salary increases but not indexed for cost of living adjustments and otherwise calculated as set out above, the calculation being made based on the assumptions and methodology set out in the Actuaries Letter and any Shortfall in respect of which EG&G has made a payment (the ALimit@) (that difference being hereinafter referred to as the AExcess@). If any further amount is transferred from the EG&G Irish Schemes to the Purchaser=s Irish Schemes, the Purchaser shall, within thirty (30) days of the further transfer pay to EG&G an amount equal to 90% of that further transfer to the extent that, when aggregated with all payments made by the EG&G Irish Schemes to the Purchaser=s Irish Schemes prior to that further transfer and any Shortfall in respect of which EG&G has made a payment, it does not exceed the Limit. Notwithstanding the foregoing, Purchaser shall have no obligations to make payments hereunder if EG&G and/or its Affiliates shall have exercised any power or discretion which would result in the amount to be transferred under the EG&G Irish Schemes being increased. The Purchaser shall procure that the Purchaser=s Irish Schemes shall accept any amount paid or transferred to them pursuant to this Section 5.4(b) and, subject to receipt of such amount, that the Purchaser=s Irish Schemes shall provide benefits for each Irish Transferred Employee in respect of service treated as pensionable under the EG&G Irish Schemes which are as favorable overall as the benefits which would have been provided under the rules and discretionary practices of the EG&G Irish Schemes as in operation at the Closing Date in respect of that service had the Irish Transferred Employee continued as an active member after the Closing Date. Subject to applicable local law, the amount to be transferred being determined and agreed and the establishment of the Purchaser=s Irish Schemes in accordance with Section 5.4(a), the transfer of assets contemplated hereunder shall take place within 90 days after the later of the Closing Date and the date EG&G International has ceased to participate in the EG&G Irish Schemes as provided in
Section 5.4(c). For the avoidance of doubt, assets of the EG&G Irish Schemes representing voluntary contributions by Irish Transferred Employees (in respect of which entitlement under the EG&G Irish Schemes is not related to earnings) and the benefits deriving therefrom shall be disregarded for all the preceding provisions of this Section 5.4(b). EG&G shall nevertheless use its reasonable endeavors to procure that the part of such assets attributable to each Irish Transferred Employee are transferred to the Purchaser=s Irish Schemes for the benefit of such Irish Transferred Employee.

                  (c) Notwithstanding the foregoing, EG&G shall procure that for however long as is reasonably necessary to complete the arrangements in Section 5.4(b), but in any event not longer than six (6) months after the Closing Date unless EG&G agrees otherwise, subject to applicable local law, EG&G International is permitted to participate in the EG&G Irish Schemes in respect of the Irish Employees who are participants of such schemes or arrangements on the Closing Date. During such period, Purchaser shall procure that EG&G International shall conform to the rules of such schemes or arrangements, not exercise any power or discretion under such schemes or arrangements without the consent of EG&G (which consent shall not be unreasonably withheld) and pay the same rate of contributions that are paid by the Irish Employees and by EG&G International on behalf of those Irish Employees as of the Closing Date and EG&G shall procure that EG&G International is not required to pay any further contributions to such schemes or arrangements at any time. EG&G shall procure that unless required by applicable law, the governing provisions of such schemes or arrangements are not amended to increase materially the obligations of the Purchaser as a participating employer nor amend or augment the interests under such schemes or arrangements of any of those Irish Employees during this period. EG&G and Purchaser mutually undertake not to do or omit to do anything which may affect the amount to be transferred or paid under Section 5.4(b). In addition, EG&G and its Affiliates shall use their best endeavors to transfer from such schemes or arrangements to Purchaser's Irish Schemes, cash or other mutually acceptable property the value of which is the amount contributed to the EG&G Irish Schemes by EG&G International in respect of the Irish Transferred Employees or the Irish Transferred Employees pursuant to this Section 5.4(c), adjusted by actual investment earnings or losses on such amounts. Payment of any such amounts shall be ignored for the purposes of any calculations under Section 5.4(b). If, and to the extent that, EG&G and/or its Affiliates are unable to transfer such amounts to the Purchaser's Irish Schemes, EG&G shall pay an amount in cash to Purchaser equal to 90% of such amount.

                  (d) EG&G shall fully indemnify Purchaser and EG&G International against any and all liabilities that may arise with respect to any claims against Purchaser or EG&G International made by or in respect of any of the Irish Employees other than the Irish Transferred Employees with respect to their service with EG&G International prior to the Closing Date.

                  Section 5.5   Other Countries and Jurisdictions
                  (a) It is the intention of EG&G and Purchaser to make whatever necessary arrangements as are customary with respect to all employee matters as they relate to Employees of EG&G and its Affiliates in countries and jurisdictions other than those specified in Sections 5.1, 5.2, 5.3 and 5.4 above, who become employees of Purchaser (collectively, the "Other Employees"). Notwithstanding the foregoing, it is the intention of the Purchaser that, for a period of one year following the Closing Date, Other Employees shall be provided compensation and employee benefits that are reasonably comparable in the aggregate to the compensation and benefits provided to such Other Employees immediately prior to the Closing Date by EG&G or any of its Affiliates (subject to applicable local law) and Purchaser shall have no additional obligations under this Agreement with respect to the Other Employees. Other Employees who continue employment with Purchaser shall be given credit for all service with EG&G and its Affiliates (or service credited by EG&G and its Affiliates for similar plans, programs or policies) under employee benefit plans (including severance plans and policies) of Purchaser in which they become participants for purposes of eligibility and vesting but not benefit accrual (subject to Section 5.5(b)); provided, that, for purposes of severance plans and policies of Purchaser in which such employees become participants, service with Seller will be credited under such plans and policies to determine severance benefits, if any. Except as required under applicable local law, any benefits, plans, schemes or arrangements maintained or contributed to by EG&G for the benefit of Other Employees shall remain the responsibility of EG&G following the Closing Date and shall not be assumed by Purchaser. EG&G acknowledges and agrees that it will comply will all applicable legal requirements with respect to the transfer of Other Employees, including, but not limited to, prior notice requirements, termination and release procedures and severance requirements (as they relate to termination of service prior to the Closing Date), if any.

                  (b) If  such  Other  Employees  participate  in  any  employee
benefit  schemes  or  arrangements   (whether  or  not  funded)   maintained  or
contributed to by EG&G or any benefit scheme or arrangement maintained or mandated by any governmental authority, all liabilities accrued (whether or not vested) under such schemes or arrangements prior to the Closing Date with respect to Other Employees shall remain the liability of EG&G following the Closing Date and Purchaser shall have no obligation with respect to any liability accrued (whether or not vested) by such Other Employees under such schemes or arrangements prior to the Closing Date; provided, that, to the extent it will be customary to transfer assets and liabilities of any such schemes or arrangements in the applicable jurisdiction to the Purchaser following the Closing Date, then such transfer shall be made in the same fashion as provided in Sections 5.2 or 5.3 as the case may be. Except with respect to any severance benefits that Other Employees may be entitled pursuant to Purchaser's severance plans or policies or as otherwise agreed to among the parties, EG&G shall fully indemnify Purchaser against any and all such liabilities and any other liabilities that may arise with respect to any Other Employee's service with EG&G prior to the Closing Date or liabilities that may arise with respect to employees who do not become employees of Purchaser.

                                   ARTICLE VI

                            Survival; Indemnification
                            -------------------------

                  . The representations and warranties of the parties contained in this Agreement shall survive the Closing Date for a period of one year, except that (i) the representations and warranties contained in Section 2.1(j) and in Section 3.6 of this Agreement (and any provisions of this Agreement necessary to make indemnification with respect thereto effective) shall survive until the expiration of the applicable statutes of limitation (including waivers and extensions thereof) for the year or period at issue and (ii) the representations and warranties contained in Section 2.1(o) of this Agreement shall survive the Closing Date for a period of three years. The party or parties seeking indemnification pursuant to this Article VI shall be hereinafter referred to individually as an "Indemnified Party" and collectively as "Indemnified Parties", and the party or parties from whom such indemnification is sought shall be hereinafter referred to individually as an "Indemnifying Party" and collectively as "Indemnifying Parties".

                  . (a)n 6From and after the Closing, EG&G shall indemnify Purchaser and its Affiliates and hold Purchaser and its Affiliates harmless from and against any and all Losses relating to or arising out of the inaccuracy, breach or violation of any of the representations or warranties made by Sellers pursuant to this Agreement.

                  (b) From and after the Closing, EG&G shall indemnify Purchaser and its Affiliates and hold Purchaser and its Affiliates harmless from and against any and all Losses relating to or arising out of any Excluded Liability or any liability of EG&G International that would be deemed to be an Excluded Liability if Purchaser were acquiring the assets of EG&G International comprising Purchased Assets as provided in this Agreement instead of the share capital of EG&G International.

                  (c) From and after the Closing, EG&G shall indemnify Purchaser and its Affiliates and hold Purchaser and its Affiliates harmless from and against any and all Losses relating to or arising out of any circumstance, action, omission, event or condition existing prior to, or at the time of, the Closing including without limitation any product liability claims arising from or relating to any product manufactured, sold, supplied or delivered by the Business that are outstanding or threatened prior to or at the time of the Closing (excluding, for this purpose, any warranty claim made pursuant to any Contract), any environmental claims arising out of facts or circumstances existing prior to the Closing, and in respect of any Indebtedness outstanding at Closing, including in respect of interest thereon and any other amounts payable with respect thereto, except, in the case of any Loss referred to in this
Section 6.2(c), to the extent of reserves for such liabilities specifically reserved for on the Balance Sheet or, for the period since September 28, 1997, on the books and records of the Business in the ordinary course of business consistent with past practice, in accordance with the terms of this Agreement, and which are of the same type as those reflected on the Balance Sheet.


                  (d)(i) From and after the Closing, EG&G shall indemnify Purchaser and its Affiliates and hold Purchaser and its Affiliates harmless against all Taxes (other than Transfer Taxes subject to Section 3.6(a) hereof) with respect to the Acquired Companies for taxable periods or portions thereof ending before or ending on and including the Closing Date, other than any Taxes attributable to actions taken by or at the direction of Purchaser after the Closing and other than Taxes that are reflected in the Final Balance Sheet. For purposes of this paragraph, whenever it is necessary to determine the liability for Taxes of the Acquired Companies for the taxable year or period that includes the Closing Date, the determination of the Taxes of the Acquired Companies for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Acquired Companies had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

                  (ii) All other payments required under this Section 6.2(d) shall be paid directly to the relevant taxing authority or, if Purchaser shall have already paid such Tax, to Purchaser within 30 days of the provision of notice of such Tax to Seller by Purchaser.

                  (iii) After the Closing Date, Seller shall prepare all Tax Returns required to be filed by or with respect to the Acquired Companies with respect to taxable periods ending before the Closing Date and will provide Purchaser with such Tax Returns at least 30 days before such Tax Returns are required to be filed. The Seller shall also cooperate with Purchaser in the preparation of any Tax Returns required to be filed by the Acquired Companies with respect to taxable periods beginning before and ending after the Closing Date.

                  .ection 6.3  Indemnification Obligations of Purchaser
(a) From and after the Closing, Purchaser shall indemnify Sellers and their respective Affiliates and hold Sellers and their respective Affiliates harmless from and against any and all Losses relating to or arising out of the inaccuracy, breach or violation of any of the representations or warranties made by Purchaser pursuant to this Agreement.

                  (b) From and after the Closing, Purchaser shall indemnify Sellers and their respective Affiliates and hold Sellers and their respective Affiliates harmless from and against any and all Losses relating to or arising out of any Assumed Liability.

                  (c) Purchaser shall be liable for and shall indemnify Seller and shall hold Seller harmless against all Taxes with respect to the Acquired Companies for taxable periods or portions thereof beginning on or after the Closing Date; and, with respect to any taxable period beginning before the Closing Date and ending after the Closing Date, that portion of such taxable year or period beginning on the Closing Date.

                  (d) Purchaser shall file all Tax Returns with respect to the Acquired Companies for taxable periods ending after the Closing Date.

                  (e) With respect to any Tax Return required to be filed by the Purchaser for a taxable period of any Acquired Company which includes the Closing Date, Purchaser shall provide Seller with copies of such completed Tax
Return and a statement certifying the amount of tax shown on such Tax Return that is payable by the Seller pursuant to this Agreement at least thirty (30) days prior to the due date (or extended due date, if an extension has been obtained) for filing such Tax Return. Seller or its representatives shall have the right to review such Tax Return and statement prior to the filing of such Tax Return.

                  .ection 6.4  Matters Involving Third Parties
                  (a) If any third party shall notify any Indemnified Party with respect to any matter that may give rise to a claim for indemnification against an Indemnifying Party under this Agreement (other than any claim for indemnification under Sections 6.2(d) or 6.3(c)) (a "Claim"), the Indemnified Party shall promptly notify the Indemnifying Party thereof if it expects to receive indemnification under this Agreement, but the failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail the basis for such potential Claim.

                  (b) The  Indemnifying  Party  shall be entitled to contest and defend any Claim with respect to which it is called upon to indemnify any Indemnified Party hereunder; provided that notice of its intention so to contest or defend shall be given by the Indemnifying Party within thirty (30) calendar days after the Indemnified Party has given notice of the matter. The
Indemnifying Party shall defend the Indemnified Party against the Claim with counsel of its choice reasonably satisfactory to the Indemnified Party (it being agreed that Hale and Dorr LLP and Sullivan & Cromwell are acceptable to the parties). The Indemnified Party may retain separate counsel at its sole cost and expense, provided that such separate counsel shall be at the Indemnifying Party's expense if the Indemnifying Party shall have agreed to such employment or if such Indemnified Party shall have reasonably concluded that representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action. The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed, provided that, if the Indemnifying Party fails to undertake the defense of or to settle or pay any such Claim within thirty
(30) days after the Indemnified Party has given written notice to the Indemnifying Party advising the Indemnifying Party of such Claim, or if the Indemnifying Party, after having given notice to the Indemnified Party that it intends to undertake the defense, fails forthwith to defend, settle or pay such claim, then the Indemnified Party may take any and all necessary action to dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem reasonably appropriate, in its sole discretion, subject to the following with respect to any proposed settlement thereof. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party.

                  (c) Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of such claim. If the Indemnifying Party does respond within such 30-day period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue such remedies as may be available to such party under applicable law.

                  (d) Purchaser shall notify Seller in writing 30 days after the receipt by Purchaser of written notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may materially affect the liabilities for Taxes of any one or more of the Acquired Companies for which Seller would be required to indemnify Purchaser pursuant to Section 6.2(d), provided that failure to comply with this provision shall not affect Purchaser's right to indemnification hereunder, except to the extent that Sellers are actually prejudiced by such failure. Seller shall have the sole right to represent the Purchaser's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Purchaser for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Purchaser. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified the Purchaser against the effects of any such settlement.

                  Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to Section 6.2(d) and, with the written consent of Purchaser, and at its sole expense, may assume the entire defense of such Tax claim. Purchaser may not agree to settle any Tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller under Section 6.2(d) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                  Section 6.5  Certain Limitations on Losses
                  (a) Sellers shall not have any obligation to indemnify Purchaser and its Affiliates from and against any Losses relating to or arising out of any matter described in Section 6.2(a) hereof unless and until Purchaser and its Affiliates shall have suffered or incurred Losses relating to or arising out of any matter described in Section 6.2(a) in excess of the aggregate amount of one million five hundred thousand Dollars ($1,500,000) (as adjusted pursuant to Section 1.11 hereof), at which point Sellers will be obligated to indemnify Purchaser and its Affiliates from and against all such Losses in excess of such amount up to the Purchase Price. Individual Losses of less than $25,000 shall not give rise to any liability whatsoever of EG&G under Section 6.2(a) hereof, unless and until all such individual losses of less than $25,000 aggregate to $250,000 or more in which case indemnity claims may be made under Section 6.2(a) hereof, for the full amount of all such Losses, subject to the other limitations contained in the immediately preceding sentence.

                  (b) Purchaser shall not have any obligation to indemnify EG&G and its Affiliates from and against any Losses relating to or arising out of any matter described in Section 6.3(a) unless and until EG&G and its Affiliates shall have suffered or incurred Losses relating to or arising out of any matter described in Section 6.3(a) in excess of the aggregate amount of one million five hundred thousand Dollars ($1,500,000), at which point Purchaser will be obligated to indemnify EG&G and its Affiliates from and against all such Losses in excess of such amount up to the Purchase Price. Individual Losses of less than $25,000 shall not give rise to any liability whatsoever of Purchaser under
Section 6.3(a) hereof, unless and until all such individual losses of less than $25,000 aggregate to $250,000 or more in which case indemnity claims may be made under Section 6.3(a) hereof, for the full amount of all such Losses, subject to the other limitations contained in the immediately preceding sentence.

                  (c) An Indemnified Party shall take all reasonable steps within its control to mitigate Losses upon becoming aware of any event that could reasonably be expected to give rise thereto. In addition, the amount of the indemnification due to the Indemnified Party hereunder in connection with the Loss suffered or incurred shall be limited by netting from such Loss the amount of any indemnification actually received by any Indemnified Party from any unrelated party (other than pursuant to an insurance claim) with respect to such Loss.

                  (d) In the event that any Indemnified Party delivers a claim for indemnification pursuant to Section 6.2(c) relating to environmental claims arising out of facts or circumstances existing prior to the Closing, Sellers shall have the right, consistent with any applicable law, regulation, order, judgment or decree, but not the obligation, to conduct and manage, at its cost and expense, the remediation required in respect of such claim under applicable Environmental Law, provided, however, that (i) Sellers first accept all liability with respect to such claim, (ii) such remediation shall be designed and performed in a manner reasonably satisfactory to the Purchaser, (iii) the operations conducted at or in connection with the facilities or properties being remediated shall not be interrupted or disrupted except to the extent reasonably necessary to comply with applicable Environmental Laws and (iv) Sellers will permit the Purchaser to review and comment upon all documents filed with regulatory authorities, and to participate in all communications with regulatory authorities, in connection with any such remediation.

                  . Each Seller hereby assigns to the Purchaser the right to pursue and enforce, and hereby irrevocably appoints the Purchaser as its true and lawful attorney-in-fact with full power in the name of and on behalf of such Seller for the purpose of pursuing and enforcing, any and all rights of the Seller under any insurance policies of the Seller (other than those assigned to Purchaser) with respect to any occurrence, claim or loss (including, without limitation, any product liability claim) which is the subject of an indemnity obligation by any of the Sellers to the Purchaser under this Article VI; provided, that the Purchaser may not exercise such right or power unless the Seller fails to promptly and expeditiously pursue and enforce its rights under its insurance policies with respect to such occurrence, claim or loss. The power of attorney conferred upon the Purchaser by each of the Sellers pursuant to this
Section 6.6 is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by the dissolution or the liquidation of any Seller or any other act of any Seller.

                  Setion 6.7  Indemnity Payments
                  (a) To the extent permitted by law, indemnification payments made pursuant to this Agreement shall be treated by Sellers and Purchaser as adjustments to the Purchase Price apportioned pro rata unless otherwise agreed. To the extent indemnity payments relate to losses denominated in a currency other than United States Dollars, such indemnity payments shall be calculated in United States Dollars at the United States Dollar exchange rate in effect for such currency on the date of actual payment with respect to the Purchased Assets or Shares located in the country giving rise to the claim for indemnity.

                  (b) All sums payable by the Indemnifying Party under this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Indemnifying Party shall pay such additional amount as shall be required to ensure that the net amount received by the Indemnified Party under this Agreement will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

                  (c) If any tax authority brings into charge to tax any sum paid to the Indemnified Party, under this Agreement, then the Indemnifying Party shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable on such amount is equal to the amount that would otherwise be payable under this Agreement.

                  (d) Notwithstanding anything in this Agreement to the contrary, to the extent any Loss which is subject to indemnification hereunder gives rise to a reduction in the tax liability of the Indemnified Party (a "Tax Benefit"), the total amount paid by the Indemnifying Party pursuant to this Agreement shall be reduced by the amount of the Tax Benefit. For the purposes of this Section 6.7(d), the Tax Benefit shall be that amount determined by mutual agreement of the Purchaser and EG&G, acting in good faith. The Purchaser and EG&G shall cooperate in providing each other with the information necessary to calculate the Tax Benefit in each case.

                  Section 6.8  Indemnification Exclusive Remedy
                  (a) Provided that the indemnification provisions contained in this Agreement shall not have been rendered unavailable for any reason outside of the terms thereof, such indemnification provisions shall constitute the exclusive remedies that the parties may have for misrepresentation, inaccuracy or breach of a representation or warranty made pursuant to this Agreement, except in the case of claims based on fraud.

                  (b) None of the Acquired Companies shall be liable to any of the Sellers, whether jointly, severally, pursuant to contribution or otherwise, in respect of any breaches by any of the Sellers of representations, warranties, covenants or agreements under this Agreement, any indemnity claims against any of the Sellers under this Agreement, or any other liability of any of the Sellers in respect of this Agreement.

                                                     ARTICLE VII

                                                     Termination

                  Section 7.1 Termination Rights
This Agreement may be terminated at any time prior to Closing:

     (a) by mutual consent of EG&G, on the one hand, and Purchaser, on the other hand, evidenced in writing;

     (b) by either Purchaser or Sellers, if the transactions contemplated hereby are not consummated on or before April 30, 1998 (the "Final Termination Date"). Notwithstanding the foregoing, the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement by reason of a breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Final Termination Date;

     (c) by either Purchaser or Sellers, if the Belfab Purchase Agreement has been terminated;

                  (d) by either Purchaser or Sellers, if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

                  (e) by Purchaser, if the Sellers shall breach in any material respect any of their representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and the Sellers shall not have provided reasonable assurances that such breach will be cured promptly in all material respects on or before the scheduled Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in Section 4.1 or 4.2 as of the date of such termination (it being understood that if the Sellers shall provide such reasonable assurances, Sellers shall use all reasonable efforts to so cure such breach promptly); or

                  (f) by the Sellers, if Purchaser shall breach in any material respect any of its representations or warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and Purchaser shall not have provided reasonable assurances that such breach will be cured promptly in all material respects on or before the scheduled Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in Sections 4.1 or 4.3 as of the date of such termination (it being understood that if Purchaser shall provide such reasonable assurances, it shall use all reasonable efforts to so cure such breach promptly).

                  . The rights to terminate this  Agreement  pursuant to Section
7.1 hereof will be effective only after written notice thereof, signed by a duly authorized officer on behalf of the party for which it is given, has been delivered to the other party.

                  . If terminated as provided in Section 7.1 hereof, this Agreement shall thereupon become void and there shall be no liability or further obligation on the part of any party or any shareholder, director, officer, employee, agent or representative of such party, except that Sections 1.12, 3.2(c), 3.6 and 8.1 shall survive such termination and except that nothing herein will relieve either party from liability for any breach of this Agreement prior to such termination.

                  . From the date hereof to the Closing Date each of Sellers and Purchaser shall give prompt notice to the other of any material development affecting the ability or intention of EG&G, on the one hand, or Purchaser, on the other hand, to consummate the transactions contemplated by this Agreement, and Sellers shall give prompt notice to Purchaser of any development that has, or could reasonably be expected to have, a Material Adverse Effect, or any development of which EG&G becomes aware that has had a Material Adverse Effect.

                                  ARTICLE VIII

                               General Provisions
                               ------------------

                  . Whether or not the transactions contemplated herein shall be consummated, each party shall pay its own expenses incident to the preparation and performance of and compliance with this Agreement, except as otherwise specifically provided herein and except that all expenses incurred under any Contract described in Section 2.1(k)(ii)(D) or under any other employment severance arrangement or provision relating to officers, consultants or Employees as a direct result of the consummation of the transactions contemplated hereby will be borne by EG&G.

                  . This Agreement may be modified, amended or supplemented in any manner at any time and from time to time but only by an instrument executed by all the parties hereto. Failure of any party to enforce or insist upon compliance with any of the terms and conditions of this Agreement shall not constitute a general waiver or relinquishment of any such terms or conditions, but the same shall be and remain at all times in full force and effect. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  . This Agreement (including the Schedules and Exhibits attached hereto, all of which are a part hereof), the Confidentiality Agreement between TI Group Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser, and EG&G dated October 23, 1997 (the "Confidentiality Agreement")
providing for the terms upon which EG&G is to provide certain proprietary information to TI Group Inc., the Assumption Agreement, the R&D Agreement, the Facilities Sharing Agreement, the lease agreements referred to in Section 4.1(e), the MDC Bellows Supply Agreement, and the other agreements and instruments to be executed and delivered in connection with this Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein, supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions under this Agreement other than those set forth or made hereunder the agreements, schedules and exhibits referenced above. Effective upon the Closing, the Confidentiality Agreement shall be terminated and neither party thereto shall have any further right, responsibility or liability thereunder, except with respect to breaches of the Confidentiality
Agreement which shall survive the Closing and to the rights and remedies with respect thereto by the non-breaching party.

                  . This Agreement shall inure solely to the benefit of and be binding upon Sellers and Purchaser and their respective successors and assigns and no other person shall have any right, remedy or claim under or by reason of this Agreement. Except as provided in Section 1.7 hereof, neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the other party.

                  . This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

                  .  tion 8.6  Consent to Jurisdiction; Service of Process
                  (a) The parties hereto agree that any action, suit or proceeding (a "Proceeding") arising out of the transactions contemplated by this Agreement (including, without limitation, in respect of or under any other agreement or instrument executed and delivered in connection with such transactions) shall be commenced and litigated exclusively in the United States District Court for the District of Delaware or in a state court of the State of Delaware.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for any Proceeding (and each such party agrees not to commence any Proceeding, except in such courts), (ii) waives any objection to the laying of venue of any Proceeding in the courts of the State of Delaware, and (iii) waives, and agrees not to plead or to make, any claim that any Proceeding brought in any court of the State of Delaware has been brought in an inconvenient or otherwise improper forum.

                  (c) Purchaser and each Seller hereby irrevocably and unconditionally appoint RL&F Service Corp., with offices on the date hereof at One Rodney Square, Wilmington, Delaware 19801 (the "Agent"), as its attorney-in-fact to receive service of process in such Proceedings, it being agreed that service upon such attorney-in-fact shall constitute valid service upon the parties hereto or their respective successors or assigns. Purchaser and each Seller agree that (i) the sole responsibilities of the Agent shall be (x) to receive such process, (y) to send a copy of any such process so received to the appropriate parties hereto, by registered mail, return receipt requested, at the address set forth Section 8.9 of this Agreement, or at the last address filed in writing by such party with the Agent and (z) to give prompt telecopy notice of receipt thereof to the appropriate party hereto at such address and
(ii) the Agent shall have no responsibility for the receipt or non-receipt by any such party of such process, nor for any performance or non-performance by such party or any other party to this Agreement or their successors or assigns. Purchaser and each Seller hereby agree to pay to the Agent such compensation as shall be agreed upon from time to time for services of the Agent hereunder. Purchaser and each Seller hereby agree that their submission to jurisdiction and its designation of the Agent set forth above is made for the express benefit of each of the parties hereto. Purchaser and each Seller further agree that a final judgment against any party hereto in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the appropriate parties hereto therein described; provided that nothing in this Section 8.6(c) shall affect the right of any party or its successors or assigns to serve legal process in any other manner permitted by law. Purchaser and each Seller further covenant and agree that so long as this Agreement shall be in effect, each shall maintain a duly appointed agent for the service of summonses and other legal processes in Wilmington, Delaware and will notify the other parties hereto of the name and address of such agent if it is no longer the Agent.

                  (d) Each of the parties hereto agrees that it shall not seek a jury trial in any Proceeding based upon or arising out of or otherwise related to this Agreement or any of the other documents and instruments contemplated hereby and each of the parties hereto hereby waives any and all right to any such jury trial.

                  (e) In the event that any Seller or Purchaser has a dispute or disagreement with the other relating to this Agreement which it believes may constitute a breach by such other party of a provision of this Agreement, such Seller or Purchaser shall provide written notice to the other of the foregoing and requesting a meeting to discuss such dispute or disagreement. Such Seller and Purchaser shall thereafter meet and discuss such dispute or disagreement in good faith with the objective of seeking an amicable resolution satisfactory to such Seller and Purchaser. No party to this Agreement shall initiate any legal proceeding or any suit in respect of such dispute or disagreement (but only with respect to such dispute or disagreement) until thirty (30) days have passed from the date that such written notice is first given unless such party believes, in good faith, that any delay in initiating such legal proceeding or suit may cause it irreparable harm.

                  Section 8.7 Certain Names
                  (a) Notwithstanding anything herein to the contrary, no interest in or right to use the name "EG&G" or any derivation thereof or any logo, trademark or trade name in which any Seller has any interest and which is not used in the Business (collectively, the "Retained Names and Marks") is being transferred to Purchaser pursuant to the transactions contemplated hereby. Purchaser will, as promptly as practicable following the Closing Date, cause to be removed or obliterated all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials, and Purchaser shall not put into use after the Closing Date any such materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto. Notwithstanding the foregoing, Purchaser shall be entitled for a period of one hundred twenty (120) calendar days following the Closing Date to use any signs, purchase orders, invoices, sales orders, labels, letterheads or shipping documents existing on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto, in each case where the removal of any Retained Name or Mark or any such similar name, mark or logo would be impractical. Purchaser agrees that Sellers shall have no responsibility for claims by third parties arising out of, or relating to, the use by Purchaser of any Retained Name or Mark after the Closing Date, and Purchaser agrees to defend, indemnify and hold harmless Sellers from any and all claims that may arise out of the use thereof by Purchaser whether or not in accordance with this Agreement, except as otherwise provided in this Agreement.

                  (b) Notwithstanding anything herein to the contrary, no interest in or right to use the name "Sealol" or any derivation thereof or any logo, trademark or trade name which is used in the Business (collectively, the "Transferred Names and Marks") is being retained by Sellers. Sellers will, as promptly as practicable following the Closing Date, cause to be removed or obliterated all the Transferred Names and Marks from their and their Affiliates' signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, web sites and other materials (collectively, "Materials"), and from the Materials of their and their Affiliates' representatives and distributors and Sellers shall not put into use, or permit their Affiliates, representatives or distributors to put into use, after the Closing Date any Materials not in existence on the Closing Date that bear any Transferred Name or Mark or any name, mark or logo similar thereto. Notwithstanding the foregoing, Sellers and their Affiliates shall be entitled for a period of one hundred twenty (120) calendar days following the Closing Date to use any Materials existing on the Closing Date that bear any Transferred Name or Mark or any name, mark or logo similar thereto, in each case where the removal of any Transferred Name or Mark or any such similar name, mark or logo would be impractical. In addition, for a period of two (2) years following the Closing Date, Sellers and their Affiliates may continue to use the name Sealol, in conjunction with a distinguishing logo acceptable to Purchaser, as a reference to a former affiliation with Sellers (such as, for example, "EG&G Sealol Aerospace" or "EG&G Engineered Products (formerly a division of Sealol)"). Sellers agree that Purchaser shall have no responsibility for claims by third parties arising out of, or relating to, the use by Sellers of any Transferred Name or Mark after the Closing Date, and Sellers agree to defend, indemnify and hold harmless Purchaser from any and all claims that may arise out of the use thereof by Sellers whether or not in accordance with this Agreement, except as otherwise provided in this Agreement.

                  (c) Notwithstanding Section 8.7(b), from and after the Closing Sellers agree to use their reasonable best efforts (including, without limitation, sending all notices provided for or permitted under any agreements between Sellers and such companies or the other shareholders of such companies) to cause EG&G Sealol Eagle, Inc. and Xian Sealol Mechanical Seals Co., Ltd. as promptly as practicable after the Closing to remove the Sealol name and the other Transferred Names and Marks from, and thereafter to discontinue using the Sealol name and such other Transferred Names and Marks in conducting, their respective businesses. At Purchaser's request and expense, Sellers shall take all such other actions (including commencing any litigation or arbitration proceeding) and execute all such other documents and instruments (including powers-of-attorney permitting Purchaser and its designees to proceed in the name and under the rights of Sellers) reasonably requested by Purchaser to cause any of the foregoing companies to discontinue using the Sealol name and the other Transferred Names and Marks.

                  . Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  . All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or, if given by telecopy or telex, when sent, or if mailed, five days after the date when sent by registered or certified mail, postage prepaid. Notices, requests, demands and other communications to Purchaser and Sellers will, unless another address is specified in writing, be sent to the address indicated below:

                  (a)      if to EG&G or any Seller:

                           EG&G, Inc.
                           45 William Street
                           Wellesley, Massachusetts 02181-4076
                           Attention:  General Counsel
                           Telephone:  (617) 237-5100
                           Telecopy:   (617) 431-4115

                           with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, Massachusetts 02109
                           Attention:  David E. Redlick, Esq.
                           Telecopy:  (617) 526-5000

                  (b)      if to Purchaser:

                           TI Group plc
                           50 Curzon Street
                           London W1Y 7PN, England
                           Attention:  Company Secretary
                           Telephone:  011.44.171.499-9131
                           Telecopy:   011.44.171.493-6533

                           with a copy to each of:

                           TI Group Inc.
                           375 Park Avenue
                           New York, New York 10152-0222
                           Attention:  Vice President, Legal Affairs
                           Telephone:  (212) 319-3101
                           Telecopy:   (212) 319-3199

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004-2498
                           Attention: John Evangelakos, Esq.
                           Telephone:  (212) 558-4000
                           Telecopy:   (212) 558-3588

                  . This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original; but such counterparts together constitute but one and the same agreement.

                  . EG&G absolutely, unconditionally and irrevocably guarantees performance of all of the obligations of the Sellers hereunder, as principal obligor and not merely as surety and without need for presentment or demand by Purchaser or TISA. Purchaser absolutely, unconditionally and irrevocably guarantees performance of all of the obligations of TISA and French Newco hereunder, as principal obligor and not merely as surety and without need for presentment or demand by any Seller.

                  . Notwithstanding any other provisions of this Agreement (or any other agreement which, together with this Agreement (collectively, the "RTPA Agreement"), may form part of an agreement for the purposes of the Restrictive Trade Practices Act 1976 (the "Act")) each party hereto declares that it will not give effect, and will procure that none of its subsidiaries shall give effect, to any restriction or restrictions contained in the RTPA Agreement which cause the RTPA Agreement to be registrable under the Act until one day after particulars of the RTPA Agreement shall have been furnished to the Director General of Fair Trading in England.


                                   ARTICLE IX

                         Definitions and Interpretation
                         ------------------------------

                  . For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the meanings given to them below:

                  (a) "Affiliate" means, with reference to any entity, any other entity that, through ownership of a majority of voting stock (or other equity ownership interests), directly or indirectly controls or is controlled by, or is under common control with, the entity to which reference is made.

                  (b) "Agreement" means this Purchase Agreement, including the attached Annexes and Schedules, the Sellers' Disclosure Schedule, and the various agreements and instruments to be entered into prior to or at Closing as contemplated in this Agreement as amended by any instrument executed by both parties hereto at the time of reference.

                  (c) "Associate" of any person means (i) any corporation or organization of which such person is an officer or general partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and
         (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                  (d) "Business Day" means any day on which banking institutions are not required or authorized to close in the City of New York, United States of America or the City of London, England.

                  (e) "Closing" means the consummation of the purchase and sale contemplated by this Agreement or any agreement or agreements between Purchaser and Sellers pursuant to Section 1.3(a) and Annexes A-1 and A-2 to this Agreement hereof on the Closing Date.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended.

                  (g) "Contracts" includes all contracts, agreements, arrangements, understandings, leases, subleases, licenses, sublicenses, indentures, mortgages, instruments of indebtedness and commitments, written or oral, to which the person to whom reference is made is a party or by which such person is bound or by which such person or any of its properties may be bound or affected.

                  (h) "Corresponding Territory" means, with respect to each of Sealol Netherlands, Sealol Canada, Sealol Germany, Sealol U.K., and Sealol Italy, the Netherlands, Canada, Germany, the United Kingdom, and Italy, respectively.

                  (i) "Dollars", "$", or "U.S. $" shall mean United States Dollars or such currency that is as of the relevant date legal tender for the discharge of legal obligations in the United States.

                  (j) "Encumbrance" means any mortgage, security interest, pledge, lease, sublease, judgment, notice of violation, notice of potential responsibility, lien, option, claim, assessment, charge or other encumbrance, or liability of any kind whatsoever.

                  (k) "Environmental Law" means any European Community, national, provincial, state or local law, regulation, order, decree, guideline, policy, permit, directive, treaty, authorization, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources,
         (B) the handling, storage, operation, transport, treatment, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

                  (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (m) "Governmental Entity" means any court or any governmental or other administrative or regulatory authority, department, ministry, agency or commission, domestic or foreign.

                  (n) "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

                  (o) "Indebtedness" means all indebtedness other than indebtedness for trade payables incurred in the ordinary course of business consistent with past practice, and otherwise in accordance with the terms of this Agreement.

                  (p) "Intellectual  Property" means all intellectual  property, including, without limitation, any of the following, to the extent they are primarily related to, primarily used in, dedicated to, or otherwise necessary to the Business as presently conducted by Sellers: (a) patents, patent applications, patent disclosures and the ideas, inventions and improvements related thereto including research in progress, and all reissues, continuations, continuations-in-part, divisions and reexaminations of such patents and patent applications, including the Licensed Patents; (b) trademarks, service marks, trade dress, logos, domain names, design rights and trade names and registrations and applications for registration thereof, and all renewals and extensions thereof, together with the goodwill associated therewith; (c) copyrights and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) software, computer codes and databases;
         (f) trade secrets, confidential or proprietary business information and know-how including research in progress and manufacturing methods or processes; and (g) ideas, inventions and improvements related to any of the foregoing to which EG&G or any of its Affiliates is entitled to pursuant to any employee invention assignment agreement.

                  (q) "Law" includes any federal, state, local or other law or governmental requirement of any kind, domestic or foreign, whether legislatively, judicially or administratively promulgated, and any rules, regulations and interpretations promulgated thereunder.

                  (r) "Liabilities" includes all liabilities and obligations of any nature or kind (including pursuant to guarantees or suretyships), whether primary, secondary, contingent or otherwise.

                  (s) "Licensed  Patents" means the following  patents currently owned by Sellers and used in the Business and the following pending patent application: U.S. Patent 4,365,816 (and its foreign counterparts), U.S. Patent 4,415,164, U.S. Patent 5,344,161 (and its foreign counterparts), U.S. Patent 5,253,876 (and its foreign counterparts), U.S. Patent 5,538,257 (and its foreign counterparts), and pending U.S. Patent Application Serial No. 08/921,038 and all U.S. patents (and their foreign counterparts) to issue thereon.

                  (t) "Loss" or "Losses" include any and all losses, damages, expenses, liabilities, liens, fines, costs and obligations (including, without limitation, reasonable expenses of responses to Governmental Entities, reasonable expenses of investigation and reasonable legal fees and expenses).

                  (u) "Material Adverse Effect" means, when used in connection with the Business, any change, effect, event, occurrence or state of facts that is or could be materially adverse to the Business or to the properties (including intangible assets), financial condition or results of operations of the Business or on the ability of the Sellers to consummate the transactions contemplated by, or to perform their respective obligations under, this Agreement. For purposes of this Agreement, the term "Material Adverse Effect" shall include any change, effect, event, occurrence or state of facts that would or could result in a change of $100,000 or more in the value of the assets of the Business or in the annual operating income of the Business before interest, taxes and amortization.

                  (v) "Operating Taxes" means Taxes such as payroll taxes, VAT, sales, use, and GST arising in the ordinary course of business and of the type that are reflected in the Balance Sheet (and excluding, without limitation, Taxes based on gross or net income, or gross or net receipts, and license, excise, franchise, employment, withholding or similar Taxes) relating to the businesses to be acquired pursuant to this Agreement.

                  (w) "Order" includes any judgment,  order, direction,  decree,
         stipulation,   injunction,   charge   or  other   restriction   of  any
         Governmental Entity.

                  (x) "Permit" includes any approval, authorization, certificate of convenience and necessity, qualification, consent, franchise, license, security clearance, easement, order or other permit issued or granted by any Governmental Entity.

                  (y) "Purchased Assets" means all of the following properties, assets and rights of EG&G and its Affiliates, in each of clauses
         (i)-(xi) below but only to the extent such properties, assets and rights are primarily related to, primarily used in or dedicated to, or otherwise necessary to the conduct of, the Business and are not Excluded Assets or owned by any of the Acquired Companies (other than Sealol France):

                           (i) EG&G's and its Affiliates'  respective  interests
                  (freehold and leasehold) in all Real Property together with all related certificates of occupancy, permits, plans, specifications, surveys, inspection reports, site inspections and related books and records, as set forth in Schedule 9.1(y) to this Agreement;

                           (ii) EG&G's and its Affiliates' raw materials, work-in-process, finished goods, packaging and other inventories and all tools, spare parts and supplies of EG&G and its Affiliates;

                      (iii) EG&G's and its Affiliates' respective interests (leasehold and otherwise) in fixed machinery and equipment, other fixtures and fittings, moveable plant, machinery and equipment, furniture and fixtures and other items of personal property;

                           (iv) EG&G's and its Affiliates'  respective interests
                  (leasehold and otherwise) in automobiles, trucks, tractors, trailers, rail cars and other vehicles;

     (v) EG&G's and its Affiliates' respective rights, title and interests in and to the Intellectual Property;

                           (vi) EG&G's and its Affiliates' respective rights existing under executory Contracts;


                     (vii)  all  rights,   but  none  of  the   obligations   or
                  liabilities, of the Sellers' under the Termination Agreement;

                    (viii) all accounts  receivable and cash proceeds  therefrom related to the Purchased Assets or that are part of the Business;

                      (ix) all books and records relating to the Business;

             (x)      all goodwill and going concern value of the Business; and

                      (xi) all other  assets,  tangible  and  intangible,  real, personal and mixed, whether currently in use or idle, wheresoever situated and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, that are primarily related to, primarily used in or dedicated to the Business as the same shall exist on the Closing Date and that are not within the definition of Excluded Assets.

                  (z) "Sealol Assets" means all of the Purchased Assets and all properties, assets and rights of the Acquired Companies.

     (aa) "Shared Facilities" shall mean the facilities currently used by the Business in High Wycombe, England; Coignieres, France; Shannon, Ireland; Milan, Italy; and Cranston, Rhode Island that will be covered by the Facilities Sharing Agreement.

                  (bb) "Shares" means all of the capital stock, partnership interests and other equity interests held of record or beneficially owned by EG&G or its Affiliates in the Acquired Companies at any time, beginning the date hereof through and including the Closing.

                  (cc) "Stipulated Rate" means the prime commercial lending rate publicly announced by Citibank, N.A., as its "Base Rate" in effect on the Closing Date (calculated on the basis of the actual number of days elapsed in a year of 365 days).

                  (dd) "Tax Returns" means all reports and returns required to be filed on or before the Closing Date with respect to the Taxes of any Acquired Company, whether filed on a separate, consolidated, or combined basis.

                  (ee) "Taxes" means all federal, state, local or foreign gross or net income, gross or net receipts, windfall profits, severance, property, ad valorem, real estate, capital, property (tangible or intangible), production, sales, use, value added, stamp, duty, business, transfer, wealth, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of any Acquired Company or EG&G's Group, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                  . The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless the context otherwise requires. Words such as "herein", "hereinafter", "hereof", "hereto", "hereby", and "hereunder", and words of like import shall, unless the context otherwise requires, refer to this Agreement. The masculine shall include the feminine and the neuter and vice versa. References to matters as "included" are not intended and shall not be construed to be exhaustive or as covering all items. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the date first above written.

                                                EG&G, INC.


                                                By: ____________________
                                                Name:
                                                Title:

                                                EG&G BENELUX B.V.


                                                By: ____________________
                                                Name:
                                                Title:

                                                EG&G CANADA LIMITED


                                                By: ____________________
                                                Name:
                                                Title:

                                                EG&G DO BRASIL LTDA.


                                                By: ____________________
                                                Name:
                                                Title:

                                                EG&G GMBH


                                                By: ____________________
                                                Name:
                                                Title:

                                                EG&G HOLDINGS, INC.


                                                By: ____________________
                                                Name:
                                                Title:

                                                EG&G LTD.


                                                By: ____________________
                                                Name:
                                                Title:

                                                EG&G SEALOL, INC.


                                                By: ____________________
                                                Name:
                                                Title:

                                                EG&G S.A.


                                                By: ____________________
                                                Name:
                                                Title:

                                                EG&G SPA


                                                By: ____________________
                                                Name:
                                                Title:

                                                WELLESLEY INTERNATIONAL C.V.
                                                By EG&G, Inc., as Managing
                                                Partner


                                                By: ____________________
                                                Name:
                                                Title:

                                                TI GROUP PLC


                                                By: ____________________
                                                Name:
                                                Title:

                                                TI S.A.


                                                By: ____________________
                                                Name:
                                                Title:

Exhibit 2.2
                                             STOCK PURCHASE AGREEMENT


                                                  By and Between

                                                EG&G Holdings, Inc.

                                                        and

                                                   Ametek, Inc.



                                              Dated December 26, 1997

                                                 TABLE OF CONTENTS


                                                                            Page

Article I     DEFINITIONS......................................................2

              "Affiliates".....................................................2
              "Balance Sheet"..................................................2
              "Buyer"..........................................................2
              "Closing"........................................................2
              "Closing Date"...................................................2
              "Company"........................................................2
              "Contemplated Transactions"......................................2
              "Contracts"......................................................2
              "Intellectual Property...........................................2
              "HSR Act"........................................................3
              "Legal Requirement"..............................................3
              "Liabilities"....................................................3
              "Losses".........................................................3
              "Ordinary Course of Business"....................................3
              "Person".........................................................4
              "Representative".................................................4
              "Securities Act".................................................4
              "Seller".........................................................4
              "Shares".........................................................4

Article II    SALE AND TRANSFER OF SHARES; CLOSING.............................5

Section 2.1   Shares...........................................................5
Section 2.2   Purchase Price...................................................5
Section 2.3   Closing..........................................................5
Section 2.4   Post-Closing Adjustments to Purchase Price; Closing
              Balance Sheet....................................................6
Section 2.5   Pre-Closing Adjustments to Purchase Price........................8

Article III   REPRESENTATIONS AND WARRANTIES OF SELLER........................10

Section 3.1   Title to Shares.................................................10
Section 3.2   Capitalization of the Company...................................10
Section 3.3   Subsidiaries and Investments....................................11
Section 3.4   Organization....................................................11
Section 3.5   Due Authorization of Seller; Binding Obligation.................11
Section 3.6   Non-Contravention...............................................12
Section 3.7   Financial Statements............................................12
Section 3.8   Books and Records...............................................13
Section 3.9   Title to Properties.............................................13
Section 3.10    Contracts.....................................................17
Section 3.11    Patents, Trademarks, Copyrights and Trade Secrets. ...........18
Section 3.12    Litigation....................................................19
Section 3.13    Compliance with Law; Governmental Approvals...................19
Section 3.14    Employee Benefit Plans........................................20
Section 3.15    Environmental Matters.........................................24
Section 3.16    Insurance.....................................................25
Section 3.17    Brokers or Finders............................................26
Section 3.18    Disclosure....................................................26
Section 3.19    No Material Adverse Change....................................27
Section 3.20    Absence of Certain Changes and Events.........................27
Section 3.21    Labor Relations; Compliance...................................29
Section 3.22    Customers.....................................................30
Section 3.23    Vacation Time, Bonuses, Etc...................................30
Section 3.24    Compensation..................................................30
Section 3.25    Accounts Receivable...........................................31
Section 3.26    Warranties....................................................31
Section 3.27    Inventory.....................................................32
Section 3.28    Liabilities...................................................33
Section 3.29    Governmental Approvals........................................33
Section 3.30    Certain Transactions..........................................33
Section 3.31    Backlog.......................................................34
Section 3.32    Certain Payments..............................................34
Section 3.33    Employee Secrecy Agreements...................................34

Article  IV           REPRESENTATIONS AND WARRANTIES OF BUYER.................35

Section 4.1           Organization and Good Standing..........................35
Section 4.2           Authority; No Conflict..................................35
Section 4.3           Investment Intent.......................................36
Section 4.4           Certain Proceedings.....................................36
Section 4.5           Brokers or Finders......................................36
Section 4.6           Disclosure..............................................37
Section 4.7           Funding.................................................37

Article V             COVENANTS OF SELLER PRIOR TO CLOSING DATE...............37

Section 5.1           Access and Investigation................................37
Section 5.2           Operation of the Business...............................38
Section 5.3           Negative Covenant.......................................38
Section 5.4           Required Approvals......................................38
Section 5.5           Notification............................................39
Section 5.6           No Negotiation..........................................39
Section 5.7           Best Efforts............................................39
Section 5.8           Settlement of Intercompany Accounts.....................40
Section 5.9           Facility Repairs........................................40
Section 5.10          Contributions to Employee Benefit Plans.................41
Section 5.11          Trademark Registration..................................41

Article VI            COVENANTS OF BUYER PRIOR TO CLOSING DATE................41

Section 6.1           Required Approvals......................................41
Section 6.2           Best Efforts............................................42
Section 6.3           Insurance...............................................42
Section 6.4           Commitment to Employees.................................42

Article VII           CONDITIONS PRECEDENT TO BUYER'S
                      OBLIGATION TO CLOSE.....................................48

Section 7.1           Accuracy of Representations and Warranties..............48
Section 7.2           Performance of Covenants................................48
Section 7.3           No Legal Proceedings....................................48
Section 7.4           Stock Certificates......................................49
Section 7.5           No Claim Regarding Stock Ownership or Sale Proceeds.....49
Section 7.6           No Prohibition..........................................49
Section 7.7           Trademark License.......................................49
Section 7.8           Resignations............................................49
Section 7.9           Opinion of Counsel......................................50
Section 7.10          Transfer of Confidentiality Agreements..................52
Section 7.11          Transfer of Past Service Contracts......................52
Section 7.12          Real Property Transfers.................................52
Article VIII          CONDITIONS PRECEDENT TO SELLER'S
                      OBLIGATION TO CLOSE.....................................52

Section 8.1           Accuracy of Representations and Warranties..............53
Section 8.2           Performance of Covenants................................53
Section 8.3           No Legal Proceedings....................................53
Section 8.4           Payment of Purchase Price...............................53
Section 8.5           No Claim Regarding Stock Ownership or Sale Proceeds.....54
Section 8.6           Trademark License.......................................54
Section 8.7           No Prohibition..........................................54
Section 8.8           Opinion of Counsel......................................54

Article IX            TERMINATION.............................................56

Section 9.1           Termination Events......................................56
Section 9.2           Effect of Termination...................................57

Article X             SURVIVAL; INDEMNIFICATION...............................58

Section 10.1          Survival................................................58
Section 10.2          Indemnification by Seller...............................58
Section 10.3          Indemnification by Buyer................................60
Section 10.4          Environmental Indemnification ..........................61
Section 10.5          Employee Benefits Indemnification.......................66
Section 10.6          Limitations on Remedy...................................67
Section 10.7          Procedure for Indemnification - Third Party Claims......68
Section 10.8          Procedure for Indemnification - Other Claims............69

Article XI            CONFIDENTIALITY AND NON-COMPETITION.....................69

Section 11.1          Confidentiality.........................................69
Section 11.2          Non-Competition.........................................69

Article XII           TAX MATTERS.............................................71

Section 12.1          Certain Definitions.....................................71
Section 12.2          Allocation of Purchase Price............................73
Section 12.3          Representation and Warranties of Seller.................73
Section 12.4          Tax Indemnification.....................................79
Section 12.5          Tax Returns: Miscellaneous..............................81

Article XIII          ADDITIONAL COVENANTS....................................87

Section 13.1    Hi-Rel Warranty...............................................87
Section 13.2    Audited Financial Statements..................................89
Section 13.3    Tax Election..................................................90
Section 13.4    NOVA Product Line.............................................90

Article XIV           GENERAL PROVISIONS......................................91

Section 14.1    Expenses......................................................91
Section 14.2    Public Announcements..........................................91
Section 14.3    Confidentiality...............................................92
Section 14.4    Notices.......................................................92
Section 14.5    Jurisdiction; Service of Process..............................93
Section 14.6    Further Assurances............................................93
Section 14.7    Waiver94
Section 14.8    Entire Agreement and Modification.............................94
Section 14.9    Assignment, Successors, and No Third-Party Rights.............95
Section 14.10   Severability..................................................95
Section 14.11   Article and Section Headings, Construction....................95
Section 14.12   Time of Essence...............................................96
Section 14.13   Knowledge.....................................................96
Section 14.14   Governing Law.................................................96
Section 14.15   Counterparts..................................................96
Section 14.16   Broker Indemnity..............................................96
Section 14.17   Cooperation in Litigation.....................................97
Section 14.18   Transfer Taxes................................................97

SCHEDULES

Schedule 3.2    Capitalization of the Company
Schedule 3.3    Subsidiaries and Investments
Schedule 3.6    Non-Contravention
Schedule 3.7    Financial Statements
Schedule 3.9    Real Property
Schedule 3.10   Contracts
Schedule 3.11   Patents,  Trademarks,  Copyrights and Trade Secrets
Schedule 3.12   Litigation
Schedule 3.13   Compliance with Law;  Governmental  Approvals
Schedule 3.14   Employee  Benefit Plans
Schedule 3.15   Environmental  Matters
Schedule 3.16   Insurance

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made as of December 26, 1997, by and among:

         EG&G Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts with its principal place of business in Wellesley, Massachusetts (the "Seller");

                                       and

         Ametek, Inc., a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Station Square, Paoli, Pennsylvania (the "Buyer")


                              W I T N E S S E T H:

         WHEREAS, Seller owns all of the issued and outstanding shares of common stock (the "Shares") of Rotron Incorporated, a corporation organized and existing under the laws of the State of New York with its principal place of business in Woodstock, New York (the "Company"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

                             ARTICLE I - DEFINITIONS

         The following terms shall have the meaning set forth below for the purposes of this Agreement:

         "Affiliates" has the meaning set forth in Rule 405 of the Securities Act of 1933, as amended, and is intended to include the officers, directors, employees, representatives and agents of any Person.

          "Balance Sheet" - as defined in Section 3.7.

          "Buyer" - as defined in the first paragraph of this Agreement.

          "Closing" - as defined in Section 2.3.

          "Closing Date" - the date and time as of which the Closing actually takes place.

          "Company" - as defined in the Recitals of this Agreement.

         "Contemplated Transactions" - all of the transactions contemplated by this Agreement including: the sale of the Shares by Seller to Buyer in consideration of the Purchase Price; the execution, delivery, and performance of any related documents as described in this Agreement; the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

         "Contracts" - all contracts, agreements, indentures, licenses, leases, commitments, plans, arrangements, sales orders and purchase orders of every kind.

          "Intellectual Property" - patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all registered and unregistered statutory and common law copyrights; all registered and unregistered trademarks, service marks, licenses, logos, sales materials and trade names; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, know-how, customer lists, formulae, manufacturing and production processes and techniques, research and development information, product designations, quality standards, investigations, drawings, specifications, designs, plans, improvements, proposals, technical and computer data; all license agreements and sublicense agreements to and from third parties relating to any of the foregoing; all other proprietary rights (including, without limitation, all computer software and documentation); and all copies and tangible embodiments of the foregoing (in whatever form or medium).

          "HSR Act" - the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Legal Requirement" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Liabilities" - debts, liabilities, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

         "Losses" - as defined in Section 10.2.

         "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "Person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental agency.

          "Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act" - the Securities Act of 1933 as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller" - as defined in the first paragraph of this Agreement.

         "Shares" - as defined in the Recitals of this Agreement.

                ARTICLE II - SALE AND TRANSFER OF SHARES; CLOSING

         2.1        Shares
                    Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

         2.2        Purchase Price
                    The purchase price (the "Purchase Price") for the Shares will be One Hundred Four Million ($104,000,000) Dollars subject to adjustment pursuant to Sections 2.4 and 2.5 hereof. At the Closing, the Purchase Price will be paid by Buyer to the order of Seller via wire transfer in immediately available funds to such bank and account as has been specified by Seller. Seller shall deliver to Buyer at the Closing certificates for the Shares duly endorsed in blank or with duly executed stock powers attached in proper form for transfer.

         2.3        Closing
                    The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Stroock & Stroock & Lavan LLP at 180 Maiden Lane, New York, NY 10038 at 10:00 a.m. (local time) January 9, 1998 or at such other time and place as the parties may agree. Subject to the provisions of
Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4     Post-Closing Adjustments to Purchase Price;
                 Closing Balance Sheet

                 (a) Promptly after the Closing Date, Seller will prepare, with the full cooperation of Buyer, a balance sheet of the Company as of the Closing Date (the "Preliminary Balance Sheet") in accordance with generally accepted accounting principles ("GAAP") (except that such Preliminary Balance Sheet need not contain the footnotes required by GAAP) and in a manner consistent with the principles used in the preparation of the Financial Statements (as defined in
Section 3.7), provided that (i) all accruals, reserves, provisions and adjustments customarily made in the year-end financial statements shall be made in the Preliminary Balance Sheet, (ii) accounts receivable reflected in the Preliminary Balance Sheet shall be valued in accordance with principles set forth in Section 3.25, (iii) inventory reflected in the Preliminary Balance Sheet shall be valued in accordance with the principles set forth in Section 3.27, and (iv) Liabilities shall be reflected therein in accordance with the principles set forth in Section 3.28. The Preliminary Balance Sheet will give effect to the elimination of the intercompany accounts pursuant to Section 5.8 and shall include explanatory footnotes describing the methodologies and assumptions used in the preparation thereof. The Stockholders' Equity of the Company for purposes of Section 2.4(c) shall be the Stockholders' Equity shown on the Closing Balance Sheet (as defined below) less any deferred tax asset shown thereon.

                 (b) The  Preliminary  Balance Sheet shall be delivered to Buyer within 60 days after the Closing Date. Unless Buyer notifies Seller in writing that Buyer disagrees with the Preliminary Balance Sheet within 30 days after receipt thereof, the Preliminary Balance Sheet shall become the "Closing Balance Sheet" hereunder. If Buyer, within such 30-day period, notifies Seller in writing that Buyer disagrees with any balance sheet line item or items (each, a "Line Item") on the Preliminary Balance Sheet then Buyer and Seller shall negotiate in good faith to resolve such disagreements (each such disagreement with respect to a Line Item may consist of one or more proposed adjustments);provided that (i) no notice of disagreement may be given with respect to any Line Item unless the amount of the disagreement with respect to such Line Item equals at least $25,000 (provided, however, that the limitation in this clause (i) shall not apply if the sum of all such disagreements that are less than $25,000 per Line Item is greater than $100,000); and (ii) any notice of disagreement by Buyer shall specify in reasonable detail the nature of any disagreement so asserted. If all such disagreements are resolved by the parties within 15 days after the end of such 30-day period, the Preliminary Balance Sheet, modified to reflect such resolution, shall become the "Closing Balance
Sheet" hereunder. In the event Buyer and Seller are unable to resolve such disagreements within 15 days after the end of such 30-day period, the parties shall refer such disagreements to an independent certified public accountant of national reputation independent of Buyer and Seller mutually agreed upon by Buyer and Seller (the "Arbitrating Accountants"). Promptly following such referral, Seller and Buyer shall mutually agree upon the procedures to be followed by the Arbitrating Accountants in resolving such disagreements. No further disagreements may be raised with the Arbitrating Accountants. Within 60 days of such presentation, the Arbitrating Accountants shall resolve all such disagreements and shall then render their report thereon, and the Preliminary Balance Sheet, modified to reflect the resolution by the Arbitrating
Accountants, shall become the "Closing Balance Sheet" hereunder. The Closing Balance Sheet shall be conclusive and binding on Buyer and Seller for purposes of determining the increase or reduction (if any) of the Purchase Price provided for in Section 2.2. Buyer and Seller shall be responsible for payment of the fees and expenses of their respective accounting firms in acting under this Agreement. The fees and expenses of the Arbitrating Accountants in acting under this Agreement shall be shared by Buyer and Seller in proportion to the adjustment (as against the reported adjustment), if any, decided upon by such accounting firm. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrating Accountants in accordance with the provisions shall be final and binding with respect to the matters so arbitrated and there shall be no right of appeal therefrom.

                 (c) The Purchase Price shall be adjusted by the amount (if any) by which "Stockholders' Equity", as shown on the Closing Balance Sheet, differs from $13,127,585, which is the "Stockholders' Equity" (defined as Net Equity reduced by Intercompany Accounts; and exclusive of any deferred tax asset as indicated in Section 2.4(a)) as shown on the Interim Balance Sheet (as defined in Section 3.7 below and as set forth in Schedule 3.7); provided, that no such adjustment shall be made unless such difference exceeds $100,000. Any increase in the Purchase Price resulting from an increase in Stockholders' Equity pursuant to this Section 2.4, shall be paid by Buyer to Seller, and any decrease in the Purchase Price resulting from a decrease in Stockholders' Equity pursuant to this Section 2.4 shall be paid by Seller to Buyer, in each case, within five business days after the Closing Balance Sheet becomes final hereunder, together with interest accrued thereon from the Closing Date to the date of payment at the rate of interest announced by BankBoston, N.A., in Boston, Massachusetts as its "prime" rate on the Closing Date (such calculation to be based on a 360-day year). Payments must be made in immediately available funds, and in the event an adjustment is required it will be made on a "dollar for dollar" basis without regard to the $100,000 threshold.

         2.5     Pre-Closing Adjustments to Purchase Price
                  (a) Buyer has delivered to Seller a copy of a report on the structural condition of the Real Property of the Company prepared by Highland Associates, Ltd. dated November 19, 1997 which recommends certain repair actions be undertaken. To resolve any potential disputes relating to the condition of the Real Property as discussed in that report, including the need for the demolition, repair, removal, or replacement (including the construction of any new or remodeled structures) of the (i) Quonset huts at the Woodstock facility and (ii) the model shop at the Woodstock facility, Buyer and Seller have agreed to reduce the Purchase Price by $260,000.

                  (b) Buyer and Seller agree that the land, buildings, improvements, structures, fixtures, utilities and appurtenances that constitute the "Olive Property" will be excluded from the Contemplated Transactions, and in recognition of that exclusion the parties have agreed to reduce the Purchase Price by $300,000. Buyer will be entitled to utilize the Olive Property in a manner consistent with the current usage of that facility by the Company for a period commencing on the Closing Date and ending on June 30, 1998 on a rent free basis. By or before that date, Buyer will have relocated its personnel, equipment, inventory and operations from the Olive Property in an orderly manner, and Seller will be able to show the Olive Property to prospective tenants and purchasers during Buyer's period of usage. If Buyer has not vacated the Olive Property on or before June 30, 1998, it will be deemed a breach of Buyer's contractual obligation hereunder and Buyer will pay Seller a usage fee for the Olive Property of $25,000 per future month.

                  (c) Buyer and Seller agree that the unimproved land owned by Company in Saugerties, New York, which consists of roughly 17 acres (the "Saugerties Land"), will be excluded from the Contemplated Transactions. No adjustment will be made to the Purchase Price as a result of that exclusion.

                  (d) The net effect of the items set forth above will be to decrease the Purchase Price payable at Closing to $103,440,000 Post-Closing adjustments to the Purchase Price are as set forth in Section 2.4.

             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         3.1     Title to Shares
                 Seller (a) is the owner, free and clear of any liens, pledges, mortgages, encumbrances, options, restrictions, charges, agreements, defects of title or claims (collectively "Liens"), of the Shares, and (b) will sell, transfer, assign and deliver good and valid title to the Shares at the Closing as provided in this Agreement and Buyer will acquire good and valid title to the Shares, free and clear of any Liens other than those resulting from Buyer's actions.

         3.2     Capitalization of the Company
                 The authorized capital stock and issued and outstanding Shares of the Company are set forth on Schedule 3.2. Seller is the record and beneficial owner of all issued and outstanding Shares of the Company. Such issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable. Except for rights granted to Buyer under this Agreement there are no outstanding "phantom" stock rights, options, warrants or rights of first refusal, preemptive, subordination or similar rights or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting or other agreements with respect to, any shares of capital stock of the Company, or any other securities of the Company and the Company is not obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem capital stock or any other securities to or from any person or entity. There are no Shares of the capital stock of the Company held in the Company's treasury. Copies of the charter documents and by-laws and corporate minute books of the Company have been made available to Buyer and are true, correct and complete in all material respects as of the date hereof. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

         3.3     Subsidiaries and Investments
                 The Company is a wholly-owned subsidiary of Seller. Except for its ownership interests in Affiliates of Seller as set forth in Schedule 3.3., which will be transferred to another Affiliate of Seller prior to the Closing Date, the Company does not own, directly or indirectly, any capital stock of or other equity interests in any Person. The Company has not made any advances of money to, or guaranteed the obligations of, any Person which remain outstanding.

         3.4     Organization
                 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties in the places where it maintains offices and where its properties are owned, leased or operated and is duly qualified or licensed to do business in good standing as a foreign corporation in each jurisdiction where the properties owned or leased or the activities conducted by the Company make such qualification or license necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, properties, assets, liabilities, operations, prospects or financial condition of the Company (a "Material Adverse Effect").

         3.5     Due Authorization of Seller; Binding Obligation
                 Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements to be executed and delivered by Seller at the Closing and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and such other agreements by Seller have been duly authorized by all necessary corporate and stockholder actions on the part of Seller. This Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

         3.6     Non-Contravention
                 Except as set forth on Schedule 3.6, the execution, delivery and performance of this Agreement by Seller and the consummation of the Contemplated Transactions do not and will not, with or without the giving of written notice or the lapse of time, or both, violate, conflict with, result in the breach of, require a consent under, or accelerate the performance required by any of the terms, conditions or provisions of (i) the charter documents or by-laws or other governing documents of the Company or Seller, (ii) any covenant, agreement or understanding to which the Company or Seller is a party or by which either of them or any of their respective assets are bound, or (iii) any order, ruling, decree, judgment, arbitration award, law, rule, regulation or stipulation to which the Company or Seller is subject or constitute a default thereunder or result in the creation of any Lien upon any of the material properties or assets of the Company or upon the Shares.

         3.7     Financial Statements
                 Seller has heretofore furnished to Buyer unaudited financial statements of the Company consisting of (i) balance sheets at December 29, 1996 (the "1996 Balance Sheet") and September 28, 1997 (the "Interim Balance Sheet") and (ii) statements of operations for the interim periods ended March 30, 1997, June 29, 1997 and September 28, 1997 (the "Interim Statements of Operations") and the years ended December 31, 1995 and December 29, 1996 (the foregoing financial statements are hereinafter collectively referred to as the "Financial Statements" and the Interim Balance Sheet and the corresponding Statement of Operations are set forth on Schedule 3.7). Such Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of the March 30 and June 29, 1997 Interim Statements of Operations, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, constitute a Material Adverse Effect) and, subject in the case of the Interim Balance Sheet and the Interim Statements of Operations, to the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.7 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

         3.8     Books and Records
                 The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are current, complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors of the
Company and any committee of said Board, and no meeting of any such stockholders, Board of Directors or any committee has been held for which minutes have not been prepared and are not contained in such minute books.
At Closing, all of such books and records will be in possession of the Company.

         3.9     Title to Properties
                 (a) The Company has good and marketable title to all the real and personal property and assets owned or purported to be owned by it, free and clear of all Liens, except (a) as set forth in Schedule 3.9(a); (b) mechanics', carriers', workers' and other similar liens arising in the Ordinary Course of Business and consistent with past practice which would not have a Material Adverse Effect; (c) liens of taxes not yet due and payable or being contested in good faith by appropriate proceedings and in compliance with applicable law; (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, impairs the operations of the Company or, to the best of Seller's knowledge and without benefit of any title search, survey or similar investigation, renders the title to any such real property to be unmarketable, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto (collectively, the "Permitted Liens"); and (e) those non-consensual Liens which do not affect any material assets and do not impair the current use or diminish the value of the property affected to any material extent; provided that the Liens referred to in clauses (a) through (e) above in the aggregate, are not substantial in amount, do not detract from the value of the property or asset subject thereto and do not interfere with the current or anticipated use thereof.

                 (b) The Company owns all of the property and assets used by it in the operation and conduct of its business, except for those material assets leased by the Company under leases specifically identified on Schedule 3.9(b). The assets and property owned or leased by the Company constitute all of the assets used in, related to or required by the Company for the normal conduct of its business.

                 (c) Schedule 3.9(c) sets forth a true and complete (except for fixed assets acquired by the Company prior to January 1, 1977) list as at November 23, 1997 of all tools, dies, equipment, machinery, motor vehicles, fixtures and other fixed assets purchased or acquired by the Company since January 1, 1977, indicating the owner and location thereof, the cost of the assets acquired annually and the cumulative total. The fixed assets owned or used by the Company are sufficient for the operation of the business of the Company as it is currently conducted and in a reasonable state of repair taking into account the age thereof. The dollar amount of the fixed assets owned by the Company as shown on the Interim Balance Sheet does not in any case exceed the cost of the same, less any previous write-downs and less depreciation determined in accordance with GAAP consistently applied, and the Company has not written up the value of any such fixed assets.

                 (d) Schedule 3.9(d) hereto sets forth a true and complete list and description of all real property, land, buildings, improvements and structures (collectively, "Real Property") now owned or used by the Company. To the best of Seller's knowledge, the buildings, driveways and all other structures and improvements upon the Real Property are within the boundary lines thereof and do not encroach upon the property of any other persons. To the extent they are in the possession of Company, the Company has heretofore delivered or made available to Buyer copies of all title insurance policies obtained by the Company, abstracts of title and other evidence of title with respect to the Real Property. Each party will use their best efforts to keep the other informed as to the status of their negotiations with the landlord of the facility in El Cajon, California referenced on Schedule 3.9(d).

                 (e) Schedule 3.9(e) sets forth a true and complete list of each lease of premises executed by or binding upon Seller as lessee, sub-lessee, tenant or assignee (the "Leased Premises") setting forth in each case a brief description of the premises covered thereby, the rental payable thereunder and the term (including any extensions available) thereunder. Except as set forth on
Schedule 3.9(e), each such lease is in full force and effect on the date hereof without any default or breach thereof by the Company or, to Seller's knowledge, any other party thereto. To the extent they are in the possession of Company, true and complete copies of all leases required to be listed on Schedule 3.9 have heretofore been delivered or made available to Buyer. There are no leasing commissions or brokerage fees of any kind due or to become due in respect of such leases.

                 (f) Except as set forth on Schedule 3.9(f), during the past two years neither Seller nor the Company has received any notice of or writing referring to any requirements or recommendations by any insurance company which has issued a policy covering any part of any Real Property or Leased Premises or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of any Real Property or Leased Premises. All of the public utilities required for the operation of the Real Property or Leased Premises in the manner currently operated are installed and operating, and all installation and connection charges have been paid in full or provided for the plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Real Property and Leased Premises are in, and will be in on the Closing Date, satisfactory working condition. Buyer has had the opportunity to inspect the roof, basement and foundation walls of the buildings of the Real Property and Leased Premises and Seller makes no representation or warranty as to their condition, provided that this sentence does not limit Seller's obligations pursuant to Section 5.9 hereof. All water, utility and other charges, sewer rent and assessments affecting the Real Property or Leased Premises or any part thereof, and all Taxes imposed against or affecting the Real Property or Leased Premises (to the extent payable by the Company) or any part thereof, have been paid in full, accrued or reflected on the Interim Balance Sheet or, since the Interim Balance Sheet Date, incurred in the Ordinary Course of Business. Neither Seller nor the Company has received notice of any assessments, and has no knowledge of any pending assessments, affecting the Real Property and the Leased Premises and to the best of Seller's knowledge, the use thereof conform in all respects with all covenants and restrictions and all applicable building, zoning, and land use laws.

         3.10    Contracts
                 Schedule 3.10 contains a complete list as of the date(s) listed therein of the following: (i) Contracts to which Company is a party or under which Company is obligated or bound or to which any of the assets may be subject, which provide for a period of performance which extends beyond January 1, 2000 or involves a payment or receipt after the date of this Agreement of more than $25,000 and (ii) Contracts, commitments and agreements not referred to in clause (i) above or in other Schedules that are material to the operations of the Company. To Seller's knowledge, each such Contract or commitment will be enforceable by Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity. As of the date hereof, the Company is not in default under any of the Contracts listed on Schedule 3.10 and, to Seller's knowledge, no other party is in default thereunder, except, in any such case, for defaults that, individually or in the aggregate, would not be materially adverse to the operation of the Company. The Company has not, since the date of the Interim Balance Sheet entered into any purchase or sales commitment or order except in the Ordinary Course of Business. The Company has not, except as set forth on Schedule 3.10 entered into any: (A) royalty agreement, or except in the Ordinary Course of Business, any distribution, agency or license agreement; (B) Contract (for employment or otherwise) with any officer, employee, director or shareholder (or any Affiliate of any such officer, employee, director or shareholder) or except in the Ordinary Course of Business, any professional person or firm, consultant, independent contractor or advertising firm or agency; (C) Contract guaranteeing the payment or performance of the obligations of others; (D) Contract restricting the ability of the Company to engage in any line of business or to compete with any Person other than those associated with Items 2 and 6 on Schedule 3.10; or (E) any shareholders' agreement, joint venture agreement or other Contract with respect to the operation or management of any entity.

         3.11    Patents, Trademarks, Copyrights and Trade Secrets
                 (a) Schedule 3.11 contains a complete list of all Intellectual Property Rights owned by or licensed to Company (i) for which a patent or other registration exists or has been applied for or (ii) that are material to the current operations of the Company. Except as set forth on Schedule 3.11, Seller has no knowledge that any Intellectual Property Rights now or heretofore owned or used by the Company infringes, misuses or misappropriates any Intellectual Property Right of any other Person and, to the best of Seller's knowledge, no Intellectual Property Right of any other Person infringes, misuses or misappropriates any Intellectual Property Right owned by or licensed to the Company. Except as set forth on Schedule 3.11, and to the best of Seller's knowledge, all Intellectual Property Rights which are necessary to, or are being used in, the manufacturing, processing, fabricating, assembling, advertising or sale by the Company of the products now being produced by it are as of the date hereof either owned by the Company, free and clear of any Liens, and, to Seller's knowledge, adverse claims of ownership by any third party, or are the subject to an appropriate license or agreement pursuant to which the Company is granted the right to make such uses thereof. No shareholder, Affiliate, officer, director or employee of the Company or Seller owns or has any interest in any Intellectual Property Rights or any trade secret, invention or process, if any, used by the Company in connection with its business. No claims or allegations of infringement or misappropriation of any Intellectual Property Rights are pending or, to Seller's knowledge, threatened against the Company. Except as set forth in Schedule 3.11, neither Seller, the Company, nor any of their Affiliates is party to any licenses or similar agreements with respect to the "Rotron" name.

                 (b) Except as provided in the Trademark License (as defined below) no transfer, license or grant of rights to the tradename, service mark and/or trademark "EG&G" or the EG&G logo, either separately or in conjunction with "EG&G Rotron" is made or is to be implied by any provision of this Agreement.

         3.12    Litigation
                 Schedule 3.12 contains a complete list as of the date hereof of all claims, actions, suits, labor disputes, investigations and proceedings, pending or, to Seller's knowledge, threatened, which involve the Company or any of its material assets. Except as set forth in Schedule 3.12, there are no decrees, injunctions or orders of any court or governmental department or agency outstanding against Seller as of the date hereof.

         3.13    Compliance with Law; Governmental Approvals
                 To Seller's knowledge, Company is in compliance, in all material respects, with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign. Except as set forth on Schedule 3.13, neither Seller nor the Company has received as of the date hereof any written communication from a governmental authority that alleges that the Company is not in compliance, in all material respects, with any Federal, state, local or foreign statute, law, ordinance, rule, order or regulation Company holds and will hold on the Closing Date all licenses, permits and authorizations necessary for the lawful operation of the Company under and pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Federal, state, local and foreign governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations except where any failure to have such licenses, permits and authorizations or to comply would not, individually or in the aggregate, have a Material Adverse Effect and the Company may lawfully operate without such license, permit or authorization. Seller is not aware of any proposed change in law that would negatively affect the Company's ability to continue operations in the manner in which they are currently conducted.

         3.14    Employee Benefit Plans
                 (a) Schedule 3.14 contains a list and if appropriate a brief description of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), funds, policies, arrangements, practices, customs and understandings or programs which cover any employees (or former employees) of the Company (and/or their beneficiaries or dependents), whether or not they are or are intended to be (i) covered or qualified under the Internal Revenue Code of 1986, as amended (the "Code"), ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to any or all employees (or former employees) of the Company (and/or their beneficiaries or dependents), which are established, contributed to or maintained by the Company or any ERISA Affiliate (as defined below) as of the date hereof, including all welfare, pension, profit sharing, retirement, stock purchase, stock option, stock bonus, severance or deferred compensation plans, qualified domestic relations orders and qualified medical child support orders (the "Employee Benefit Plans"). For purposes of this Section 3.14, the term "ERISA Affiliate" shall mean Seller and include any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes Seller, any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with Seller, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in
Section 414(m) of the Code) which includes Seller and any other entity required to be aggregated with Seller pursuant to the regulations issued under Section 414(o) of the Code. Seller has delivered or made available to Buyer true, accurate and complete copies of all Employee Benefit Plan documents. Except as set forth on Schedule 3.14, EG&G, Inc. is the sponsor of the Employee Benefit Plans.

                 (b) As of the date hereof, each Employee Benefit Plan has been administered in all material respects in accordance with its terms. All reports, returns and similar documents with respect to the Employee Benefit Plans required to be filed as of the date hereof with any governmental authority or distributed to any Employee Benefit Plan participant have been duly and timely filed or distributed; or the failure to file will not result in the imposition of a fine or penalty against the Company or such Plan.

                 (c) Except as set forth in Schedule 3.14, each Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or income tax on unrelated business income under the Code or ERISA, except for acts or omissions which would not, either singularly or in the aggregate, have a Material Adverse Effect.

                 (d) There are (i) no "accumulated funding deficiencies" as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code, whether or not waived, under, and (ii) no "reportable event" as defined in
Section 4043(b) of ERISA has occurred with respect to, any single employer defined benefit plan maintained or sponsored by Seller, the Company or any ERISA Affiliate.

                 (e) Neither Seller nor the Company has any obligation, nor during the five year period ending on the Closing Date has had any obligation, to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Neither Seller, the Company nor any ERISA Affiliate is subject to any withdrawal or partial withdrawal liability within the contemplation of ERISA Section 4201 et seq. and will not become subject thereto as a result of the Contemplated Transactions.

                 (f) With respect to any Employee Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) that comprises part of a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would subject the Buyer to a material tax under Section 4976(a) of the Code, (iii) any Welfare Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) materially complies, and in each case has materially complied, with all of the requirements of Section 162(k) of the Code (for tax years beginning before January 1, 1989) and 4980B of the Code (for tax years beginning after December 31, 1988), (iv) every employee, former employee, and every dependent of the foregoing entitled to continuation of benefit coverage under any Welfare Plan has been accorded in all material respects all of the rights to which such person is entitled as a matter of law or regulation, and (v) all Welfare Plans sponsored by the Company may, subject to any other provision of this Agreement, be amended or terminated by the Buyer at any time on or after the Closing Date.

                 (g) There are no liabilities, to the Pension Benefit Guarantee Corporation ("PBGC") or otherwise, associated with any previously terminated single employer defined benefit person plan maintained or sponsored by Seller, the Company or any ERISA Affiliate, whether or not such plan was an Employee Benefit Plan, and all PBGC premiums under plans, whether or not terminated, maintained or sponsored by Seller, the Company or any ERISA Affiliate have been paid on a timely basis.

                 (h) Each most recent Employee Benefit Plan audit report, actuarial report and annual report, certified by the Employee Benefit Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Employee Benefit Plan as at the date thereof and the results of operations of the Employee Benefit Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Employee Benefit Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report. All financial statements of EG&G, Inc. reflect, with respect to any Employee Benefit Plan the employee benefit costs and liabilities in accordance with FAS 35, 87, 88, 106 and 112, and AICPA SOP 92-6, as applicable.

                 (i) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Seller, threatened, relating to any Employee Benefit Plan, fiduciary of any Employee Benefit Plan or assets of any Employee Benefit Plan, before any court, tribunal or governmental agency, other than routine claims for benefits under the Employee Benefit Plans or actions seeking qualified domestic relations orders or qualified medical child support orders related thereto.

                 (j) No prohibited transaction has been committed by Seller (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred or exists with respect to any Employee Benefit Plan which would result in a Material Adverse Effect.

                 (k) No Employee Benefit Plan is being terminated and there will be no Employee Benefit Plan amendments occurring through the date of Closing (or, with respect to Seller's Pension Plan, through the date of any transfer of assets from such plan), other than those made to facilitate the Contemplated Transactions.

         3.15    Environmental Matters
                 Except as described in the reports and other documents set forth on Schedule 3.15, as of the date hereof:

                 (a) No litigation, suits, claims, proceedings or investigations or private or governmental enforcement actions or orders are pending, or, to Seller's knowledge, threatened against Seller with respect to any Hazardous Material or applicable Environmental Law, as defined below.

                 (b) Seller has not received any notice from any governmental authority or other person of any claims or potential violations by Seller of (or liability under) any Environmental Law; and

                 (c) To the best of Seller's knowledge there has been no (i) activity on any of the properties of Seller which has been conducted, or is being conducted, in violation of any Environmental Law, or (ii) actual or threatened release (including, without limitation, any spill, discharge, leak, emission, ejection, escape or dumping) or improper or inadequate storage of, or contamination caused by any Hazardous Material on or under any of the properties of Seller, which in any of such cases would have a Material Adverse Effect.

                 (d) All products manufactured and services provided by Seller prior to the date hereof are in compliance with all Environmental Laws applicable thereto and all such products and services so manufactured or provided prior to the Closing Date will as of such date be in material compliance with all applicable Environmental Laws.

                 (e) Seller is not aware of any material containing friable asbestos in or on the Real Property of the Company which would have a Material Adverse Effect on the business, assets or Real Property of the Company. No product currently manufactured or sold by the Company contains asbestos in any known form.

                 (f) Seller has hereto delivered or made available to Buyer true and complete copies of all environmental studies relating to the business, assets or Real Property of Company which either (i) have been conducted on behalf of Seller in the last five years or (ii) are in the possession of EG&G, Inc., Seller or the Company.

                 (g) "Environmental Law" means any governmental law (including regulations thereunder) relating to environmental matters or Hazardous Materials; "Hazardous Material" means any material, substance, waste, pollutant or other matter that is defined as a hazardous material, hazardous substance, hazardous waste, toxic material, toxic substance or other term having a similar meaning under applicable law or is otherwise subject to elimination, abatement, removal, remediation or cleanup under applicable law.

         3.16    Insurance
                 Schedule 3.16 contains a summary of insurance policies or binders of insurance or programs of self-insurance which have related to Company during the past five years. All such policies and binders are (except for the Directors' and Officers' liability) "occurrence" based, have limits in amounts customarily deemed to be adequate, and cover all risks customarily insured against, in the type of business conducted by Company and all premiums due to the date hereof on such policies have been paid in full. All pending claims, if any, made against Seller which are covered by insurance are being defended by the appropriate insurance companies and are described on Schedule 3.16 hereto. Seller has not failed to give any notice or present any claim under any such policy in a timely fashion and has not exhausted the underlying policy limits of such policies or binders. The coverage under each such policy and binder is in full force and effect, and no notice of cancellation or nonrenewal has been received by Seller (it being understood, however, that any coverage currently being provided under policies maintained by Seller for the benefit of Company will be terminated as of the Closing, and Buyer will be responsible for providing insurance coverage from the Closing Date forward; however, subject to the terms and conditions of the applicable policies, coverage for claims based on pre-Closing "occurrences" will continue. The parties will consult and cooperate with each other with regard to potential claims against Seller's insurers for matters relating to occurrences prior to the Closing Date.

         3.17    Brokers or Finders
                 Neither Company nor Seller, nor their respective officers or agents, has entered into, and none of them will enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the Contemplated Transactions.

         3.18    Disclosure
                 No representation or warranty of Seller in this Agreement contains as of the date hereof any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

         3.19    No Material Adverse Change
                 Since the date of the Interim Balance Sheet there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and to the knowledge of Seller no event has occurred or circumstance exists that may result in such a material adverse change.

         3.20    Absence of Certain Changes and Events
                 Since the date of the Interim Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there have not been any changes that, individually or in the aggregate, would result in a material adverse change to the operations of the Company. Except as permitted by the terms of this Agreement, Seller has not done, or permitted to be done, any of the following from the date of the Interim Balance Sheet to the date hereof:

                 (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase Shares of the Company; issuance of any security convertible into such Shares; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any Shares; or declaration or payment of any dividend or other distribution or payment in respect of the Shares;

                 (b) amendment to charter documents or by-laws of the Company;

                 (c) payment or increase of any bonuses, salaries, or other compensation to any director, officer, or employee, or entry into any employment, severance, or similar contract with any director, officer, or employee; except for payment of salary and bonuses and increases in salary in the Ordinary Course of Business or except for any such payments or increases for which Seller would be solely obligated;

                 (d) adopted or amended in any material respect any Employee Benefit Plan;

                 (e) incurred or assumed any material  liabilities,  obligations
or  indebtedness  for  borrowed  money  or  guaranteed  any  such   liabilities,
obligations or indebtedness, other than in the Ordinary Course of Business;

                 (f) permitted, allowed or suffered any of the Company's assets to be subject to any Liens, other than Permitted Liens;

                 (g) the Company's acquisition or agreement to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or the Company's acquisition or agreement to acquire any assets which are material, individually or in the aggregate to the seller of such assets;

                 (h) sold, leased, or otherwise disposed of, or agreed to sell, lease or otherwise dispose of, any of the Company's assets which are material, individually or in the aggregate, to the Company, except for the sale of inventory, collection of accounts receivable and other activities in the Ordinary Course of Business;

                 (i) instituted a material change in the accounting methods used by the Company; or

                 (j) cancellation of any indebtedness or waiver of any rights of substantial value to the Company, other than write-offs or write-downs in the Ordinary Course of Business;

                 (k) amendment, cancellation or termination (other than in accordance with its terms or otherwise in the Ordinary Course of Business) of any Contract material to the Company;

                 (l) failure to pay any obligation of the Company due in the Ordinary Course of Business, except where contested in good faith and where such failure would not have a Material Adverse Effect;

                 (m) made any agreement, whether oral or written, to do any of the foregoing.

         3.21    Labor Relations; Compliance
                 The Company is not a party to any labor or collective bargaining agreement, and no employees of the Company are represented in their employment with the Company by a labor organization. There is, and during the past two years there has been, no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Seller, threatened, against or affecting the Company. No labor organization or group of employees of the Company has made a pending demand for recognition or certification to the Company, and, to the knowledge of Seller, no union organizational campaign is in progress with respect to the employees of the Company.

         3.22    Customers
                 Schedule 3.22 hereto contains a complete and accurate list of the largest customers of the Company in terms of revenues for 1997 as of December 15, 1997, showing the approximate total revenues earned by the Company from each such customer during the indicated period. To the best of Seller's knowledge, since September 28, 1997 there has been no material adverse change in the business relationship of the Company with any such customer.

         3.23    Vacation Time, Bonuses, Etc.
                 Schedule 3.23 hereto sets forth the method for accruing vacation pay used by the Company on its books and records.

         3.24    Compensation
                 Schedule 3.24 contains a list of the following information for each employee of the Company, including each employee on leave of absence or disability status: name; title or job description; total annual compensation (including base salary and bonus); and years of service credited for purposes of vesting and level of participation under any Employee Benefit Plan. Schedule
3.24 also lists (by location) the value of vacation carryover. Except as set forth in Schedule 3.24, at the date of the Interim Balance Sheet there were no bonuses, profit sharing, incentives, commissions or other compensation of any kind with respect to work done prior to the date of such Interim Balance Sheet owing to present or former employees of the Company not fully paid prior to such date or, with respect to compensation for work done prior to the date of such Interim Balance Sheet, not fully accrued or reserved for; except for accruals relating to the Success Sharing Plan which, in the Ordinary Course of Business, are not made until the fourth quarter of the fiscal year. In January 1998, EG&G, Inc. will supply Company with instructions as to appropriate payment amounts from the accrual under the Economic Value Added Plan.

         3.25    Accounts Receivable
                 All of the accounts receivable of the Company are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on its books. Company has not received as of the date hereof written notice of any contest, claim or right of set-off with respect to the amount or validity of any such accounts receivable other than accounts receivable which do not exceed, in the aggregate, the applicable reserve for doubtful accounts. The accounts receivable of the Company as of the Closing Date will be collectible net of the reserve shown on the Closing Balance Sheet (which reserve shall be calculated in a manner consistent with past practice) and, except for such reserve, without recoupment, offset or counterclaim.

         3.26    Warranties
                 Set forth in Schedule 3.26 are descriptions and copies of the forms of product warranties of Company that are on the date of this Agreement being made for products being sold on such date, other than any implied warranties or other warranties deemed to be imposed as a matter of law. Except as discussed at Section 13.1, relating to Hi-Rel Products (as defined below) there have been no breach of warranty or breach of representation claims against the Company during the past three years which have resulted in any material cost, expenditure or exposure to the Company. The warranty reserve shown on the Interim Balance Sheet with respect to all outstanding products of the Company, other than the Hi-Rel Products, has been, and the warranty reserve to be shown on the Closing Balance Sheet with respect to such products will have been, established in accordance with past practices. With respect to the Hi-Rel Products, the Company has recently increased the warranty reserve for Hi-Rel Products by $200,000 and is undertaking a review of warranty policy in the fourth quarter of 1997 and it is expected that the warranty reserve for Hi-Rel Products to be reflected in the Closing Balance Sheet will be appropriate for warranty claims relating to Hi-Rel Products sold prior to the Closing Date.

         3.27    Inventory
                 The inventory of the Company as at the date of the Interim Balance Sheet was, and the inventory of the Company on the date hereof has been, and on the Closing Date will have been, manufactured or acquired in the Ordinary Course of Business, in customary quantities and at prevailing prices. Such inventory has been valued on the Interim Balance Sheet at the lower of cost or market on a LIFO (last-in, first-out) basis in accordance with GAAP applied on a consistent basis and, in the case of all such inventory that is slow-moving (i.e., any item of inventory in excess of a one year's supply based on sales of inventory during the prior 12 month period or requirements based on existing backlog, whichever is higher), has been fully reserved for and, in the case of all such inventory that is rejected, damaged or obsolete, has been written down to its net realizable value. Except as indicated in Schedule 3.27 and subject to any reserve for excess and obsolete inventories, (i) the finished goods contained in the inventory of the Company have been made in accordance with and in conformity to the specifications of the corresponding customer orders or, in cases where there are no customer specifications, are saleable or usable in the Ordinary Course of Business; (ii) the work in process contained in such inventory has been made in accordance with and in conformity to the specifications of corresponding customer orders to the extent consistent with its state of completion, or is suitable to permit to produce therefrom in the ordinary and usual course finished goods that will be saleable or useable in the Ordinary Course of Business and (iii) the raw materials contained in such inventory are suitable for the purpose of filling specific customer orders, or are otherwise suitable to permit the Company to produce therefrom in the ordinary and usual course finished goods that will be saleable or usable in the Ordinary Course of Business.

         3.28    Liabilities
                 The Interim Balance Sheet properly reflects all Liabilities of the Company as required by GAAP, applied on a basis consistent with the basis on which Financial Statements referred to in Section 3.7 were prepared. All Liabilities incurred since the date of the Interim Balance Sheet will have been incurred in the Ordinary Course of Business and not in violation of or in conflict with any of the terms, agreements, warranties, representations and conditions of Seller contained in this Agreement.

         3.29    Governmental Approvals
                 No governmental authorization, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by the Company, Seller or any shareholder of Seller with any governmental authority (including, without limitation, any filing or registration pursuant to the Securities Act or the securities or blue sky laws of any state or territory) is required in connection with the execution and delivery of this Agreement and the consummation of the Contemplated Transactions except for HSR Act approval and notification to the New York State Department of Environmental Conservation regarding the facilities listed as Class 2 sites on the Registry of Inactive Hazardous Waste Sites.

         3.30    Certain Transactions
                 Except as disclosed in Schedule 3.30, no officer or director of the Company (or the immediate family of any of them), has any interest in property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Company, or in any creditor, debtor, supplier, customer, agent, sales representative, or distributor of Company. Any transactions between the Company and Seller (including Affiliates of Seller) are related either to the intercompany accounts described at Section 5.8 or have been and will be conducted in the Ordinary Course of Business.

         3.31    Backlog
                 As of October 31, 1997 the total backlog of orders of the Company was approximately $32,600,000. As at the Closing Date, the total backlog of orders of the Company will not be less than $30,000,000. Such backlog consists, and will on the Closing Date consist, of orders for products or services which are typical of the types of products and services heretofore manufactured, sold or rendered by the Company and which do not require the development or application of any new or more advanced technology than that utilized by the Company in the past.

         3.32    Certain Payments
                 Since January 1, 1995, neither the Company, any director, officer, agent, or employee of Company nor any other Person associated with or acting for or on behalf of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         3.33    Employee Secrecy Agreements.
                 The  Company  has  entered   into   secrecy   agreements   with
substantially all of its current employees, the forms of which have been previously provided to Buyer and Buyer has been provided with the opportunity to review such agreements.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         4.1     Organization and Good Standing
                 Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on the business which it is now conducting.

         4.2     Authority; No Conflict
                 (a) The execution and delivery by Buyer of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by Buyer's Board of Directors; no other corporate action or proceeding on the part of Buyer is necessary to authorize this Agreement or the Contemplated Transactions. This Agreement constitutes valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

                 (b) Neither the execution and delivery by Buyer of this Agreement nor the consummation of the Contemplated Transactions nor compliance by Buyer with any of the provisions hereof will violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien, upon any of the assets of Buyer or any of its subsidiaries under any of the terms, conditions or provisions of the
Articles of Incorporation or By-Laws of Buyer (or equivalent corporate documentation) or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Buyer or any of its subsidiaries or any of the property or assets of Buyer or any of its subsidiaries may be bound or affected, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its subsidiaries or any of the properties or assets or Buyer or any of its subsidiaries, except for such conflict, breach, default or violation which is not material to Buyer and its subsidiaries, taken as a single enterprise, or as to which requisite waivers or consents either shall have been obtained by the date hereof or the Closing Date, as appropriate, or shall have been waived by Seller in writing. No consent or approval by, notice to or registration with any governmental authority or any other person or entity, other than compliance with the HSR Act, is required on the part of Buyer prior to the Closing Date in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the Contemplated Transactions.

         4.3     Investment Intent
                 Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933.

         4.4     Certain Proceedings
                 There is no pending proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, no such proceeding has been threatened.

         4.5     Brokers or Finders
                 Buyer and its officers and agents have incurred no obligation or liability, and will not incur any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

         4.6     Disclosure
                 No representation or warranty of Buyer in this Agreement contains as of the date hereof any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

         4.7     Funding
                 Buyer has cash available or has existing borrowing facilities or firm commitments which, together with its available cash, are sufficient to enable it to consummate the Contemplated Transactions.

              ARTICLE V - COVENANTS OF SELLER PRIOR TO CLOSING DATE

         5.1     Access and Investigation
                 Between the date of this Agreement and the Closing Date, Seller will, and will cause its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full access during normal business hours to the Company's personnel, properties, Contracts, books and records, and other documents and data, (b) furnish, or permit Buyer's Advisors to make copies of all such Contracts, books and records and other existing documents and data as Buyer may reasonably request and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request; provided, that such investigation will not interfere unnecessarily with normal business operations.

         5.2     Operation of the Businesses
                 Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to:

                 (a) conduct the business of the Company in the Ordinary Course of Business;

                 (b) use its best efforts to preserve intact the current business organization of the Company, and maintain the relations and goodwill with suppliers, customers, landlords, employees, agents, and others having business relationships with the Company;

                 (c) confer with Buyer concerning operational matters of a material nature; and

                 (d) otherwise keep Buyer reasonably informed regarding the status of the business, operations, and finances of the Company.

         5.3     Negative Covenant
                 Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will not cause or permit the Company to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within its control which would or is likely to result in the occurrence of any of the changes or events listed in Section 3.20.

         5.4     Required Approvals
                 As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, make all filings required by Legal
Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, (i) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Buyer in obtaining all consents required to consummate the Contemplated Transactions.

         5.5     Notification
                 Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a material breach of any of Seller's representations and warranties as of the date of this Agreement.

         5.6     No Negotiation
                 Until such time, if any, as this Agreement is terminated pursuant to Article IX, Seller will not, and will cause the Company and each of their Representatives not to, directly or indirectly, solicit or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or the Shares, or any merger, consolidation, business combination, or similar transaction involving the Company.

         5.7     Best Efforts
                 Between the date of this Agreement and the Closing Date, Seller will use its best efforts to cause the conditions in Articles VII and VIII to be satisfied.

         5.8     Settlement of Intercompany Accounts
                 (a) Except as set forth in Section 5.8(b), effective immediately prior to the Closing, all amounts then payable (i) by the Company to Seller or any of its Affiliates or (ii) by Seller or any of its Affiliates to the Company shall, on a net basis, either be added to or charged against the Stockholders' Equity of the Company and, accordingly, the Company shall have no further obligation to make any payments in respect thereof to Seller or any of its Affiliates, nor will the Company have any claim for payment in respect thereof from Seller or any of its Affiliates.

                 (b) The intercompany receivables that the Company has with, respectively, EG&G GmbH, EG&G Ltd. and EG&G S.A., will be considered trade receivables as of the Closing Date and included on the Closing Balance Sheet as such. The parties understand that EG&G GmbH, EG&G Ltd. and EG&G S.A. have corresponding receivables with their respective end-user customers, and those receivables will not be transferred to Buyer (or Company) as part of the Contemplated Transactions. Seller will utilize its best efforts to keep Buyer informed as to the status of any disputes between Seller's Affiliates listed above and the end-user customer, and will provide Buyer with a reasonable opportunity to assist in the resolution of any such disputes.

         5.9     Facility Repairs
                 With respect to the Company's Woodstock, New York and Saugerties, New York facilities, Buyer has provided Seller with a list of items, attached hereto as Schedule 5.9, which it believes require correction and/or repair in order to satisfy or comply with legal and regulatory requirements or good management practices, which were discovered in the course of the Environmental Site Assessment Reports prepared by ERM-Midstates, Inc. in November 1997 with respect to such facilities. As soon as practicable after the date hereof, and if practicable before the Closing Date, Seller shall have corrected and repaired, as appropriate, to Buyer's reasonable satisfaction, all of the items on such list. After the Closing Date, Seller will remain responsible for completing any items not repaired or corrected prior to the Closing Date. Seller's failure to complete any such items prior to the Closing Date will not allow Buyer to elect not to proceed with the Closing. No item on such list shall be deemed to constitute environmental compliance activities within the meaning of Section 10.4(a) hereof.

         5.10    Contributions to Employee Benefit Plans
                 Seller has made, or will make, all contributions to the Employee Benefit Plans for all periods up to the Closing Date as required by the terms of the Employee Benefit Plans, the Code and ERISA.

         5.11    Trademark Registration
                 Seller will use its best efforts to modify the Co-Existence Agreement between the Company and Rotronic AG dated October 21, 1997 to include a provision similar to the following:
                 Rotronic agrees that it will provide further consents consistent with the provisions included in [this Agreement/the Co-Existence Agreement executed by and between ROTRON and Rotronic dated October 21, 1997] including signing additional Consent Agreements, and to otherwise aid EG&G, ROTRON or their designee, as reasonably requested by either of them in obtaining registrations in the United States of America for the ROTRON mark for ROTRON's goods.

              ARTICLE VI - COVENANTS OF BUYER PRIOR TO CLOSING DATE

         6.1     Required Approvals
                 As promptly as practicable after the date of this Agreement, Buyer will, and if necessary will cause its Affiliates to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause such Affiliates to,
(i) cooperate with Seller with respect to all filings that Seller elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents required to consummate the Contemplated Transactions; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business to obtain any such consents.

         6.2     Best Efforts
                 Between the date of this Agreement and the Closing Date, Buyer will use its best efforts to cause the conditions in Articles VII and VIII to be satisfied.

         6.3     Insurance
                 Buyer shall be responsible for obtaining and maintaining all of the insurance coverages relating to the Company from and after the Closing Date.

         6.4     Commitment to Employees
                 (a) On or prior to the Closing Date, Buyer shall offer continuing employment with the Company, as an employee-at-will, at the same location as the individual's place of employment immediately prior to the Closing Date, to each individual who is employed by the Company as of the Closing Date (such employees who accept employment to be known as "Employees"), with initial terms and conditions of employment, including job responsibilities and base compensation levels no less favorable than the terms and conditions in effect for each such Employee immediately prior to the Closing Date. The definition of Employees shall not include individuals who are on disability status; who are not actively at work and are receiving workmen's compensation benefits; and those who are on a paid or unpaid leave of absence. The individuals included in the preceding sentence will be offered employment, on the terms set forth above, at such time as they are able to return to work, provided they return to work within six (6) months after the Closing Date. Except as may be set forth herein, Seller will have no further responsibility with regard to the Employees as of the close of business on the Closing Date, including, without limitation, any responsibility with respect to benefits or notices required pursuant to Section 4980B of the Code or Section 606 of ERISA. Buyer will have no responsibility with respect to those individuals who do not accept their offer of employment, including without limitation, any responsibility with respect to benefits or notices required pursuant to Section 4980B of the Code or Section 606 of ERISA. Seller will retain COBRA continuation coverage responsibility for Employees or former employees (including those on disability status prior to the Closing Date) of Company who have had a COBRA qualifying event occur on or before the Closing Date; Buyer will assume liability for COBRA continuation coverage relating to COBRA qualifying events occurring after the Closing Date. The Employees will be eligible to participate in Buyer's "Additional Compensation Plan" pursuant to the terms thereof and those Employees who are participants in the Company's "EVA Program" will be eligible to participate in Buyer's "Stock Incentive Plan".

                 (b) Buyer shall cause the Company to establish and maintain, or shall establish and maintain, for a period of not less than one year after the Closing Date, a termination policy for Employees with terms no less favorable than the Seller's Termination Policy, as in effect immediately prior to the Closing Date (the "Termination Policy"). Buyer shall indemnify Seller for any liabilities Seller incurs as a result of a failure by the Company to fulfill its obligations under the Termination Policy during such one-year period.

                 (c) Except as expressly set forth in this Article VI or elsewhere in this Agreement, Buyer shall not assume any liabilities or obligations with respect to, and shall not receive any right or interest in, any Employee Benefit Plans as such Employee Benefit Plans may apply to the Employees. After the Closing Date, Buyer will provide Seller with such information as is required concerning Employees in order to enable Seller to determine whether, and, if so, when, an Employee will be entitled to a pension benefit or other benefits under the Seller's Employee Benefit Plans. Except as provided herein, at the close of business on the Closing Date, all Employees shall cease participation in any and all of Seller's Employee Benefit Plans, except with respect to benefits accrued as of, or claims incurred on or before the Closing Date pursuant to the terms of those Plans. Notwithstanding the foregoing, the Seller shall cooperate with Buyer in its provision of medical and dental benefits to Employees, at the coverage levels in effect at the Closing Date for a period from the Closing Date through March 31,1998 (the "Temporary Benefits"). Buyer agrees to reimburse Seller for all costs incurred by Seller in providing the Temporary Benefits, including, without limitation, administrative fees, claims costs for self-insured medical and dental benefits, insurance premiums for insured plans and any other out-of-pocket costs reasonably incurred by Seller in providing the Temporary Benefits. Further details relating to the Temporary Benefits are set forth in Schedule 6.4(c), but the terms of this Agreement will control in the event of any conflict with the terms of Schedule 6.4(c). Buyer will be responsible for collecting all employee contributions associated with the Temporary Benefits. Buyer will pay Seller for Seller's costs of providing the Temporary Benefits within ten days of receipt by Buyer of Seller's invoice. In addition, Seller shall continue to provide post-retirement medical and life benefits pursuant to the terms of Seller's Employment Benefit Plans then in effect to those employees who (i) have retired on or before the Closing Date and qualified for such benefits, and (ii) who retire after the Closing Date, but who have reached age 55 and have earned at least ten years of service with the Company prior to the Closing Date. Employees shall commence participation in Buyer's employee benefit plans effective as of the close of business on the Closing Date (except that the Temporary Benefits will be administered as discussed above) provided that Seller shall have cooperated with Buyer during the period preceding the Closing Date to the extent required in order to effect a transition of employee benefits as of that date.

                 (d) At the Closing, the Employees shall become eligible to participate in all then existing Welfare Plans (including, without limitation, vacation and sick day accruals) available to similarly situated employees of Buyer; provided, however, that Buyer may, but shall not be required to, establish any Welfare Plans or provisions within such existing Welfare Plans for the benefit of Employees that it does not currently provide to similarly situated employees. By way of example, but not limitation, Buyer may, but shall not be required to, provide to the Employees any post-retirement medical or life insurance nor any continued medical coverage during periods of short or long term disability. Buyer shall grant all Employees credit under all of Buyer's existing (or established as a result of this transaction) Welfare Plans (including, without limitation, vacation and sick day accruals) for all service with the Company and the Company's Affiliates (and their respective predecessors) prior to the Closing Date for all purposes for which such service was recognized by the Company and the Company's Affiliates. All service time recognized by the Company shall also be considered service time for all purposes under all Welfare Plans of Buyer, including, without limitation, eligibility for, participation in, and vesting under such plans. Buyer shall grant to Employees credit under Buyer's Welfare Plans for all deductible and out-of-pocket payments made by Employees prior to the Closing Date under Company's Welfare Plans during the 1998 plan year for such plans, and such payments made by Employees plus payments made by Employees on or after the Closing Date through March 31, 1998 shall apply toward any deductible and out-of-pocket maximum amounts that apply under any of Buyer's Welfare Plans in which such Employees may participate subsequent to March 31, 1998. Employees participating under Buyer's existing Welfare Plans at the Closing Date shall not be subject to any waiting periods for participation or pre-existing condition limitations in Buyer's corresponding employee benefit plans.

                 (e) Seller shall, as of the Closing Date, take such action as shall be necessary to permit Employees to (i) be 100% vested in their account balances under Seller's 401(k) Plan and (ii) allow such Employees to elect a distribution of their individual account balances or to make a direct rollover of their individual account balances (excluding any after-tax contributions, which shall be distributed to the Employees) to Buyer's 401(k) Plan. Buyer shall cause the trustee of the Buyer's 401(k) Plan to accept on behalf of the Plan a rollover contribution from any Employee or a direct rollover from the trustee of Seller's 401(k) Plan representing such Employee's account balance (excluding after-tax contributions but including outstanding loans) under such Plan, all subject to and in accordance with the provisions of the Buyer's 401(k) Plan and applicable laws. Buyer shall be responsible for collecting amounts due from Employees who have taken loans from their 401(k) Plan accounts prior to the Closing Date.

                 (f) Any service time that the Employees spend with the Company after the Closing Date shall not be considered by Seller in calculating any benefits due to the Employees under any of the Seller's Employee Benefit Plans, for "crediting" or "vesting" purposes, or for any other purpose.

                 (g) Seller will be responsible for fulfilling its obligations to the employees of Company pursuant to the defined benefit pension plan which exists immediately prior to the Closing Date based on credited service which accrues up to Closing Date.

                 (h) Seller agrees to provide to Buyer such Plan information as Buyer may reasonably request to effect the transactions contemplated by this
Section 6.4. Seller agrees to prepare all Plan amendments and to make all governmental filings, including filings with the Pension Benefit Guaranty Corporation, that are required to effect the provisions of this Section 6.4.

                 (i) Within thirty (30) days after the Closing Date, Buyer or an Affiliate of Buyer will enter into Employment Agreements with the following individuals: Peter Fritsch of EG&G GmbH, Gilbert Rolland of EG&G S.A. and Andrew Speechly of EG&G Ltd. (the "Foreign Employees"). The Employment Agreements will include the same salary, benefit levels and positions that the Foreign Employees hold as of the Closing Date. Any severance or notice payments due to the Foreign Employees as a result of the transition will be the responsibility of Buyer. Buyer will promptly reimburse Seller or an Affiliate of Seller for all costs associated with supporting the Foreign Employees in the period from the Closing Date until the Foreign Employees are no longer employed by an Affiliate of Seller. Such costs shall include, without limitation, salary, sales commissions, benefits, social insurance and pension payments, and administrative support.

                 (j) Fourteen employees of Company (as listed on Schedule 6.4(j)) who are currently utilizing vehicles provided to them through a lease arrangement between EG&G, Inc. and Wheels, Inc. will be required to turn the vehicles in on or prior to the Closing Date as directed by Company, unless (i) Buyer, or its automotive leasing company, has agreed to purchase the listed vehicles from Wheels, Inc. for use by these employees and (ii) Buyer has previously supplied Seller with an appropriate Certificate of Insurance listing EG&G, Inc. and Wheels, Inc. as additional insureds with coverage (liability and physical damage) of not less than $10 million. Buyer will finalize all arrangements for transfer of title to the vehicles no later than thirty (30) days after the Closing Date. In addition, Buyer will promptly reimburse Seller for all leasing costs associated with these vehicles until the transfer of title is complete. Four employees of Company have reached an alternative arrangement with EG&G, Inc. regarding their leased vehicles, and these employees are marked with an asterisk on Schedule 6.4(j).

         ARTICLE VII - CONDITIONS PRECEDENT TO BUYER'S
                                                OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1     Accuracy of Representations and Warranties
                 The  representations  and  warranties  of  Seller  set forth in
Article III hereof or elsewhere in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made on and as of each such date, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Seller.

         7.2     Performance of Covenants
                 Each and all of the covenants and agreements of Seller to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Seller, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Seller.

         7.3     No Legal Proceedings
                 On the Closing Date, no litigation, arbitration, investigation or other proceeding, or injunction or final judgment relating thereto, shall be in force, pending or threatened (in circumstances Buyer reasonably believes to be credible), before any court or governmental or regulatory official, body or authority relating to the Company or that could have a material impact on the ability of Buyer or Seller to consummate the Contemplated Transactions.

         7.4     Stock Certificates
                 Seller shall have delivered to Buyer certificates representing the Shares duly endorsed in blank, or accompanied by appropriate stock powers in proper form for transfer.

         7.5     No Claim Regarding Ownership of Shares or Sale Proceeds
                 There must not have been made or threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Company or
(ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

         7.6     No Prohibition
                 Neither the consummation nor the performance of any of the Contemplated Transactions will materially contravene, or result in a material violation of, any applicable Legal Requirement.

         7.7     Trademark License
                 EG&G, Inc. shall have entered into a trademark license agreement with the Company in the form of Schedule 7.7 hereto (the "Trademark License") to provide the right to use the "EG&G" name for a transitional period.

         7.8     Resignations
                 Buyer shall have received resignations of all officers and directors of the Company, unless otherwise directed by Buyer.

         7.9     Opinion of Counsel
                 Buyer shall have been furnished with an opinion of counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that, except as set forth on the Schedules hereto (and except for changes subsequent to the date hereof which are disclosed in such opinion but which do not constitute a breach of this Agreement):

                 1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has full corporate power and authority to carry on the business which it is now conducting. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is qualified as a foreign corporation in the State of California and has full corporate power and authority to carry on the business it is now conducting;

                 2. Seller has full corporate power to enter into this Agreement and to perform its obligations hereunder; all corporate (and, if applicable, shareholder) action or proceedings required to be taken by, or on the part of, Seller to authorize it to execute and deliver this Agreement and to consummate the Contemplated Transactions hereby and thereby have been duly and validly taken; this Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the valid, legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as its enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity;

                 3. Except as set forth on a schedule attached to the opinion, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions hereby or thereby nor compliance by Seller with any of the provisions hereof or thereof will:

     (a) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien on the Company under any of the terms, conditions or provisions of the Articles of Organization or By-Laws of Seller or the Company, or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation known to such counsel to which Seller or the Company is a party, or by which it may be bound or affected, or as to which requisite waivers or consents either shall have been obtained by Seller by the Closing Date or shall have been waived by Buyer in writing; or

     (b) violate any federal, New York Stateor Massachusetts statute, rule or regulation or, to the knowledge of such counsel, any order, writ, injunction or decree applicable to Seller or to the Company.

                 4. No consent or approval by, notice to or registration with any governmental authority, other than the filing in conjunction with the HSR Act and the notification to the New York State Department of Environmental Conservation, is required on the part of Seller or the Company in connection with the Contemplated Transactions.

         Any of such opinions may be given by the General Counsel of EG&G, Inc, or by other counsel reasonably satisfactory to Buyer as Seller may determine. As to any matter which involves the laws of a jurisdiction in which the counsel rendering the opinion is not expert, such counsel may rely upon opinions of local counsel of established reputation reasonably satisfactory to Buyer. Any opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of Seller or appropriate government officials.

         7.10    Transfer of Confidentiality Agreements
                 Seller shall have delivered or caused to be delivered to the Company instruments of transfer, in form and substance reasonably satisfactory to Buyer, transferring and assigning to the Company any rights of Seller and its Affiliates under the confidentiality agreements entered into by Seller and its Affiliates with all prospective purchasers of the Company, except for the confidentiality agreement with Buyer and the confidentiality agreements with those companies that requested their interest in the Company be kept confidential.

         7.11    Transfer of Past Service Contracts
                 Company shall have delivered or caused to be delivered to the Seller or one of its Affiliates instruments of transfer, in form and substance reasonably satisfactory to Buyer, transferring and assigning to Seller or one of its Affiliates all rights and obligations of Seller under the past service contracts.

         7.12    Real Property Transfers
                 Seller shall have taken the necessary actions to transfer title in and to the Olive Property and the Saugerties Land from Company to Seller or one of its Affiliates.

                 ARTICLE VIII - CONDITIONS PRECEDENT TO SELLER'S
                               OBLIGATION TO CLOSE

         Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

         8.1     Accuracy of Representations and Warranties
                 The  representations  and  warranties  of  Buyer  set  forth in
Article IV hereof or elsewhere in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Buyer.

         8.2     Performance of Covenants
                 Each and all of the covenants and agreements of Buyer to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Buyer, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Buyer.

         8.3     No Legal Proceedings
                 On the Closing Date, no litigation, arbitration, investigation or other proceeding or injunction or final judgment relating thereto, shall be in force, pending or threatened (in circumstances Seller reasonably believes to be credible), before any court or governmental or regulatory official, body or authority relating to the Company or that could have a material impact on the ability of Buyer or Seller to consummate the Contemplated Transactions.

         8.4     Payment of Purchase Price
                 Buyer shall have delivered to Seller, and Seller shall have received, the Purchase Price pursuant to Section 2.3 above.

         8.5      No Claim Regarding Stock Ownership or Sale Proceeds
                 There must not have been made or threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Company or
(ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

         8.6     Trademark License
                 The Company shall have entered into the Trademark License with EG&G, Inc.

         8.7     No Prohibition
                 Neither the consummation nor the performance of any of the Contemplated Transactions will materially contravene, or result in a material violation of any applicable Legal Requirement.

         8.8     Opinion of Counsel
                 Seller shall have been furnished with an opinion of counsel to Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that:

                 1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation in the States of New York and California and has full corporate power and authority to carry on the business which it is now conducting;

                 2. Buyer has full corporate power to enter into this Agreement and to perform its obligations hereunder; all corporate (and, if applicable, shareholder) action or proceedings required to be taken by, or on the part of, Buyer to authorize it to execute and deliver this Agreement and to consummate the Contemplated Transactions hereby and thereby have been duly and validly taken; this Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes the valid, legal and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as their enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general provisions of equity;.

                 3. Except as set forth on a schedule attached to the opinion, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions hereby or thereby nor compliance by Buyer with any of the provisions hereof or thereof will:

     (a) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien on the Buyer under any of the terms, conditions or provisions of the Articles of Incorporation or the By-Laws (or equivalent corporate documentation) of Buyer, or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation known to such other counsel to which Buyer is a party, or by which Buyer may be bound or affected or as to which requisite waivers or consents shall have been obtained by Buyer by the Closing Date or shall have been waived by Seller in writing, or

     (b) violate any federal or New York State statute, rule or regulation or, to the knowledge of such counsel, any order, writ, injunction or decree applicable to Buyer; and

                 4. No consent or approval by notice to or registration with any governmental authority, other than the filing in conjunction with the HSR Act is required on the part of Buyer in connection with the Contemplated Transactions.

         Any of such opinions may be given by Stroock & Stroock & Lavan or such other counsel reasonably satisfactory to Seller as Buyer may determine. As to any matter which involves the laws of a jurisdiction in which the counsel rendering the opinion is not expert, such counsel may rely upon the opinion of local counsel of established reputation reasonably satisfactory to Seller. Any opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of Buyer or appropriate government officials.

                            ARTICLE IX - TERMINATION

         9.1     Termination Events
                 This Agreement may, by notice given prior to or at the Closing, be terminated:

                 (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been either waived or, after written notice and a ten day cure period, resolved to the reasonable satisfaction of the non-breaching party;

                 (b) (i) by Buyer if any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in
Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller have not waived such condition on or before the Closing Date;

                 (c) by either Buyer or Seller if any court or governmental agency shall have issued an order, judgment or decree or taken any other action materially challenging, prohibiting or invalidating the consummation of any of the Contemplated Transactions;

                 (d)       by mutual consent of Buyer and Seller; or

                 (e) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 1998, or such later date as the parties may agree upon.

         9.2     Effect of Termination
                 If this Agreement is terminated pursuant to Section 9.1, then this Agreement shall be null and void and except as expressly provided herein, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.1, 11.3, and 11.5 will survive; provided, however, if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all remedies available to it at law or equity, including the right to seek specific performance, will survive such termination unimpaired.

                      ARTICLE X - SURVIVAL; INDEMNIFICATION

         10.1    Survival
                 All representations, warranties, covenants and obligations in this Agreement or in any agreement, instrument or other document delivered in connection herewith shall survive the execution and delivery hereof, the consummation of the Contemplated Transactions and any investigation or audit conducted by any party hereto. Notwithstanding the preceding sentence, neither party may make or assert any claim under any representation or warranty contained herein later than eighteen months after the Closing Date, except that
(i) the representations contained in Section 3.1 and 13.1(e) shall survive indefinitely and (ii) the representations in Sections 3.14, 3.15 and 12.3 and shall survive until 30 days after the applicable statute of limitations with respect to the matters addressed therein has expired (including all waivers or extensions thereof); and provided that any claims made or asserted by a party within the applicable time period prescribed above shall survive such expiration until such claim is finally resolved and all obligations with respect thereto are fully satisfied. All statements contained in any officer's certificate delivered by or on behalf of any party hereto pursuant to this Agreement shall constitute and have the same force and effect as the representations and warranties of such party set forth herein.

         10.2    Indemnification by Seller
                 Seller will indemnify, defend, save and hold harmless Buyer, the Company and their Affiliates from and against any and all damages, liabilities, losses, penalties, expenses, assessments, judgments or deficiencies of any nature whatsoever including, without limitation, reasonable attorneys' fees and expenses, consultants' and investigators' fees and expenses, and other costs and expenses incident to any suit, action or proceeding (together, "Losses") incurred or sustained by Buyer or its Affiliates which arise out of or result from (i) any breach of any representation or warranty given or made by Seller herein or in any certificate delivered hereunder; (ii) the noncompliance with or nonperformance of any agreement, obligation, undertaking or covenant of Seller under this Agreement; (iii) any claim against the Company or Buyer relating to death or personal injury, business tort, other tort, malicious or intentional conduct, property damage or worker's compensation based on transactions, events or occurrences prior to the Closing Date; (iv) any claim against the Company relating to product liability or similar claims and/or any claim of product defect or claim that product does not meet published or quoted specifications (after any applicable warranty reserve reflected on the Closing Balance Sheet has been exhausted) in each case based on products manufactured or sold prior to the Closing Date, provided that the incident or action giving rise to the claim was not the result of service or repair provided by Buyer after the Closing Date; (v) any claim and/or litigation involving personnel or former personnel of the Company based on transactions, events or occurrences prior to the Closing Date; (vi) any actual or alleged violation of any law, rule or regulation of any governmental entity by the Company or any of its employees, agents or affiliates occurring prior to the Closing Date, including without limitation any fines or penalties, whether criminal or civil; or (vii) any Liability or claim relating to product warranty obligations assumed by AGC Systems and Technologies pursuant to the Purchase and Sale Agreement dated June 20, 1996 and the First Amendment to the Purchase and Sale Agreement dated October 7, 1997 between the Company and AGC Systems and Technologies regarding the Nova Product Line. The aggregate amount for which Seller may be liable under this Section 10.1 shall in no event exceed $25,000,000 and Seller shall not be obligated to indemnify the Buyer, the Company or Buyer's Affiliates against, or to hold harmless the Buyer or Buyer's Affiliates from, damages for Losses incurred by the Buyer, the Company or Buyer's Affiliates as a consequence of or in connection with matters specified in this Article X unless and until such damages exceed an aggregate basket of $500,000 (the "Basket"), at which point Seller shall be obligated to indemnify Buyer or Buyer's Affiliates against, and to hold harmless Buyer or Buyer's Affiliates from, only damages in excess of such amount, and not relating back to the first such damages so incurred.

         10.3    Indemnification by Buyer
                 Buyer will indemnify, defend, save and hold harmless the Company, Seller and any of their respective Affiliates from and against any and all Losses incurred or sustained by the Company, Seller or any of their respective Affiliates which arise out of or result from (i) any breach of any representation or warranty given or made by Buyer herein or in any certificate delivered hereunder (ii) the noncompliance with or nonperformance of any agreement, obligation, undertaking or covenant of Buyer under this Agreement;
(iii) any claim against the Company or Seller relating to death or personal injury, business tort, other tort, malicious or intentional conduct, property damage or worker's compensation based on transactions, events or occurrences after the Closing Date; (iv) any claim against the Company relating to product liability or similar claims and/or any claim of product defect or claim that product does not meet published or quoted specifications in each case based on products manufactured or sold after the Closing Date; (v) any claim and/or litigation involving personnel or former personnel of the Company based on transactions, events or occurrences after the Closing Date; (vi) any actual or alleged violation of any law, rule or regulation of any governmental entity by the Company or any of its employees, agents or affiliates occurring after the Closing Date, including without limitation any fines or penalties, whether criminal or civil; (vii) any Liability of or claim against the Company or Seller arising from illness, disease or death, (or fear of illness, disease or death) alleged to be related, directly or indirectly to exposure to asbestos: (a) in the workplace of Company after the Closing Date (but only to the extent attributable to asbestos that was not present on or before the Closing Date) or
(b) in products manufactured or sold by Seller after the Closing Date; (viii) any Liabilities of or claims made against EG&G, Inc. under the Guaranty provided to One Woodstock Associates dated as of December 13, 1979 regarding the Saugerties Lease after the Closing Date (provided that the Buyer's obligation to provide indemnity under this clause (viii) shall not diminish or release Seller from any of the Seller's indemnification obligations hereunder); or (ix) any Liabilities of or claims made against the Seller or its Affiliates arising from Buyer's usage of the Olive Property after the Closing Date.

         10.4    Environmental Indemnification
                 (a) As discussed in the reports  referenced  on Schedule  3.15, environmental remediation work is in progress at the Company's facility in Woodstock, New York, which is currently listed as a Class 2 site on the New York State Registry of Inactive Hazardous Waste Sites. Seller will continue its efforts to remediate this site as described in Schedule 3.15, and it is the intent of the parties that Seller remain responsible for ongoing remediation work regarding existing environmental conditions at such facility as well as any further investigation or remedial activity required under any Environmental Law as a result of such existing environmental conditions (the "Remediation Work"). After the Closing Date, Buyer will provide Seller with reasonable cooperation in Seller's efforts to perform the Remediation Work, including making available employees of Company to perform those activities (including installation, repair, maintenance and monitoring of environmental remediation systems, community liaison and oversight of Remediation Work) that they have performed in the past in connection with the Remediation Work. These employees will be provided at no cost to Seller to perform these activities, which Seller will request on a reasonable basis. In the event that these employees are unable to perform their other functions because of Seller's requests, Seller and Buyer will negotiate a mutually satisfactory arrangement. Seller will be entitled to control the Remediation Work, and will keep Buyer reasonably well informed on the status and progress of those efforts. In the event that Seller shall fail to perform its obligations under Section 10.4(a), Buyer, after providing Seller with thirty days written notice of its intent to act, shall have the right to take over the control of that portion of the Remediation Work that Seller has failed to perform, and Seller agrees that it will indemnify Buyer for all costs and expenses reasonably incurred in connection with Buyer's performance of that portion of the Remediation Work in accordance with Section 10.4(b), including without limitation the cost of employees (including prorated salary and benefits) engaged in such activities. Seller's obligation to perform the Remediation Work at the Woodstock facility shall continue with respect to such facility until such time as that facility is delisted from the New York State Registry of Inactive Hazardous Waste Sites, or designated as a Class 5 site. Notwithstanding the foregoing, the delisting of the site shall not relieve
Seller of any other indemnification obligations hereunder. The parties acknowledge that the Remediation Work will require access to Company's real property and facilities and use of on-site utilities. Seller shall make reasonable efforts to obtain separate electrical meters for all pumps and other electrical devices required in connection with the Remediation Work. If this shall not be feasible, Seller agrees to reimburse Buyer for the cost of electricity used in connection with the Remediation Work. Buyer shall provide
Seller with reasonable access and use privileges, and Seller will attempt to minimize any disruption to the business operations of the Company. Except to the extent that Seller's obligations continue under Section 5.9 after the Closing Date, Seller's obligations to perform the Remediation Work hereunder shall not include any responsibility to carry out routine environmental compliance activities of the Company after the Closing Date, including without limitation monitoring for NPDES and SPDES permits, Resource Conservation and Recovery Act record-keeping and compliance, and other environmental responsibilities that business organizations such as the Company must perform. Buyer will have no claim hereunder against Seller for any diminution in value or stigma damages as they may apply to the real property or facilities of the Company.

                 (b) Seller will indemnify, defend, save and hold harmless Buyer and its Affiliates from and against any and all Losses (including for the purposes of Section 10.4 any costs of assessment, containment, removal, remedial work, monitoring or closure, required by a governmental agency or unrelated third party or any expenses incurred on account of the right of any governmental or private entity or person) which may be suffered or incurred by any of them
(i) relating to, arising out of or resulting from a breach of the warranty contained in Section 3.15, (ii) by reason of any and all present or future liabilities or obligations under any current or future Environmental Law (A) arising out of or relating to the ownership, operation or condition at any time on or prior to the Closing Date of any real property or facilities now or previously owned, leased or used by the Company, (B) arising out of or relating to any Hazardous Materials that were present on any such real property or facilities of the Company at any time on or prior to the Closing Date, or (C) arising out of or relating to any Hazardous Materials that were handled, used, recycled, generated, transported, stored, treated, disposed of or released on or from any such real property or facilities of the Company at any time on or prior to the Closing Date; (iii) arising from any Liability of or claim against the Company or Buyer arising from illness, disease or death, (or fear of illness, disease or death) alleged to be related, directly or indirectly to exposure to asbestos: (AA) in the workplace of Company prior to the Closing Date, or (BB) in products manufactured or sold by the Company prior to the Closing Date; (iv) arising from any Remediation Work or compliance activities conducted after the Closing Date by Seller that results in damages to premises occupied by the Company or materially interferes with the operations of the Company; or (v) as a result of any modification, relocation, reconstruction or other improvement to the existing septic system at the Woodstock facility that is required because of any environmental condition (including soil or groundwater contamination) existing on or before the Closing Date. A statement or other evidence in the reports referenced on Schedule 3.15 that a Hazardous Material is or was present on, under, or has emanated from the real property or facilities of the Company shall be prima facie evidence that such Hazardous Material was present on the real property or facilities of the Company at any time on or prior to the Closing Date, and Seller would then have the burden of proof to establish that it is not responsible for the remediation of such Hazardous Material hereunder. The allocation of the burden of proof regarding Hazardous Materials in the preceding sentence is contingent upon Buyer's agreement to cause the Company, at all times after the Closing Date not to handle, use, recycle, generate, transport, store, treat, dispose of or release on or from any such real property or facilities of the Company the following solvents: trichloroethylene,
1,1,1-trichloroethane and freon. In addition, Buyer shall have the right to attempt to establish that a Hazardous Material not documented in such reports was present on the real property or facilities of the Company on or prior to the Closing Date. Seller's indemnification shall not apply to any Losses to the extent such Losses were knowingly increased by the actions of Buyer after the Closing Date other than through the normal continued operation of the Company's business. Seller's indemnification obligations under this Section 10.4 shall not be subject to the maximum or the Basket set forth in Section 10.2.

                 (c) Buyer will indemnify, defend, save and hold harmless Seller and its Affiliates from and against any and all Losses (including for the purposes of Section 10.3 any costs of assessment, containment, removal, remedial work, monitoring or closure, required by a governmental agency or unrelated third party or any expenses incurred on account of the right of any governmental or private entity or person) which may be suffered or incurred by any of them relating to, arising out of or resulting from any and all present or future liabilities or obligations under any Environmental Law existing on or after the Closing Date: (i) arising out of or relating to the ownership, operation or condition at any time after the Closing Date of the real property or facilities of the Company (unless such Losses are the result of the condition of the real property or facilities of the Company on or prior to the Closing Date); (ii) arising out of or relating to any Hazardous Materials that were bought on to the real property or facilities of the Company at any time after the Closing Date; or (iii)arising out of or relating to any Hazardous Materials that were generated, transported, stored, treated or released by Buyer at any time after the Closing Date (except to the extent that such release constitutes the migration of Hazardous Materials which had been released on or before the Closing Date). Buyer's indemnification shall not apply to any Losses to the extent such Losses were knowingly increased by the actions of Seller after the Closing Date.

                 (d) Seller will indemnify Buyer and the Company from and against all Losses they incur directly as a result of any increase in the Company's groundwater monitoring requirements under its NPDES or SPDES permits or otherwise from those currently in effect which is attributable to the information obtained in the course of the investigation and remediation or correction of Company's discharges into floor and sink drains, dry wells and/or the septic system at the Woodstock facility which is to be conducted pursuant to
Section 5.9 hereof.

                 (e) Seller expressly acknowledges that its obligation to indemnify, defend, save and hold harmless Buyer and its Affiliates against any and all Losses pursuant to Section 10.4(b) shall extend to those Losses which may be suffered or incurred by any of them relating to, arising out of or resulting in any manner from the Olive Property or the Saugerties Land, and any remediation obligations with respect thereto, provided that the Seller's obligations to provide indemnity under this clause shall not diminish or release Buyer from any of Buyer's obligations under Section 10.3(ix) and shall not be applicable with respect to any Losses arising from or relating to the acts or omissions of Buyer.

         10.5    Employee Benefits Indemnification
                 Seller agrees to indemnify and hold harmless Buyer, Company and any trade or business which is under common control with Buyer, as determined pursuant to either Section 4001(b)(1) of ERISA, or Section 4971(e)(2)(B) of the Code, from and against any losses on account of (A) any liability for post-retirement medical, pension or other benefits under any plan or arrangement sponsored by the Seller or EG&G, Inc. or (B) any liability (including joint and several liability) incurred by the Company (except for those liabilities assumed by Buyer pursuant to Section 6.4(g)) as a result of any of the following events with respect to an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) of which the Seller (or any trade or business which is under common control with Seller as determined pursuant to either Section 4001(b)(1) of ERISA or Section 4971(e)(2)(B) of the Code) is the contributory sponsor or a contributing employer:

         (i) the termination of any such plan which is a defined benefit pension plan subject to the provisions of Title IV of ERISA; and

         (ii) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any such plan which is a multiemployer plan (within the meaning of Section 3(37) of ERISA);

         (iii) a failure to satisfy the minimum funding requirements, if any, applicable to such plan under Section 412 of the Code and Section 302 of ERISA, including for this purpose quarterly contributions required by Section 412(m) of the Code and Section 302(e) of ERISA; and

         (iv) (A) the loss by any such plan of its qualified status; (B) the imposition of any taxes or penalties; or (C) the occurrence of any prohibited transaction.

         Seller's indemnification obligations under this Section 10.5 shall not be subject to the maximum or the basket set forth in Section 10.2, and shall survive until thirty (30) days after the applicable statute of limitations with respect to the matters addressed therein has expired (including all waivers or extensions thereof).

         10.6    Limitations on Remedy
                 The amount of any Losses for which indemnification is provided to a party under this Article X shall be reduced to take account of any net tax benefit and shall be increased to take account of any net tax detriment realized by such party which arises from the incurrence or payment of any such Losses or from the receipt of any such indemnification payment and shall be reduced by the insurance proceeds received and any other amount recovered, if any, by the Indemnified Party (or its Affiliates) with respect to any Losses. If any Indemnified Party (or its Affiliates) shall have received any payment pursuant to this Article X with respect to any Loss and shall subsequently have received insurance proceeds or other amounts with respect to such Loss, then such
Indemnified   Party  (or  its  Affiliates)   shall  promptly  pay  over  to  the
Indemnifying Party the amount so recovered (after deducting the amount of the expenses incurred by it in procuring such recovery), but not in excess of the amount previously so paid by the Indemnifying Party. The sole and exclusive remedies of any party to this Agreement for any claim hereunder against any other party hereto shall be the indemnification provided in this Article X or elsewhere in this Agreement, and each party agrees that it will not pursue any other remedy with respect thereto, except with respect to claims arising pursuant to Section 9.2 or except for any remedies contemplated under Article XI hereof. All indemnification payments made under this Article X shall be treated for tax purposes as adjustments to the Purchase Price. In the event that one party shall be obligated to indemnify an Indemnified Person pursuant to this
Article X, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Person with respect to such loss.

         10.7    Procedure for Indemnification - Third Party Claims
                 Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party in receipt of the claim (the "Indemnified Party") shall notify the other party (the "Indemnifying Party") of the receipt thereof. Unless the Indemnifying Party shall notify the Indemnified Party that it elects to assume the defense of any such claim or process or settlement thereof (such notice to be given as promptly as reasonably possible in view of the necessity to arrange for such defense and in no event later than 10 business days following receipt of said notice), the Indemnified Party shall assume the defense of any such claim or process or settlement thereof. The Indemnified Party shall not be liable for any legal or other expense in connection with the defense of any claim or process unless the Indemnifying Party is successful in contesting its obligation to indemnify the Indemnified Party in respect of such claim or process. The defense of the Indemnified Party shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the Indemnifying Party or Indemnified Party, as the case may be, shall be advised promptly of all developments. If the Indemnifying Party assumes the defense, the Indemnified Party will have the right to retain its own counsel, and in any event, will provide assistance to the Indemnifying Party in connection with the defenses of any such claim, but the fees and expenses of such counsel will be at its own expense unless (i) the Indemnifying Party shall have agreed to the retention of such counsel for both the Indemnifying Party and the Indemnified Party or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No settlement of a claim by either party shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

         10.8       Procedure for Indemnification - Other Claims
                    A claim for  indemnification  for any matter not involving a
third-party   claim  may  be   asserted   by  notice  to  the  party  from  whom
indemnification is sought.

                ARTICLE XI - CONFIDENTIALITY AND NON-COMPETITION

         11.1       Confidentiality
                    Seller agrees not to, directly or indirectly, without the prior written consent of Buyer, use or disclose to any Person any proprietary information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, equipment or business practices of the Company, except where such use or disclosure is needed to comply with an order of a governmental agency, legislative body or court of competent jurisdiction, or to comply with its obligations under this Agreement.

         11.2       Non-Competition
                    (a) Seller agrees that, for a period of five years after the Closing Date, Seller and its Affiliates will not, directly or indirectly, in the Territory, (i) engage in any business the same as or substantially similar to, or engage in competition with, the business presently engaged in by the Company,
(ii) render services to or have any interest, as a shareholder, owner, agent, consultant, lender or guarantor or any other interest, in any other Person engaged in the manufacture or sale of products, or the rendering of services, which are currently being manufactured or sold or rendered by the Company, or substantially similar products or services, or (iii) engage in competition with, or manufacture or sell, such products or services as are referred to in clause
(ii) of this Section 11.2.

                    (b) For purposes of this Section 11.2, (i) ownership of 5% or less of any class of outstanding securities of a company the securities of which are listed on a recognized securities exchange (either domestic or foreign shall not be deemed to constitute ownership or participation in the ownership of the business of such company and (ii) ownership of 10% or less of any company other than those referred to in clause (i) of this sentence shall not be deemed to constitute ownership or participation in the ownership of the business of such company; provided that in no event shall Seller or any Affiliate of Seller, during the five year period referred to in Section 11.2(a), acquire any securities of the following companies (or their respective successors): COMAIR Rotron and Labinal, Inc.

                    (c) Neither Seller nor any Affiliate of Seller, for a period of three years from and after the Closing Date, shall, directly or indirectly,
(i) solicit for employment or hire any Employee of Company who was employed by the Company as of the Closing Date, or (ii) divert or attempt to divert from the Company any business of the type in which the Company was engaged as of the Closing Date by influencing or attempting to influence any customer or supplier of the Company. Neither Seller nor any Affiliate of Seller shall be precluded from hiring any such Employee (i) who has been terminated by Company prior to commencement of employment discussions between Seller or any Affiliate of Seller and such Employee, or (ii) if, as a result of existing understandings with five current employees of Company, Seller or any of its Affiliates is obligated to offer such individuals employment pursuant to those understandings.

                    (d) Seller  acknowledges  and agrees that any breach of this
Article XI may result in irreparable injury to Buyer and the Company, that monetary damages may be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that Buyer or the Company may have, Buyer shall be entitled to seek to enforce the specific performance of this
Article XI and to seek both permanent and temporary relief in the event of any breach hereof.

                    (e) The parties acknowledge that the time, scope, geographic area and other provisions of this Article XI have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the Contemplated Transactions. If any portion of this Article XI shall be determined to be invalid and unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect. It is understood that Seller is entering into this non-competition agreement in order to induce Buyer to enter into this Agreement.

                    (f) The "Territory" shall mean worldwide. The parties acknowledge and agree that the business of the Company is currently conducted throughout the Territory and that, accordingly, the Territory is reasonable in scope.

                            ARTICLE XII - TAX MATTERS

         12.1     Certain Definitions
         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Company Group" shall mean the Company and its Subsidiaries, if any, or any one or more of such entities, as the context may require.

                  "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and that portion to and including the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

                  "Taxes" shall mean (i) all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, license, payroll and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such taxes, charges, fees, levies or other assessments and any obligations under any agreement or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity and (ii) all obligations, including joint and several liability pursuant to the law of any jurisdiction or otherwise, for the payment of any of the types of taxes referred to in clause
(i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period.

                  "Tax   Return"   shall  mean  any  report,   return  or  other
information required to be supplied to any taxing authority in connection with Taxes.

                  "Treasury Regulations" shall mean the Income Tax Regulations (final, temporary and, as applicable, proposed) promulgated under the Code, as they may be in effect from time to time. References to specific sections of the Treasury Regulations shall be to such sections as amended, supplemented or superseded by Treasury Regulations currently in effect.

         12.2     Allocation of Purchase Price
                  Buyer and Seller shall agree upon the allocation of the consideration paid by Buyer hereunder to the Shares and the non-competition provisions set forth in Section 11.2 hereof in accordance with Treasury Regulations thereunder; provided, however, that Buyer and Seller hereby agree that as of the date hereof the fair market value of the non-competition provisions set forth in Section 11.2 hereof is $5,700,000. Buyer and Seller shall utilize the allocation of consideration described in the preceding sentence in the preparation of all Tax Returns or forms and for all other Tax purposes. Any adjustment to the consideration paid pursuant to this Agreement shall result in an appropriate adjustment to such allocation. To the extent required under Code Section 1060 and the Treasury Regulations thereunder, Buyer and Seller shall utilize such allocation in the preparation of IRS Form 8594, and shall timely file with the appropriate governmental authorities copies of such Form 8594. Neither Buyer nor Seller shall agree to any adjustment relating to the manner in which the consideration has been allocated as set forth in this
Section 12.2 without the prior written approval of the other, which approval shall not be unreasonably withheld.

         12.3     Representation and Warranties of Seller
                  Except as set forth in Schedule 12.3 Seller hereby represents and warrants to Buyer as follows:

                  (a) Provision for Taxes. The provision for Taxes, including interest and penalties, with respect to the Company Group to be shown on the Closing Balance Sheet will be sufficient for the payment of all such Taxes, interest and penalties not theretofore paid, whether or not disputed, for the period ended December 28, 1997, and for all periods prior thereto.

                  (b)      Tax Returns and Audits.
     (i) As of the time of filing, all Tax Returns required to be filed under federal, state, county, local or any foreign laws by or on behalf of the Company Group were to the best of Seller's knowledge, in all respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

     (ii) The Company and any affiliated, combined or unitary group of which it is or was a member have each, within the time and in the manner prescribed by law, paid (and until the Closing Date will, within the time and in the manner prescribed by law, pay) all Taxes that are due and payable.

     (iii) The Company Group has established (and through the Closing Date will establish) on its books and records reserves that are to the best of Seller's knowledge, adequate for the payment of all Taxes not yet due and payable for which it may be liable (including Taxes for which it may be liable as a transferee or on a joint and several basis under the consolidated return rules or any comparable rules for state and local taxes).

     (iv) The Company and each member of any affiliated, combined or unitary group of which it is or was a member have each complied (and until the Closing Date will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes or similar provisions under any federal, state, county, local or foreign laws and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

     (v) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member is a party to any agreement providing for the allocation or sharing of Taxes.

     (vi) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (vii) (1) The statute of limitations for the assessment of Taxes has expired for all applicable Tax Returns of the Company and any affiliated, combined or unitary group of which it is or was a member (for such periods during which the Company is or was a member), or (2) those Tax Returns have been examined by the appropriate taxing authorities for all periods and no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any affiliated, combined or unitary group of which it is or was a member (for such periods during which the Company is or was a member), which has not been resolved and paid in full.

     (viii) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by or requested from the Company or any affiliated, combined or unitary group of which it is or was a member.

     (ix) No federal, state, county, local or foreign audits or other administrative proceedings or court proceedings are presently pending or, to the best of Seller's knowledge, threatened with regard to any Taxes or Tax Returns of or relating to the Company Group.

     (x) No power of attorney has been granted by the Company or any affiliated, combined or unitary group of which it is or was a member with respect to any tax matter of or relating to the Company Group which is currently in force.

     (xi) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member has participated (nor will it participate prior to the Closing) in or cooperated with an international boycott within the meaning of Section 999 of the Code.

                     (xii) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member has filed (nor will it file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any member of any affiliated, combined or unitary group of which it is or was a member (for such period during which the Company is or was a member).

                           (xiii)  Neither  the  Company  nor any  member of any
affiliated, combined or unitary
group of which it is or was a member is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any member of any affiliated, combined or unitary group of which is or was a member and Seller has no knowledge that the IRS has proposed any such adjustment or chance in accounting method.

                           (xiv) The  acquisition  of the  Shares  will not be a
factor causing any payments to be
made by the Company or any member of any affiliated, combined or unitary group of which it is or was a member (for such period during which the Company is or was a member) not to be deductible (in whole or in part) pursuant to Sections 280G, 404 or 162(m) of the Code.

                           (xv) All  transactions  with  respect to the  Company
Group which could give rise to an
understatement of federal income tax (within the meaning of Section 6662 of the Code) were adequately disclosed (or, with respect to Tax Returns filed after the date hereof but before the Closing, will be adequately disclosed) on the Tax Returns in accordance with Section 6662(b)(2)(B) of the Code and the Treasury Regulations thereunder.

                           (xvi) No  "ownership  change",  as defined in Section
382(g) of the Code, and no change
in ownership of the outstanding stock of the Company described in Section 382(a)(1) of the Internal Revenue Code of 1954 (prior to amendment by the Tax Reform Act of 1986) have occurred with respect to the Company.

                           (xvii)  Neither  the  Company  nor any  member of any
affiliated, combined or unitary
group of which it is or was a member has made, or is subject to, an election as provided in Section 108(b)(5) of the Code (or any predecessor provision) for any taxable year.

                           (xviii)  Seller is not a  "foreign  person"  (as that
term is defined in Section 1445 of
the Code) and shall furnish to Buyer on or before the closing date a certification of Seller's non-foreign status, as set forth in Treasury
Regulations ss.1.1445-2(b). No member of the Company Group is a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

                           (xix) None of the assets of the Company or any member
of any affiliated, combined or unitary group of which it is or was a member are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (xx) With  respect to the Company  Group,  Seller has
made available to Buyer copies
of all revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes of or relating to the Company Group with respect to all taxable years commencing after January 1, 1988.

                           (xxi) There are no rulings,  requests  for rulings or
closing agreements specifically
relating to the Company or any member of any affiliated, combined or unitary group of which it is or was a member which could affect the Company Group's Taxes for any period after the Closing.

                           (xxii) For taxable years  commencing  January 1, 1988
no issue has arisen in any
examination of Taxes of or relating to the Company Group by any taxing authority except for certain environmental remediation costs with regard to the Saugerties site that if raised with respect to any other taxable year (commencing on or after January 1, 1988) not so examined would result in a material Tax deficiency for any other period (commencing on or after January 1, 1988) not so examined, if upheld.

                           (xxiii)   The   Company   and  each   member  of  any
affiliated, combined or unitary group of which is or was a member have made all payments of estimated Taxes required to be made under Section 6655 of the Code and any comparable provision of state, county, local or foreign law.

                           (xxiv)  Neither  the  Company  nor any  member of any
affiliated, combined or unitary
group of which it is or was a member has disposed of property in a transaction being accounted for under the installment method under Section 453 of the Code.

                           (xxv) No excess  loss  account (as defined in Section
1.1502-19 of the Treasury
Regulations) exists with respect to the Company or any member of any affiliated, combined or unitary group of which it is or was a member.

                           (xxvi) There are no liens for Taxes upon any property
or assets of the Company
Group except for liens for Taxes not yet due.

                           (xxvii)  No  member of the  Company  Group was ever a
member of any affiliated, combined
or unitary group other than an affiliated, combined or unitary group of which the Company is or was a member.

         12.4     Tax Indemnification
                  (a) From and after the Closing Date, Seller shall pay, or cause to be paid, and shall indemnify and hold harmless Buyer and the Company Group and any director, officer, employee, advisor, parent, subsidiary or Affiliate of Buyer or the Company Group, and any successor thereof, from any liability for or arising out of any Taxes (x) of Seller and any current or former member of Seller's group of corporations filing on a combined or consolidated basis, other than the Company Group, in respect of any taxable period or (y) attributable to the income, business, property or operations of the Company Group or for which the Company Group may be liable on any basis (including, but not limited to, liability as a transferee or on a joint and several basis) (A) in respect of the Pre-Closing Tax Period, to the extent such Taxes are not reserved on the Closing Date Balance Sheet, or (B) resulting from the Company Group's ceasing to be affiliated with the affiliated group of corporations of which Seller is a member. For purposes of computing the amount reserved with respect to Taxes on the Closing Date Balance Sheet, (a) all amounts reserved with respect to foreign taxes shall be converted into United States dollars at the exchange rates used in preparing the Closing Date Balance Sheet and (b) all amounts reserved with respect to any Taxes shall be considered available for the payment only of any Taxes.

                  (b) From and after the Closing Date, Buyer shall pay, or cause to be paid, and shall indemnify and hold Seller and any director, officer, employee, advisor, parent, subsidiary or Affiliate of Seller, and any successor thereto, harmless from any liability for or arising out of any Taxes of the Company Group in respect of taxable periods of the Company Group ending after the Closing Date (except to the extent attributable to the Pre-Closing Tax Period).

                  (c) In the case of any taxable period that includes but does not end on the Closing Date:

                           (i) the periodic Taxes of the Company Group that are
not based on income or
receipts (e.g., property taxes) attributable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes attributable to the entire taxable period multiplied by a fraction, the numerator of which is the number of days during that period that are in a Pre-Closing Tax Period and the denominator of which is the number of days in such taxable period, provided, however, that if the amount of periodic Taxes imposed for such taxable period reflects different rates of tax imposed for different periods within such taxable period, the formula described in the preceding clause shall be applied separately with respect to each such period within the taxable period; and

                           (ii) the Taxes of the Company Group (other than Taxes
described in clause (i))
attributable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

                  (d) In  addition  to any  other  indemnity  provided  in  this
Section 12.4, Seller shall indemnify Buyer for any increase in Taxes of or relating to the Company Group (net of any tax benefit to the Buyer) for any period beginning on or after the Closing Date, which is attributable to any adjustment to, or amendment of, the Taxes or Tax Returns (including any Taxes or Tax Returns of any affiliated, combined or unitary group of which it is or was a member) of or relating to the Company Group for any Pre-Closing Period.

                  (e) Notwithstanding anything in this Article XII to the contrary, no tax indemnification shall be required of Seller unless the amount of tax liability claimed to be due pursuant to this Article XII exceeds the amount of any related tax benefit (net of any tax detriment) to Buyer.

           12.5     Tax Returns: Miscellaneous.
                    (a) Seller shall prepare, or cause to be prepared, in a manner consistent with prior returns, and shall file, or cause to be filed, any Tax Returns of or relating to the Company Group (including amendments thereto) for all taxable periods that end, with respect to the Company Group, on or before the Closing Date, and which arc due on or before the Closing Date, Seller shall prepare or cause to be prepared, in a manner consistent, with respect to the Company Group, with prior Tax Returns and file or cause to be filed, any consolidated or combined Tax Return of Seller and its affiliates which includes the Company Group for any taxable period ending, with respect to the Company Group, on or before the Closing Date. Buyer shall be afforded the opportunity to review such returns (and any corresponding amended Tax Returns) within a reasonable time prior to the due date for the filing thereof, and shall be provided by Seller with copies of such Tax Returns (and any corresponding amended Tax Returns) in the form actually filed. Except as otherwise provided in this subparagraph, Buyer shall be responsible for filing all Tax Returns required to be filed after the Closing Date by or on behalf of the Company Group. All Tax Returns for taxable periods of the Company Group which include the Closing Date shall be filed on a basis consistent with the manner in which Seller or the Company Group filed Tax Returns of the Company Group in the past unless a contrary treatment is required by law.

                         (b) With respect to any Tax Return required to be filed
by Buyer for a taxable
period of the Company Group which includes the Closing Date, Buyer shall provide Seller and its authorized representatives with copies of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is payable by Seller pursuant hereunder (thc "Statement") at least thirty
(30) business days prior to the due date (or extended due date, if an extension has been obtained) for the filing of such Tax Return, and Seller and its authorized representatives shall have the right to review such Tax Return and Statement prior to the filing of such Tax Return. Buyer and Seller agree to consult and resolve in good faith any issues arising as a result of the review of such Tax Return and Statement by Seller or its authorized representatives and to mutually consent to the filing of such Tax Return, The amount owed by Seller with respect to a Tax Return shall be paid by Seller at least three (3) business days prior to the due date for the filing of such Tax Return.

                          (c) Seller agrees to cooperate with Buyer prior to the
 Closing and thereafter and
provide, to the extent in its possession, or if not in its possession, make reasonable best efforts to obtain and provide, prior to the Closing Date, access to complete copies of all federal, state, county, local and foreign Tax Returns, reports and estimates for all periods prior to the Closing Date for or relating to the Company Group as well as any other Tax Returns (including compete copies of combined or consolidated returns) on which Taxes were reportable for which the Company Group might be liable on any basis, including, but not limited to, liability as a transferee or liability on a joint and several basis under the consolidated return rules or comparable state and local rules. Seller also agrees to furnish to Buyer, to the extent in its possession, or if not in its possession, make reasonable best efforts to obtain and furnish, prior to the Closing Date, any material communication related to the Company Group to or from any governmental agency (including, but not limited to, audit reports), whether or not Seller was a party to such communication, which pertains to any of the Taxes or Tax Returns of or relating to the Company Group for taxable years commencing after January 1, 1990.

                    (d) In addition to the obligations of the parties pursuant to Sections 12.5(a), (b) and (c) hereof, after the Closing Date, Buyer and Seller shall each make available to the other and to any taxing authority, as reasonably requested, all information, records or documents (other than Tax Returns, the disclosure of which is subject to Sections 12.5(a), (b) (c)) relating to federal, state, county, local or foreign tax matters of or relating to the Company Group for all taxable periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof. If any such records or documents are, at the date hereof, not within the possession of Seller or the Company Group, Seller agrees to use its reasonable best efforts to obtain such records and documents and, if obtained, furnish them to Buyer prior to the Closing Date. Buyer and Seller will keep confidential the contents of the information, records and documents made available under this
Section 12.5(d) and not use or disclose them or any information contained therein, except that: (a) Seller may disclose those portions of such information, records or documents which disclose information pertaining to Seller; (b) Buyer may disclose those portions of such information, records or documents which disclose information pertaining to Buyer; and (c) both Seller and Buyer may disclose any of such information, records or documents where such disclosure is made (1) to a taxing authority, (2) in the course of any judicial proceeding for the determination of liability for Taxes, (3) otherwise as required by law, or (4) of any such information, records or documents which has or have become generally available to the public through no fault of the party hereunder seeking to make disclosure.

                  (e) Buyer shall promptly notify Seller in writing upon receipt by Buyer of notice of (i) any pending or threatened Tax audits or assessments of or relating to the Company Group, or (ii) any pending or threatened Tax audits or assessments of any Affiliate of Seller which may affect the liability of the Company Group for Taxes, in each case for taxable periods ending on or prior to the Closing Date. Seller shall have the sole right to represent the Company Group's interests in any Tax audit or administrative or court proceeding related to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Buyer agrees that it will cooperate, and cause the Company Group to cooperate fully with Seller and its counsel in the defense against any claim in any said proceeding. Buyer shall have the sole right to represent the Company Group's interests in any Tax audit or administrative or court proceeding related to taxable periods ending after the Closing Date, and to employ counsel of its choice at its expense. Seller agrees that it will cooperate fully with Buyer and its counsel in the defense against any claim in any said proceeding. Notwithstanding the foregoing, neither Seller nor the Company Group shall enter into any closing agreement (as defined in Section 7121 of the Code, or any comparable provision of state, county, local or foreign law) which is binding on Buyer or the Company Group for any taxable period ending after the Closing Date, without the prior written consent of Buyer, nor shall Buyer or the Company Group enter into any closing agreement (as so defined) which is binding on Seller or the Company Group for any taxable period ending on or before the Closing Date, without the prior written consent of Seller. Further, notwithstanding the foregoing, neither Seller nor the Company Group shall agree to any settlement concerning Taxes for any taxable period ending on or before the Closing Date, which settlement may result in an increase in Taxes of the Company Group for any taxable period ending after the Closing Date, without the prior written consent of Buyer, nor shall Buyer or the Company Group agree to any settlement concerning Taxes for any taxable period ending after the Closing Date which may result in an increase in Taxes of Seller or the Company Group for any taxable period ending prior to or including the Closing Date, without the prior written consent of Seller.

                    (f) After the date hereof, Seller and Buyer shall consult in good faith during the course of any audits or administrative or judicial proceedings pertaining to Taxes of or relating to the Company Group, or any other entities for the Taxes of which the Company Group may be liable on any basis, including liability as a transferee or on a joint and several basis under consolidated return rules or comparable state and local rules, for periods ending prior to or including the Closing Date. Such consultations shall include, but not be limited to, consultations concerning (1) preparation of a response to a 30-day letter for a United States federal income tax audit together with any appellate conferences related thereto, (2) any ongoing or future audits related to any period ending prior to or including the Closing Date and (3) court proceedings with respect to any of the above. Buyer or Seller, as the case may be, shall be made aware of any meetings and conferences related thereto and have the right (to the extent permissible by law) to have a representative present at those conferences. Seller shall, within a reasonable time, notify Buyer of any adjustments to, or amendments of, Taxes or Tax Returns of or relating to the Company Group for periods ending on or prior to the Closing Date.

                  (g) In the event that the Company Group, or any successor thereto, should generate any tax loss or tax credit in a period ending after the Closing Date that may be carried back to a period ending on, prior to or including the Closing Date, Seller agrees to cooperate with the Buyer's filing such claims for refund and other returns as may be appropriate and to pay to the Company Group, as the case may be, the proceeds of any such claims or refunds (including interest thereon) resulting from the utilization of such attributes, whether utilized by Seller or any other member of an affiliated group of which they were a member and any predecessors thereto.

                  (h) The parties hereto acknowledge and agree that any tax loss or tax credit of the Company Group, or of any predecessor thereto, the economic benefit of which is realized in a period ending after the Closing Date, shall be for the account of Buyer, and Buyer shall not be obligated to pay any additional consideration to Seller therefor. Without limiting the generality of the foregoing, this Section 12.5(h) applies to any tax loss or credit generated in any period ending on, prior to or including the Closing Date, which may be carried forward and utilized on returns for any period ending after the Closing Date of Buyer or the Company Group or any successors thereto.

                    (i) Buyer agrees to assign and promptly remit (and to cause the Company Group to assign and promptly remit) to Seller all refunds (including interest thereon) received by Buyer or the Company Group or any affiliate of Buyer or the Company Group (less Taxes modified to include applicable foreign income taxes at the maximum applicable foreign rate in effect for such taxable year in respect of such refund and interest to the extent such refund and interest are includable for applicable income tax purposes and not subject to an offsetting deduction by virtue of their payment to Seller) of any Taxes paid for the Pre-Closing Tax Period, except to the extent attributable to the carryback of tax losses or credits generated in a period which is not a Pre-Closing Tax Period. Seller may request Buyer to file, or the Company Group to file, at the reasonable expense of Seller, a claim for refund of any Tax paid for the Pre-Closing Tax Period.

                  (j) There are no agreements or understandings whether labeled "tax-sharing" agreements or otherwise, whereby the Company Group or any successor thereto, may be required after the date hereof to make payments of or in respect of Taxes to Seller or any Affiliate of Seller, or any successor thereto.

                  (k) On and after the Closing Date, Seller will, and will cause its affiliates to and will use its reasonable best efforts to cause all former members of Seller's affiliated group to take such actions reasonably requested by Buyer or the Company Group to enable the Company Group to enforce and obtain the maximum protection provided by the obligations of Seller.

                  (l) At the request of Buyer, Seller shall provide Buyer, prior to the Closing Date, with a written statement signed by an officer of Seller authorized to sign Seller's federal income Tax Return, in which Seller elects, on behalf of the Company Group, to have the Company Group excluded from Seller's affiliated group, Seller shall file a copy of such statement with its federal income tax return for its tax period which includes the Closing Date.

                       ARTICLE XIII - ADDITIONAL COVENANTS

         13.1       Hi-Rel Warranty
                    (a) The "Outstanding Hi-Rel Products" shall mean all Hi-Rel Products manufactured or sold by the Company on or before the Closing Date. "Hi-Rel Products" shall mean those product families set forth on Schedule
13.1(a)  hereto,  which is a complete  list of such  products  as of the Closing
Date.

                    (b) Seller agrees that in preparing the Preliminary Balance Sheet a separate product warranty reserve shall be specified thereon with respect to the Outstanding Hi-Rel Products (the "Hi-Rel Reserve").

                    (c) Seller agrees that it shall reimburse Buyer and the Company for, and indemnify and hold them harmless from and against, all warranty costs incurred by the Company (including, without limitation, costs of any repairs made on defective product, returns accepted of defective products or allowances reasonably granted for defective product; for these purposes, costs incurred by the Company shall be calculated on a time and materials basis and shall not include any markup for profit, overhead or general and administrative expense) from and after the Closing Date until the expiration of the applicable warranty period in respect of the Outstanding Hi-Rel Products (collectively, the "Warranty Costs") to the extent such Warranty Costs exceed the Hi-Rel Reserve (such excess being referred to as the "Excess Warranty Costs").

                    (d) Buyer shall cause the Company to prepare, within 30 days after the end of each calendar quarter, a statement setting forth the Warranty Costs incurred in such quarter, and either the remaining balance in the Hi-Rel Reserve or the amount constituting Excess Warranty Costs. Seller shall pay to Buyer the amount of such Excess Warranty Costs within 30 days after receiving each such statement, which shall be signed by an officer of the Company.

                    (e) Seller represents and warrants to Buyer that, with respect to the Hi-Rel Products, the Company has recently completed a redesign of certain aspects of such Hi-Rel Products and to the best of Seller's knowledge, such redesign has successfully corrected existing design issues with the Hi-Rel Products that resulted in an additional warranty reserve being established on the Interim Balance Sheet with respect to the Hi-Rel Products. Seller makes no representation or warranty as to the effectiveness of any changes to the design or manufacture of the Hi-Rel products which occur after the Closing Date.

         13.2       Audited Financial Statements
                    (a) Seller shall deliver to Buyer, no later than 45 days after the Closing Date, a balance sheet of the Company as at December 29, 1996, together with a statement of operations and a cashflow statement of the Company for year ended December 29, 1996, along with a balance sheet of the Company as at September 28, 1997, together with a statement of operations and a cashflow statement of the Company for the nine month period ended September 28, 1997. The preceding financial statements will each be audited by Arthur Andersen & Co. LLP ("Arthur Andersen") and in a form suitable for filing by Buyer as exhibits to its Form 8-K as required in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Audited Financial Statements"). Seller and Buyer shall share equally the fees charged by Arthur Andersen for performing its audit of the Audited Financial Statements. The earnings before interest and taxes ("EBIT") of the Company shown on the 1996 statement of operations and the September 1997 Interim Statement of Operations were determined in accordance with GAAP consistently applied and in a manner consistent with the preparation of the Financial Statements as defined in
Section 3.7 and were not less than $12,362,000 (the "1996 EBIT") and $10,234,000 (the "3Q 1997 EBIT"), respectively.

                    (b) The parties acknowledge and agree that the EBIT figures determined through the Audited Financial Statements will differ from those listed in Section 13(a). A "P/L Reconciliation Schedule for the period December 30, 1996 - September 28, 1997" is attached as Schedule 13.2(b); and Seller will deliver a similar reconciliation schedule for the 1996 fiscal year prior to Closing. The EBIT determinations listed above were based on the EBIT calculation prepared by the Company, and then revised to reflect the Hi-Rel warranty expense, FIFO adjustment, corporate G&A allocation, and all miscellaneous income (expense) items below operating profit. Also, the EBIT figures determined through the Audited Financial Statements will be prepared on a "stand alone" basis for the Company.

                    (c) The  parties  agree  that  Buyer  will  have no claim or recourse against Seller or its Affiliates relating to the Audited Financial Statements as compared to the 1996 EBIT and the 3Q 1997 EBIT to the extent any shortfall in the EBIT determinations included in the Audited Financial Statements were caused by liabilities for which Seller is maintaining responsibility hereunder, including without limitation Hi-Rel warranty expense, environmental liabilities and NOVA repair costs.

         13.3     Tax Election
                  At any time on or after the Closing Date, Buyer and its Affiliates agree not to file, cause to be filed, or permit to be filed with respect to the acquisition of the Company by Buyer any elections pursuant to
Section 338 of the Code.

         13.4     NOVA Product Line
                  In the event Seller requests assistance from Buyer or Company to fulfill its obligations relating to product repair of the Nova Product Line pursuant to Section 10.2, and Company has the ability to perform such repair work at the time of the request, Buyer will perform and work on a time and materials basis plus a reasonable markup to be determined at the time repairs are requested.

                        ARTICLE XIV - GENERAL PROVISIONS

         14.1       Expenses
                    Whether or not the Contemplated Transactions shall be consummated, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will pay all amounts payable to Merrill Lynch & Company in connection with this Agreement and the Contemplated Transactions. Buyer will pay one-half and Seller will pay one-half of the HSR Act filing fee. In the event litigation is maintained by any party to this Agreement against any other party to enforce or interpret any of the terms of this Agreement, or to seek any remedy for any breach of this Agreement, the party prevailing in such litigation shall be entitled to recover from the non-prevailing party reasonable attorney's fees and costs of suit.

         14.2       Public Announcements
                    From the date of this Agreement until the Closing Date, neither Seller nor Buyer shall make, or permit its Affiliates to make, any public statement with respect to the transactions contemplated hereby without the prior consent of the other; provided that such consent will not be unreasonably withheld in any case and that nothing herein shall prevent any party from making any such disclosures or statements as may, in the opinion of counsel for the disclosing Person be required by law, regulation or rule of any governmental entity or of any stock exchange; provided further, that any party required by law, regulation or rule of any governmental entity or of any stock exchange to make any such disclosure or statement shall make a good faith effort to inform the other party of such requirement as soon as is practicable (whether such time is before or after such disclosure or statement).

         14.3       Confidentiality
                    From the date of this Agreement until the Closing Date, Buyer and Seller will maintain in confidence, and will cause their Affiliates to maintain in confidence and not use to the detriment of another party any oral or written information obtained from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy such written information as requested by the other party.

         14.4       Notices
                    All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent via facsimile (with written confirmation of receipt), or (c) received by the addressee, if sent by a nationally recognized overnight delivery in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                    Seller:                  EG&G Holdings, Inc.
                                             45 William Street
                                             Wellesley, MA 02181
                                             Attention:  General Counsel
                                             Facsimile No. (617) 431-4115

                    Company:                 Rotron Incorporated
                                             9 Hasbrouck Lane
                                             Woodstock, NY 12498
                                             Attention:  President
                                             Facsimile No. (914) 679-1852


                    Buyer:                   Ametek, Inc.
                                             Station Square
                                             Paoli, Pennsylvania 19301
                                             Attention:  President
                                             Facsimile No: (610) 296-3412

         14.5       Jurisdiction; Service of Process
                    Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the United States District Court for the Northern District of New York, unless said federal court does not have and is not able to acquire jurisdiction, in which case jurisdiction will reside with the courts of the State of New York, County of New York. Each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties also waive and release their rights to seek a jury trial with respect to disputes arising out of this Agreement or the transactions contemplated hereby. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties agrees that a judgment in any such proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         14.6       Further Assurances
                    The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         14.7       Waiver
                    The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         14.8       Entire Agreement and Modification
                    This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. No amendment, modification, or addition hereto shall have effect or be binding unless in writing and executed by all of the parties, or their duly authorized representative.

         14.9       Assignment, Successors, and No Third-Party Rights
                    Neither party may assign any of its rights under this Agreement without the prior consent of the other parties which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         14.10      Severability
                    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         14.11      Article and Section Headings, Construction
                    The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article" or "Section" refer to the corresponding Article or Section of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Information or documents disclosed pursuant to any Schedule attached hereto will be deemed to have been disclosed pursuant to any other applicable Schedule, without the need for cross-referencing.

         14.12      Time of Essence
                    With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         14.13      Knowledge
                    Any reference in this Agreement to the "knowledge" of the Seller, to what is "known" to the Seller, to what Seller is "aware" of or any similar reference shall be deemed to include, in addition to the knowledge of Seller, the knowledge of the officers. directors and plant or general managers of the Company.

         14.14      Governing Law
                    This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

         14.15      Counterparts
                    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         14.16      Broker Indemnity
                    In the event of a claim by any broker or finder that such broker or finder represented or was retained by Seller, on the one hand, or Buyer, on the other hand, in connection herewith, Seller or Buyer, as the case may be agrees to indemnify and hold the other harmless from and against any and all loss, liability, cost, damage, claim and expense, including, without limitation, attorneys' fees and disbursements, which may be incurred in connection with such claim.

         14.17      Cooperation in Litigation
                    In the event that, after the Closing Date, Seller or Buyer shall reasonably require the participation of officers and employees by each other to aid in the defense or prosecution of litigation or claims, and so long as there exists no unwaived conflict of interest between the parties, each of Seller and Buyer shall make such officers and employees reasonably available to participate in such defense or prosecution provided that, except as required pursuant to the provisions of Article X, the party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

         14.18      Transfer Taxes
                    Buyer and Seller shall each pay one-half of any transfer, purchase, sales, use or similar tax under the laws of any nation, state or any country, city, or political subdivision thereof arising out of the Contemplated Transactions and any filing or recording fees payable in connection with this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized officers as of the date first written above.

Ametek, Inc.                                 EG&G Holdings, Inc

By:_________________                         By:__________________
Name:______________                          Name:_______________
Title:________________                       Title:_________________

                               CORPORATE GUARANTY
                               ------------------

         In consideration of Buyer entering into the foregoing Stock Purchase Agreement (the "Agreement") regarding Rotron Incorporated (the "Company"), the undersigned, EG&G, Inc. (the "Guarantor"), being the ultimate corporate parent of EG&G Holdings, Inc. ("Seller") hereby guarantees all representations, warranties, covenants and agreements of Seller as set forth therein. In addition, the Guarantor hereby agrees as follows:

         1. This guaranty constitutes a guaranty of payment and not of collection. Guarantor hereby waives notice of acceptance of this guaranty and notice of any liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such liability, notice of any suit or the taking of other action by Buyer against, and any other notice to, Seller.

         2. Buyer may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the absolute and unconditional obligations of Guarantor under this guaranty: (i) agree with Seller to any change in the terms of any liability of Seller pursuant to the terms of the Agreement, (ii) take or fail to take any action of any kind in respect of any security for any liability of Seller, (iii) exercise or refrain from exercising any rights against Seller or others, or (iv) compromise or subordinate any liability of Seller including any security therefor. In addition, the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (A) any lack of validity or enforceability of any liability guaranteed hereby or any agreement or instrument relating to any such guaranteed liability, (B) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of any such guaranteed liability or Buyer's rights hereunder or (C) any other circumstances, not referred to earlier in this guaranty, which might otherwise constitute a defense available to, or a discharge of, Guarantor in respect of this guaranty.

         3. Until all liabilities guaranteed hereunder shall have been irrevocably paid in full, the Guarantor shall have no right of subrogation. This guaranty shall continue in full force and effect until all liabilities guaranteed hereunder have been irrevocably satisfied in full. Guarantor agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance (or any part thereof) of any liability guaranteed hereunder, or interest thereon, is rescinded or must otherwise be restored or returned by Buyer due to any bankruptcy, insolvency, reorganization, liquidation or receivership laws or otherwise

                              EG&G, Inc.
                              By:__________________

                              Name:________________

                              Title:__________________




                                       ###